                                                               Filed Pursuant to
                                                                  Rule 424(b)(5)
                                                      Registration No. 333-46102


           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED DECEMBER 6, 2000

                                  $190,000,000
                                 (Approximate)

                          [LOGO OF GREENPOINT CREDIT]

                              Seller and Servicer

                      Manufactured Housing Contract Trust
                   Pass-Through Certificates, Series 2000-6,
                                     Issuer

 The securities issuer is offering the following three classes of certificates:

                        Pass-                 Underwriting
        Certificate    Through     Price to   Discounts and Proceeds to
Class     Balance       Rate        Public     Commissions     Seller
------------------------------------------------------------------------
A-1     $ 37,000,000 LIBOR+0.11%     100.000%     0.275%         99.725%
A-2       93,000,000 LIBOR+0.29%     100.000%     0.275%         99.725%
A-3       60,000,000 AUCTION         100.000%     0.275%         99.725%
  Total $190,000,000             $190,000,000   $522,500    $189,477,500

 . The approximate certificate balance of the offered certificates may vary by plus or minus 5%.

 .  The securities issuer will also issue one or more classes of Class R
   Certificates which are not being offered by this prospectus supplement.

 . The initial pass-through rate for the Class A-3 Certificates will be set by the broker-dealer no later than December 14, 2000, and will not exceed the maximum auction rate set forth in this prospectus supplement in Annex II. The pass-through rate for the Class A-3 Certificates will be recalculated monthly beginning in January 2001 pursuant to the auction procedures set forth in this prospectus supplement in Annex II and Annex III.

The required monthly payments of interest and scheduled principal to the offered certificates are unconditionally and irrevocably guaranteed under a certificate guaranty insurance policy issued by

                                 [LOGO OF FSA]

Consider carefully the risk factors beginning on page S-10 in this prospectus supplement and page 4 in the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Credit Suisse First Boston Corporation will offer the Class A-1, Class A-2 and Class A-3 Certificates to the public and First Union Securities, Inc. will offer the Class A-1 and Class A-2 Certificates to the public, in each case, at the offering price and with the underwriting discounts and commissions listed in the table above.

                                  Underwriters

Credit Suisse First Boston                        First Union Securities, Inc.

                  Prospectus Supplement dated December 6, 2000

        Important Notice About Information Presented In This Prospectus
                   Supplement and the Accompanying Prospectus

  You should rely only on the information contained in this document or to which we have referred you in this prospectus supplement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

  We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

 . the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and

 . this prospectus supplement, which describes the specific terms of your series of certificates.

  We have defined certain significant terms in the "Glossary" found on page S-62 of this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus.

  We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                               Table of Contents

                                                                     Page
                                                                     -----

Summary Information.................................                   S-4
Risk Factors........................................                  S-10
The Contract Pool...................................                  S-13
The Seller and Servicer.............................                  S-19
  Delinquency and Loan Loss/Repossession
    Experience......................................                  S-20
  GreenPoint Credit Management's
    Discussion and Analysis of
    Delinquency, Repossession and
    Loan Loss Experience............................                  S-21
GreenPoint Bank.....................................                  S-22
  General...........................................                  S-22
  Financial Information.............................                  S-22
  Where You Can Obtain Additional Information
    About GreenPoint Bank...........................                  S-22
Financial Security Assurance Inc....................                  S-23
  General...........................................                  S-23
  Reinsurance.......................................                  S-24
  Ratings...........................................                  S-24
  Capitalization....................................                  S-24
  Incorporation of Certain Documents by Reference...                  S-25
  Insurance Regulation..............................                  S-25
Prepayment and Yield Considerations.................                  S-26
  Weighted Average Life of the Certificates.........                  S-28
  Assumptions.......................................                  S-29
Description of the Certificates.....................                  S-34
  General...........................................                  S-34
  Pass-Through Rates and Last Scheduled
    Distribution Dates..............................                  S-35
  Conveyance of Contracts...........................                  S-35
  Payments on the Contracts; the Payment Account....                  S-39
  Distributions.....................................                  S-40
  Interest Distributions............................                  S-40
  Principal Distributions...........................                  S-40
  Priority of Distributions.........................                  S-41
  Losses on Liquidated Contracts....................                  S-42
  The Swap..........................................                  S-43
  The Certificate Guaranty Insurance Policy.........                  S-43
  The Hedge Agreement...............................                  S-45
  Advances..........................................                  S-45
  Reports to Certificateholders.....................                  S-46
  Optional Termination and Termination Auction......                  S-46
  Termination of the Agreement......................                  S-48
  Collection and Other Servicing Procedures.........                  S-48
  Servicing Compensation; Certain Other Matters
    Regarding the Servicer..........................                  S-49
  Rights Upon an Event of Default...................                  S-49
  The Trustee.......................................                  S-49
  The Auction Agent.................................                  S-50
  The Hedge Counterparty............................                  S-50
  Registration of the Offered Certificates..........                  S-50
Federal Income Tax Consequences.....................                  S-55
ERISA Considerations................................                  S-58
  General Restrictions..............................                  S-58
Ratings.............................................                  S-58
Legal Investment....................................                  S-59
Method of Distribution..............................                  S-60
Use of Proceeds.....................................                  S-61
Legal Matters.......................................                  S-61
Experts.............................................                  S-61
Glossary............................................                  S-62
Annex I  Global Clearance, Settlement and
  Tax Documentation Procedures......................                   I-1
Annex II Auction Procedures.........................                  II-1
Annex III  Settlement Procedures....................                 III-1

                              Summary Information

The following summary highlights selected information from this prospectus supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire prospectus supplement and the accompanying prospectus.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

What the Offered Certificates Represent

The offered certificates represent an ownership interest in a trust fund. The trust fund will contain a contract pool, which will consist of manufactured housing installment sales contracts and installment loan agreements, and certain other assets as described under "Description of the Certificates--General" in this prospectus supplement.

The offered certificates only represent interests in the assets of the trust fund. All payments to certificateholders will come only from the amounts received in connection with those assets.

Information About the Contract Pool

The contract pool will consist of approximately 4,421 contracts with an aggregate scheduled principal balance as of November 30, 2000 of approximately $189,999,874.81 which will be conveyed to the trust fund on the closing date. Each contract was either originated or purchased by GreenPoint Credit, LLC.

For a further description of the contracts, see "The Contract Pool" in this prospectus supplement.

The Offered Certificates

GreenPoint Credit, LLC will deposit the contracts into the trust fund. The trust fund has been created for the purpose of issuing the Manufactured Housing Contract Trust Pass-Through Certificates, Series 2000-6. The approximate initial certificate balance, pass-through rate and last scheduled distribution date of each class of offered certificates will be as follows:

Class        Initial       Pass-Through Rate       Last Scheduled
------    Certificate                             Distribution Date
             Balance                            ---------------------
A-1...       $37,000,000     LIBOR + 0.11%      November 22, 2010
A-2...       $93,000,000     LIBOR + 0.29%      September 22, 2023
A-3...       $60,000,000        AUCTION         November 22, 2031

 . The approximate initial certificate balance of the offered certificates may vary by plus or minus 5%.

 . The initial pass-through rate for the Class A-3 Certificates will be set by the broker-dealer no later than December 14, 2000, and will not exceed the maximum auction rate set forth in this prospectus supplement in Annex II. The pass-through rate for the Class A-3 Certificates will be recalculated monthly beginning in January 2001 pursuant to the auction procedures set forth in this prospectus supplement in Annex II and Annex III.

The trust fund will also issue one or more Class R Certificates which will not be sold to the public. The Class R Certificates are not being offered by this prospectus supplement, are subordinated to the offered certificates and provide some limited credit support for the offered certificates.

Denominations

The Class A-1 Certificates and Class A-2 Certificates are offered in minimum denominations of $50,000 each and multiples of $1 in excess thereof. The Class A-3 Certificates are offered in minimum denominations of $25,000 each and integral multiples of $25,000 in excess thereof.

Financial Security Assurance Inc. and the Certificate Guaranty Insurance Policy

Financial Security Assurance Inc. is a New York financial guaranty insurance company. Financial Security Assurance Inc. will issue a policy, which will guarantee the payment of timely interest and principal due on the offered certificates to the extent described in "Description of the Certificates--The Certificate Guaranty Insurance Policy" in this prospectus supplement. See also "Financial Security Assurance Inc." in this prospectus supplement.

The Swap

GreenPoint Bank will be the counterparty to a swap which will protect certificateholders against certain losses. If funds in the certificate account are insufficient to distribute interest or scheduled principal to certificateholders on any distribution date, in accordance with the netting feature of the swap, GreenPoint Bank may be required to make a payment into the certificate account to cover the shortfall.

The swap will be issued and maintained in an amount as determined by Financial Security Assurance Inc. and may be amended, replaced, substituted, reduced or cancelled at any time by the mutual agreement of Financial Security Assurance Inc. and GreenPoint Bank, without the consent of certificateholders, the seller, the servicer or the trustee.

Distributions on the Certificates

General

Each month, the trustee, Bank One, National Association, will make distributions of interest and principal to the holders of the certificates.

The first distribution date with respect to the offered certificates will be January 22, 2001. Thereafter, distributions on the offered certificates will be made on the 22nd day of each month, or if the 22nd day is not a business day, on the next business day.

The obligors under the contracts are required to pay their interest and principal during each month to the servicer of the contracts. Within two business days of receipt of payments from obligors, the servicer will forward these amounts to the trustee. On the distribution date occurring in the following month the trustee will distribute the amount remitted by the servicer to the trustee during the applicable prior month, less fees and expenses owed to the servicer, plus any amounts received by the trust fund pursuant to the swap and/or any enhancement payment under the certificate guaranty insurance policy, to the holders of the certificates, in the amount and priority set forth in this prospectus supplement.

See "Description of the Certificates--Priority of Distributions" in this prospectus supplement.

Distributions of Interest

Interest Accrual. With respect to each distribution date, the offered certificates will accrue interest on their respective certificate balance at a rate equal to the product of:

 .  the actual number of days during the interest period divided by 360; and

 .  the applicable pass-through rate on the certificate balance of the certificate
immediately prior to the related distribution date. Interest Period. For any distribution date, interest will accrue during the period from the preceding distribution date (or for the first distribution date, from the closing date) through the day prior to the related distribution date.

See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

On each distribution date, interest will be distributed to certificateholders in the order described in "Description of the Certificates--Priority of Distributions" in this prospectus supplement. It is possible that, on any given distribution date, there will be insufficient payments from the contracts to cover interest owed on the certificates. If there is a shortfall in collections or there are losses on the contracts, there is a default by Financial Security Assurance Inc. under the certificate guaranty insurance policy and GreenPoint Bank is in default under the swap or the swap has been cancelled or is insufficient, the outstanding classes of certificates may not receive the full amount of accrued interest.

The classes of certificates that do not receive the full interest payment will be entitled to receive the shortfall in interest distributions in the following month in the same priority as their distribution of current interest.

See "GreenPoint Bank," "Financial Security Assurance Inc.," "Description of the Certificates--The Swap," "--The Certificate Guaranty Insurance Policy" and "-- Priority of Distributions" in this prospectus supplement.

LIBOR. The pass-through rates for the Class A-1 Certificates and Class A-2 Certificates will be adjusted each month, based on changes in LIBOR for one-month U.S. dollar deposits as described in "Description of the Certificates-- Pass-Through Rates and Last Scheduled Distribution Dates" in this prospectus supplement.

Auction Rate. The pass-through rate for the Class A-3 Certificates will be adjusted each month, based on the auction procedures described in Annex II and Annex III to this prospectus supplement.

Distributions of Principal

Certificateholders will receive payments of principal corresponding to payments of principal on the contracts.

On each distribution date, a certain portion of collections received on the contracts will be distributed to the offered certificates in the amount and priority set forth in this prospectus supplement. See "Description of the Certificates--Priority of Distributions" in this prospectus supplement.

It is possible that there will be insufficient payments from the contracts to cover principal payable to certificateholders. If there is a shortfall in collections or there are losses on the contracts, there is a default by Financial Security Assurance Inc. under the certificate guaranty insurance policy and GreenPoint Bank is in default under the swap or the swap has been cancelled or is insufficient, certificateholders may not receive the full amount of principal distributions to which they are otherwise entitled.

See "GreenPoint Bank," "Financial Security Assurance Inc.," "Description of the Certificates--The Swap," "--The Certificate Guaranty Insurance Policy" and "-- Priority of Distributions" in this prospectus supplement.

Allocation of Losses

A contract suffers a loss when the servicer determines that:

 .  it has received all amounts it expects to recover from that contract; and

 . the amounts recovered are less than the sum of the outstanding principal balance of the contract and the accrued and unpaid interest thereon.

In the event losses on the contracts would reduce the amount available for distribution to the offered certificates, there is a default by Financial Security Assurance Inc. under the certificate guaranty insurance policy and GreenPoint Bank is in default under the swap or the swap has been cancelled or is insufficient, losses will be allocated pro rata among the offered certificates. See "Risk Factors--Losses on the contracts may reduce the yield on the offered certificates," "--The swap may be amended, replaced, substituted, reduced or cancelled at any time by the mutual agreement of Financial Security Assurance Inc. and GreenPoint Bank, without the consent of certificateholders, the seller, the servicer or the trustee" and "Description of the Certificates-- Losses on Liquidated Contracts" in this prospectus supplement.

Advances

The servicer will advance its own funds to cover any shortfalls in payments of principal and interest due to the offered certificates in any month that:

 . the servicer receives a payment on a contract that is less than the full scheduled payment; or

 .  the servicer receives no payment on a contract; and

 . in each case, the servicer determines that the advance will be recoverable from future payments or collections on that contract.

In addition, since not all of the contracts have scheduled payments due during the initial collection period, on the first distribution date the servicer will also advance amounts necessary to cover any resulting interest shortfall on any class of certificates. Except for the first distribution date, any advances made by the servicer with respect to a distribution date will not exceed the amount of delinquent contract payments that were due in the applicable prior month. See "Description of the Certificates-- Advances" in this prospectus supplement.

Yield and Prepayment Considerations

The yield to maturity of each class of certificates will depend upon, among other things:

 .  the price at which the certificates are purchased;

 .  the applicable pass-through rate;

 .  the rate of principal prepayments on the contracts; and

 .  the occurrence of defaults on the contracts.

A higher than anticipated rate of principal prepayments on the contracts would reduce the aggregate principal balance of the contracts more quickly than expected, thereby reducing the aggregate interest payments that would otherwise be payable with respect to the contracts. A higher rate of principal prepayments could result in a lower than expected yield to maturity on classes of certificates purchased at a premium. A lower than anticipated rate of principal prepayments could result in a lower than expected yield to maturity on classes of certificates purchased at a discount since payments of principal with respect to the contracts would occur later than anticipated. For a discussion of special yield and prepayment considerations applicable to the offered certificates, see "Risk Factors--The yield on the offered certificates could be limited by a higher than expected rate of prepayments on the contracts underlying the certificates" and "Prepayment and Yield Considerations" in this prospectus supplement.

Book-Entry Registration

The offered certificates will be available only in book-entry form through the facilities of DTC, Clearstream, Luxembourg and the Euroclear System. See "Description of the Certificates--Registration of the Offered Certificates" in this prospectus supplement and Annex I to this prospectus supplement.

Optional Termination

The pooling and servicing agreement provides that on or after the distribution date on which the aggregate scheduled principal balances of the contracts is less than 10% of the aggregate scheduled principal balances of the contracts as of the cut-off date, the servicer will have the right to purchase all outstanding contracts and terminate the trust fund as more fully described in "Description of the Certificates--Optional Termination and Termination Auction" in this prospectus supplement.

Tax Status

For federal income tax purposes, GreenPoint Credit, LLC will cause an election to be made to treat certain assets of the trust fund as a "real estate mortgage investment conduit." Orrick, Herrington & Sutcliffe llp, special counsel to GreenPoint Credit, LLC, based on certain assumptions set forth in this prospectus supplement and in the prospectus, is of the opinion that the electing portion of the trust fund will qualify as a "real estate mortgage investment conduit" for federal income tax purposes and that the offered certificates will represent ownership of (i) "regular interests" in the "real estate mortgage investment conduit" for federal income tax purposes and will be treated as debt instruments of the trust fund for purposes of calculating a certificateholder's federal income tax liability and (ii) an interest in the hedge agreement described herein, which generally will be treated as an interest in a "notional principal contract" for such purposes.

Holders of the offered certificates that would otherwise report income under a cash method of accounting will be required to include in income interest on the certificates, including "original issue discount," if any, generally in accordance with the accrual method of accounting with the effect that an investor may be required to report income for federal income tax purposes despite not yet having received a cash distribution in respect of the income.

Assuming in each case that a substantial amount of a class of certificates is sold at the price for the class of certificates stated on the cover of this prospectus supplement, and subject to the uncertainties concerning the determination of "original issue discount" for variable rate certificates as discussed in "Federal Income Tax Consequences--REMIC Certificates--Taxation of Regular Certificates--Variable Rate Certificates" in the prospectus and the allocation of the purchase price between the portions of a certificate representing regular interests and the hedge agreement as discussed in "Federal Income Tax Consequences" in this prospectus supplement, the offered certificates will not be issued with "original issue discount."

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations

Under current law the purchase and holding of the offered certificates by or on behalf of, or with "plan assets" of, any employee benefit plan or retirement arrangement that is subject to the Employee Retirement Income Security Act of

1974, as amended, and/or Section 4975 of the Internal Revenue Code could result in non-exempt prohibited transactions under the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code. Accordingly, the offered certificates may not be acquired or held by or on behalf of, or with "plan assets" of, any employee benefit plan or retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code.

See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

Ratings

The offered certificates are required to receive the ratings of "AAA" by Standard & Poor's Ratings Services and "Aaa" by Moody's Investors Service, Inc. based upon the certificate guaranty insurance policy issued by Financial Security Assurance Inc. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

See "Ratings" in this prospectus supplement.

Legal Investment

All of the offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

You should consult your own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment" in this prospectus supplement.

                                  Risk Factors

  The offered certificates are not suitable investments for all investors. In particular, you should not purchase the offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with the offered certificates.

  The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

  You should carefully consider the following risk factors prior to any decision to invest in the offered certificates. The following discussion supplements, and does not replace or supersede, the discussion under "Risk Factors" in the prospectus.

   The yield on the offered   General Risks Associated with Higher Than Expected Prepayments.  The
   certificates could be      offered certificates represent an interest in a trust fund containing
   limited by a higher        manufactured housing contracts.  As the obligors make payments of
   than expected rate of      interest and principal on the contracts, certificateholders will receive
   prepayments on the         payments on the related distribution date.  Because the obligors are free
   contracts underlying       to make those payments faster than scheduled, certificateholders may
   the certificates.          receive distributions of principal faster than expected.  Therefore, the offered certificates may be paid in full earlier than the scheduled maturity of the offered certificates.  Once a certificateholder receives a distribution of principal, interest will no longer accrue on that amount of principal.  There is no guarantee that certificateholders will receive principal payments on the offered certificates at any specific rate or on specific dates.

                              Payment of principal on the contracts may be in the following forms:

                              .  Scheduled payments of principal; and

                              .  Principal prepayments which consist of:

                                 --  Prepayments in full of a contract;

                                 --  Repurchases by GreenPoint Credit, LLC, as the seller, of any contracts that violate any representations and warranties in the pooling and servicing agreement;

                                 --  Partial prepayments on any contract; and

                                 --  Liquidation principal, which is the principal recovered after foreclosing on or otherwise liquidating a defaulted contract.

                              For a complete discussion of the situations that might cause prepayments, see "Prepayment and Yield Considerations" in the prospectus and in this prospectus supplement.




                              Offered Certificates Bought at Premiums and Discounts May Receive a Lower
                              Yield Than Expected.  Offered certificates purchased at a discount may receive a lower yield than expected if the rate of principal payments is slower than expected.  Offered certificates purchased at a premium may receive a lower yield than expected if the rate of principal payments is faster than expected.

                              See "Prepayment and Yield Considerations" in this prospectus supplement.

 Losses on the contracts      Financial Security Assurance Inc. has insured the payments of scheduled
 may reduce the yield on      principal and interest on all classes of offered certificates.  However,
 the offered certificates.    if there is a shortfall, Financial Security Assurance Inc. has defaulted under the certificate guaranty insurance policy and GreenPoint Bank is in default under the swap or the swap has been cancelled or is insufficient, the yield to maturity on the offered certificates may be reduced by losses on the contracts.

                              See "Prepayment and Yield Considerations," "GreenPoint Bank," "Financial
                              Security Assurance Inc.," "Description of the Certificates--The Swap" and
                              "--The Certificate Guaranty Insurance Policy"  in this prospectus supplement.

 Upon the occurrence of       So long as Financial Security Assurance Inc. is not in default in payment
 events of default of the     under the certificate guaranty insurance policy, upon the occurrence of
 servicer under the           an event of default of the servicer under the pooling and servicing
 pooling and servicing        agreement, neither the trustee nor the certificateholders may exercise
 agreement, Financial         any remedies provided for in the pooling and servicing agreement.
 Security Assurance Inc.      Financial Security Assurance Inc. will generally have the right to
 will have the sole right     control all remedies provided for in the pooling and servicing agreement.
 to exercise any remedies.    In addition, Financial Security Assurance Inc. will have additional rights to remove the servicer that neither the trustee nor certificateholders may exercise.  If Financial Security Assurance Inc. is in default under the certificate guaranty insurance policy, under certain circumstances described in the pooling and servicing agreement,
                              GreenPoint Bank (or a substitute swap counterparty if the swap has been replaced) will have certain rights upon an event of default that may be prior to the rights of the certificateholders.

                              See "Financial Security Assurance Inc." and "Description of the
                              Certificates--Rights Upon an Event of Default" in this prospectus supplement.




 The swap may be amended,     The swap will be issued and maintained in an amount as determined by
 replaced, substituted,       Financial Security Assurance Inc. and may be amended, replaced,
 reduced or cancelled at      substituted, reduced or cancelled at any time by the mutual agreement of
 any time by the mutual       Financial Security Assurance Inc. and GreenPoint Bank, without the
 agreement of Financial       consent of certificateholders, the seller, the servicer or the trustee.
 Security Assurance Inc.      There can be no assurance that the swap will remain in effect or provide
 and GreenPoint Bank,         credit support to certificateholders for any period of time.
 without the consent of
 certificateholders, the      See "Description of the Certificates--The Swap" in this prospectus
 seller, the servicer or      supplement.
 the trustee.

 Certificateholders must      The trust fund will not have, nor is it permitted or expected to have,
 rely on the limited          any significant assets or sources of funds other than the contracts and
 assets of the trust fund     related assets, the certificate account, the swap and the certificate
 only for payment on the      guaranty insurance policy.  Certificateholders must rely upon payments on
 offered certificates and     the contracts, amounts received by the trust fund pursuant to the swap
 will have no recourse        and payments of claims made under the certificate guaranty insurance
 against the seller or the    policy for payments on their certificates.  Although the swap and the
 servicer if the offered      certificate guaranty insurance policy will be available for the offered
 certificates incur           certificates to cover shortfalls in distributions of interest and
 shortfalls and/or losses.    scheduled principal due thereon, if Financial Security Assurance Inc.
                              defaults in its obligations under the certificate guaranty insurance policy and GreenPoint Bank defaults in its obligations under the swap or if the swap has been cancelled or is insufficient, the trustee will depend solely on current distributions on the contracts to make payments on the offered certificates.  See "GreenPoint Bank," "Financial Security
                              Assurance Inc.," "Description of the Certificates--The Swap" and "--The
                              Certificate Guaranty Insurance Policy" in this prospectus supplement.

                              The offered certificates will not represent interests in or obligations of the seller or the servicer.  None of the offered certificates nor the underlying contracts or any collections thereon will be insured or guaranteed against losses by any governmental agency or instrumentality, the underwriters or any of their affiliates, GreenPoint Credit, LLC or any of its affiliates, except for GreenPoint Bank to the limited extent of the swap.

 Random lot procedures make   Distributions of principal on the Class A-3 Certificates will be made in
 the timing and amount of     round lots of $25,000 and integral multiples thereof.  Further,
 distributions on the         distributions will be allocated to specific Class A-3 Certificates in
 Class A-3 Certificates       accordance with the then-applicable established random lot procedures of
 uncertain.                   DTC, and the then-applicable established procedures of its participating organizations and indirect participating organizations, which may or may not be by random lot.  On any distribution date, some Class A-3
                              Certificates may receive distributions of principal while others may not.

                               The Contract Pool

  Each contract was either originated or purchased by GreenPoint Credit on an individual basis in the ordinary course of its business. A description of the general practices of GreenPoint Credit with respect to the origination or purchase of manufactured housing contracts similar to the contracts being conveyed to the Trust Fund as described in this prospectus supplement is set forth in the prospectus under "The Seller and Servicer--Loan Originations" and "The Seller and Servicer--Underwriting Practices."

  On the Closing Date, GreenPoint Credit will convey the contracts to the Trust Fund. So long as GreenPoint Credit is acting as the servicer, it will obtain and maintain possession of all contract documents. See "Description of the Certificates--Conveyance of Contracts" in this prospectus supplement and "The Contract Pools" in the prospectus.

  The underwriting practices of GreenPoint Credit regarding loan-to-value ratios of contracts it originates or purchases are set forth in the prospectus under "The Seller and Servicer--Loan Originations" and "The Seller and Servicer-- Underwriting Practices." No contract at its origination had an LTV in excess of approximately 100%.

  Manufactured homes, unlike site-built homes, generally depreciate in value, and GreenPoint Credit believes that, upon repossession, the market value of a manufactured home securing a manufactured housing contract is generally lower than the principal balance of the related manufactured housing contract. The percentage recovery of principal on liquidation of manufactured housing contracts historically has been adversely affected by downturns in regional or local economic conditions. These regional or local economic conditions are often volatile and no predictions can be made regarding future economic loss upon liquidation.

  Approximately 44.4%, by principal balance as of the Cut-off Date, of the contracts are Land Home Contracts or Land-in-Lieu Contracts. The Land Home Contracts or Land-in-Lieu Contracts will be secured by either first mortgages or deeds of trust on the real estate on which the manufactured home is located, depending upon the prevailing practice in the state in which the underlying property is located. See "Certain Legal Aspects of the Contracts--Land Home Contracts and Land-in-Lieu Contracts" in the prospectus.

  Under certain limited circumstances, as set forth in the Agreement, the servicer may make a one-time modification to the contract rate on any contract by an amount equal to the lesser of (1) 5% of the contract rate for the related contract and (2) 0.50%.

  The charge-off policy with respect to any particular contract is determined by GreenPoint Credit on a case by case basis.

  Each contract bears interest at a fixed rate and fully amortizes the principal balance of the contract over the term of the contract.

  None of the contracts are insured in whole or in part by the Veterans Administration, the Federal Housing Administration or any other governmental entity or instrumentality.

  As of the Cut-off Date, the contracts will have an aggregate unpaid principal balance of approximately $189,999,874.81. The average outstanding principal balance of the contracts as of the Cut-off Date was approximately $42,976.67. Approximately 83.9% of the contracts by outstanding principal balance as of the Cut-off Date are secured by manufactured homes which were new at the time of origination and approximately 16.1% of the contracts by outstanding principal balance as of the Cut-off Date are secured by manufactured homes which were used at the time of origination. As of the Cut-off Date, each contract has a contract rate of at least 7.000% and not more than 21.000% per annum. As of the Cut-off Date, the weighted average contract rate of the contracts is approximately 11.19% per annum. The contracts have original maturities of at least 24 months but not more than 360 months and remaining maturities as of the Cut-off Date of at least 23 months but not more than 360 months. As of the Cut-off Date, the contracts had a weighted average original term to scheduled maturity of approximately 299.6 months, and a weighted average remaining term to scheduled maturity of approximately 296.4 months. The management of GreenPoint Credit estimates that in excess of 90% of the manufactured homes are used as primary residences by the obligors under the contracts secured by their manufactured homes. The weighted average loan-to-value ratio at the time of origination of the contracts was approximately 85.74%. The contracts are secured by manufactured homes and real estate located in 45 states. Approximately 6.60%, 5.97%, 5.60% and 5.34% of the contracts by aggregate unpaid principal balance as of the Cut-off Date were secured by manufactured homes or real estate located in North Carolina, Texas, Georgia and New York, respectively. No other state represented more than approximately 5.00% of the contracts by aggregate unpaid principal balance as of the Cut-off Date.

  Set forth below are tables containing certain additional characteristics of the contracts as of the Cut-off Date. Entries in the tables may not add to 100% due to rounding.

       Geographical Distribution of Manufactured Homes as of Origination

                                                  Aggregate Scheduled        % of Contracts
                         Number of Contracts      Principal Balance          by Scheduled
                           as of the Cut-off       as of the Cut-off        Principal Balance
State                             Date                    Date            as of the Cut-off Date
----------------------   ---------------------   ---------------------   -----------------------

Alabama...............            207                  $  7,413,588.15              3.90%
Arizona...............            138                     5,585,291.05              2.94
Arkansas..............            134                     4,747,920.79              2.50
California............             43                     1,574,364.74              0.83
Colorado..............             76                     2,940,942.81              1.55
Delaware..............             32                     1,255,430.93              0.66
Florida...............            202                     9,451,763.22              4.97
Georgia...............            218                    10,642,361.45              5.60
Idaho.................             17                       970,242.91              0.51
Illinois..............            155                     6,328,577.24              3.33
Indiana...............            123                     5,115,945.05              2.69
Iowa..................             33                     1,398,593.79              0.74
Kansas................             40                     1,579,926.50              0.83
Kentucky..............            210                     8,169,145.63              4.30
Louisiana.............            135                     5,954,185.54              3.13
Maine.................             28                     1,507,538.44              0.79
Maryland..............             33                     1,330,318.20              0.70
Michigan..............            149                     7,325,998.11              3.86
Minnesota.............             63                     2,400,284.88              1.26
Mississippi...........            167                     5,633,274.13              2.96
Missouri..............            155                     6,040,380.00              3.18
Montana...............             18                     1,095,895.19              0.58
Nebraska..............             23                     1,087,180.25              0.57
Nevada................             26                     1,457,660.00              0.77
New Hampshire.........             22                     1,454,007.73              0.77
New Jersey............              2                        84,090.79              0.04
New Mexico............             65                     2,549,599.07              1.34
New York..............            185                    10,142,181.98              5.34
North Carolina........            282                    12,542,898.78              6.60
North Dakota..........             12                       578,089.88              0.30
Ohio..................            184                     8,465,924.22              4.46
Oklahoma..............             88                     2,955,921.47              1.56
Oregon................             42                     2,306,672.70              1.21
Pennsylvania..........            156                     6,367,774.05              3.35
South Carolina........             55                     1,878,304.80              0.99
South Dakota..........             17                       765,972.86              0.40
Tennessee.............            193                     9,479,255.24              4.99
Texas.................            285                    11,341,470.35              5.97
Utah..................             15                       774,415.02              0.41
Vermont...............             40                     2,652,211.85              1.40
Virginia..............            155                     7,322,388.99              3.85
Washington............             28                     1,662,012.34              0.87
West Virginia.........            130                     4,102,016.01              2.16
Wisconsin.............             15                       441,482.38              0.23
Wyoming...............             25                     1,126,375.30              0.59
                                -----                  ---------------            ------
     Total............          4,421                  $189,999,874.81            100.00%

                  Distribution of Original Principal Balances

                                                      Aggregate Scheduled        % of Contracts
                              Number of Contracts     Principal Balance          by Scheduled
                              as of the Cut-off        as of the Cut-off        Principal Balance
Original Principal Balance           Date                     Date            as of the Cut-off Date
--------------------------   ---------------------    ---------------------   -----------------------
$0-5,000..................                       1         $      4,819.84             *
5,001-7,500...............                      32              206,922.54            0.11%
7,501-10,000..............                      90              785,386.62            0.41
10,001-12,500.............                     128            1,425,062.70            0.75
12,501-15,000.............                     159            2,165,503.60            1.14
15,001-17,500.............                     174            2,814,406.42            1.48
17,501-20,000.............                     179            3,334,917.68            1.76
20,001-22,500.............                     194            4,126,797.12            2.17
22,501-25,000.............                     203            4,806,263.83            2.53
25,001-27,500.............                     193            5,067,072.17            2.67
27,501-30,000.............                     223            6,413,483.72            3.38
30,001-32,500.............                     207            6,470,825.50            3.41
32,501-35,000.............                     184            6,177,940.47            3.25
35,001-40,000.............                     370           13,839,354.36            7.28
40,001-45,000.............                     342           14,522,332.72            7.64
45,001-50,000.............                     300           14,246,379.80            7.50
50,001-55,000.............                     264           13,884,824.07            7.31
55,001-60,000.............                     222           12,695,652.57            6.68
60,001-65,000.............                     173           10,760,364.10            5.66
65,001-70,000.............                     144            9,719,310.45            5.12
70,001-75,000.............                     132            9,540,251.92            5.02
75,001-80,000.............                     108            8,383,140.55            4.41
80,001-85,000.............                      85            6,981,540.00            3.67
Over $85,000..............                     314           31,627,322.06           16.65
                                             -----         ---------------          ------
     Total................                   4,421         $189,999,874.81          100.00%

 .  Use of a "*" in the table above denotes a value that is less than 0.01%.

 .  The greatest contract original Scheduled Principal Balance is $203,883.09.
   The Scheduled Principal Balance of this contract represents 0.11% of the aggregate Scheduled Principal Balances of the contracts as of the Cut-off Date.

             Distribution of Contract Rates as of the Cut-off Date

                                                      Aggregate Scheduled         % of Contracts
                                                       Principal Balance           by Scheduled
                             Number of Contracts       as of the Cut-off        Principal Balance
Contract Rate               as of the Cut-off Date            Date            as of the Cut-off Date
--------------              ----------------------   --------------------   ------------------------
7.00-7.24...............                 1               $     70,235.32               0.04%
7.25-7.49...............                 5                    425,916.88               0.22
7.50-7.74...............                47                  3,680,341.27               1.94
7.75-7.99...............                83                  6,235,646.96               3.28
8.00-8.24...............                57                  4,494,110.39               2.37
8.25-8.49...............               126                  9,150,306.97               4.82
8.50-8.74...............               111                  8,509,381.84               4.48
8.75-8.99...............               118                  8,450,663.90               4.45
9.00-9.24...............               103                  7,686,962.17               4.05
9.25-9.49...............               132                  7,889,059.47               4.15
9.50-9.74...............                81                  5,940,507.63               3.13
9.75-9.99...............               222                 11,305,937.95               5.95
10.00-10.24.............                91                  5,865,037.28               3.09
10.25-10.49.............               208                  9,864,455.03               5.19
10.50-10.74.............                72                  3,867,821.80               2.04
10.75-10.99.............               147                  7,134,099.36               3.75
11.00-11.24.............               114                  5,552,110.56               2.92
11.25-11.49.............               110                  5,080,161.23               2.67
11.50-11.74.............               122                  5,666,455.03               2.98
11.75-11.99.............                93                  4,209,402.74               2.22
12.00-12.24.............               141                  6,092,304.96               3.21
12.25-12.49.............               126                  4,319,150.99               2.27
12.50-12.74.............               162                  6,432,892.33               3.39
12.75-12.99.............                85                  3,130,050.68               1.65
13.00-13.24.............               180                  6,064,514.55               3.19
13.25-13.49.............                98                  3,357,601.58               1.77
13.50-13.74.............               157                  5,762,327.52               3.03
13.75-13.99.............               110                  3,278,557.83               1.73
14.00-14.24.............                82                  2,724,719.54               1.43
14.25-14.49.............                91                  2,566,427.04               1.35
14.50-14.74.............                65                  1,780,813.74               0.94
14.75-14.99.............                90                  2,697,069.43               1.42
15.00-15.24.............                96                  2,564,992.21               1.35
15.25-15.49.............               115                  2,459,372.10               1.29
15.50-15.74.............                62                  1,882,855.88               0.99
15.75-15.99.............               107                  2,503,335.90               1.32
16.00-16.24.............               123                  2,203,623.28               1.16
Over 16.24%.............               488                  9,100,651.47               4.79
                                     -----               ---------------             ------
     Total..............             4,421               $189,999,874.81             100.00%

                 Distribution of Original Loan-to-Value Ratios

                                                      Aggregate Scheduled        % of Contracts
                               Number of Contracts     Principal Balance          by Scheduled
                               as of the Cut-off       as of the Cut-off        Principal Balance
Loan-to-Value Ratio                   Date                   Date            as of the Cut-off Date
-------------------           --------------------   ---------------------   -----------------------
Less than or equal to 50%..             87                 $  1,535,880.81             0.81%
51-60......................             99                    3,343,001.75             1.76
61-70......................            167                    7,004,395.58             3.69
71-80......................            793                   33,323,469.43            17.54
81-85......................            535                   27,355,280.45            14.40
86-90......................          1,559                   66,452,791.63            34.98
91-95......................          1,050                   46,658,902.29            24.56
96-100.....................            131                    4,326,152.87             2.28
                                     -----                 ---------------           ------
    Total..................          4,421                 $189,999,874.81           100.00%

        Distribution of Remaining Months to Maturity as of Cut-off Date

                                                      Aggregate Scheduled        % of Contracts
                               Number of Contracts     Principal Balance          by Scheduled
                               as of the Cut-off       as of the Cut-off        Principal Balance
Months Remaining                      Date                   Date            as of the Cut-off Date
----------------              --------------------   ---------------------   -----------------------
1-30....................                 2                $     19,638.21              0.01%
31-60...................                46                     547,382.10              0.29
61-90...................                53                     740,541.54              0.39
91-120..................               333                   5,673,050.54              2.99
121-150.................                88                   1,685,333.91              0.89
151-180.................               765                  18,852,968.24              9.92
181-210.................                 4                     179,627.86              0.09
211-240.................             1,300                  47,435,714.39             24.97
241-270.................                 2                      71,167.05              0.04
271-300.................               101                   4,870,627.14              2.56
301-360.................             1,727                 109,923,823.83             57.85
                                     -----                ---------------            ------
     Total..............             4,421                $189,999,874.81            100.00%

                            The Seller and Servicer

  The following information supplements the information in the prospectus under the heading "The Seller and Servicer."

  As of September 30, 2000, GreenPoint Credit had total assets of approximately $1,553.8 million, total liabilities of approximately $1,026.9 million and total stockholders' equity of approximately $526.9 million. The seller's principal place of business is located at 10089 Willow Creek Road, San Diego, California 92131.

  In the ordinary course of business, GreenPoint Financial Corp. and its subsidiaries (including GreenPoint Credit) are routinely defendants in or parties to a number of pending and threatened legal actions and proceedings, in which monetary damages and other forms of relief are sought. Certain of such actions involve alleged violations of consumer protection laws, including claims relating to GreenPoint Credit's loan collection efforts, and other federal and state banking laws. Certain of such actions involve claims for punitive damages. Management of GreenPoint Financial Corp. has established what it believes to be sufficient allocated reserves to cover any anticipated losses stemming from the settlement or payment of any final judgments rendered in any such cases. Accordingly, management of GreenPoint Financial Corp. believes that these actions and proceedings and the losses, if any, resulting from the financial outcome thereof, will not be material in the aggregate to GreenPoint Credit's financial position or results of operations.

  The volume of manufactured housing contracts originated by GreenPoint Credit, acquired by GreenPoint Credit from Bank of America, FSB (See "The Seller and Servicer" in the prospectus), or purchased from dealers on an individual basis by GreenPoint Credit, for the periods indicated below and certain other information at the end of the related periods are as follows:

            Contracts Originated or Purchased on an Individual Basis
                             (Dollars in Thousands)

                                                Quarter Ended           Year to Date            Year to Date
                                              December 31, 1998       December 31, 1999      September 30, 2000
                                           ---------------------   ---------------------   ---------------------
Principal Balance of Contracts
Purchased...........................              $1,451,368              $3,045,734              $1,896,922
Number of Contracts Purchased.......                  38,010                  75,622                  44,266
Average Contract Size...............              $    38.18              $    40.27              $    42.85
Number of Regional Offices..........                      45                      45                      33

  The table above includes only contracts originated by GreenPoint Credit or purchased from dealers and does not include any portfolios acquired in bulk from third parties other than from Bank of America, FSB. Regional offices include offices in the United States originating or purchasing manufactured housing contracts as of the end of the time period.

  The following table shows the size of the portfolio of manufactured housing contracts serviced, including contracts already in repossession, by GreenPoint Credit, through the manufactured housing regional office system, as of the dates indicated:

                           Size of Serviced Portfolio
                             (Dollars in Thousands)

                                                  As of                   As of                   As of
                                           December 31, 1998       December 31, 1999      September 30, 2000
                                         ---------------------   ---------------------   ---------------------
Unpaid Principal Balance of
Contracts Being Serviced............             $11,504,320             $13,054,239             $13,744,114
Average Contract Unpaid Principal
 Balance............................             $      27.7             $      29.9             $      31.1
Number of Contracts Being Serviced..                 415,373                 437,093                 441,964

Delinquency and Loan Loss/Repossession Experience

  The following table sets forth the delinquency experience of manufactured housing contracts serviced by GreenPoint Credit since October 1998, excluding contracts already in repossession and approximately $600,000,000 of contracts owned by Nations Credit Manufactured Housing Corporation and serviced by GreenPoint Credit since August 1999, as of the dates indicated:

                             Delinquency Experience

                                               As of                    As of                    As of
                                         December 31, 1998        December 31, 1999        September 30, 2000
                                       ----------------------   ----------------------   ----------------------
Number of Contracts Outstanding.....                 411,852                  433,221                  436,602
Number of Contracts Delinquent
  30-59 days........................                   6,397                    8,244                    9,565
  60-89 days........................                   1,753                    2,055                    2,455
  90 days or more...................                   2,372                    2,641                    3,300
                                                     -------                  -------                  -------
Total Contracts Delinquent..........                  10,522                   12,940                   15,320
                                                     =======                  =======                  =======
Delinquencies as a Percentage of
 Contracts Outstanding..............                    2.55%                    2.99%                    3.51%


  The "Number of Contracts Delinquent" in the table above is based on the number of days payments are contractually past due and assumes 30-day months. Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the following month. "Delinquencies as a Percentage of Contracts Outstanding" in the table above is calculated by number of contracts.

  Since GreenPoint Credit has only been servicing the contracts for a limited amount of time, the delinquency experience reflected in the table above may not necessarily be indicative of the actual performance of the contracts over time.

  The following table sets forth the loan loss/repossession experience of manufactured housing contracts serviced by GreenPoint Credit, including contracts already in repossession, but excluding approximately $600,000,000 of contracts owned by Nations Credit Manufactured Housing Corporation and serviced by GreenPoint Credit since August 1999, for the periods indicated:

                       Loan Loss/Repossession Experience
                             (Dollars in Thousands)

                                                                  Year to Date             Year to Date
                                                               December 31, 1999        September 30, 2000
                                                             ----------------------   ----------------------
Number of Contracts Being Serviced........................                 437,093                  441,964
Aggregate Principal Balance of Contracts Being Serviced...             $13,054,239              $13,744,114
Average Principal Recovery Upon Liquidation...............                   46.15%                   44.16%
Contract Liquidations.....................................                    3.88%                    2.88%
Net Losses:
     Dollars..............................................             $   281,757              $   227,962
     Percentage...........................................                    2.16%                    1.66%
Contracts in Repossession.................................                   3,872                    5,362

  The "Average Principal Recovery Upon Liquidation" in the table above is calculated as a percentage of the outstanding principal balance of contracts that were liquidated during the applicable period, based on the gross amounts recovered upon liquidation, proceeds applied to unpaid interest accrued through the date of repossession and after the payment of repossession and other liquidation expenses. Deficiency recoveries received subsequent to the liquidation date are also included net of collection expenses paid to third parties. "Contract Liquidations" in the table above are calculated by the number of contracts liquidated during the period as a percentage of the total number of contracts being serviced as of period end. The calculation of the dollar amount of "Net Losses" in the table above includes unpaid interest accrued through the date of repossession and all repossession and other liquidation expenses and is reduced by deficiency recoveries received subsequent to the date of liquidation net of collection expenses paid to third parties.
The percentage of "Net Losses" in the table above is calculated as a percentage of the total number of contracts being serviced as of period end. The "Number of Contracts Being Serviced," the "Aggregate Principal Balance of Contracts Being Serviced" and the total number of "Contracts in Repossession" in the table above are based upon the total number of contracts being serviced by GreenPoint Credit as of period end.

GreenPoint Credit Management's Discussion and Analysis of Delinquency, Repossession and Loan Loss Experience

  Management of GreenPoint Credit has not observed any material economic development in the general business environment of the country or in local areas where GreenPoint Credit originates its manufactured housing contracts which has unfavorably affected portfolio performance in relation to delinquencies, repossessions and loan losses. However, the delinquency, loan loss and repossession experience of manufactured housing contracts historically has been adversely affected by a downturn in regional or local economic conditions.
These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic loss upon repossession. Information regarding the geographic location, at origination, of the manufactured homes securing the contracts in the contract pool is set forth under "The Contract Pool" in this prospectus supplement.

                                GreenPoint Bank

General

  GreenPoint Bank represents the consumer banking line of GreenPoint Financial Corp.'s principal operating segments and has approximately $11.3 billion in deposits in 74 branches serving more than 400,000 households in the greater New York area. GreenPoint Bank is a New York state-chartered savings bank with its principal office in New York, New York and is subject to examination and primary regulation by the State of New York Banking Department.

  In 1989, the United States Congress passed comprehensive financial institutions legislation known as FIRREA. Pursuant to the provisions of FIRREA, an FDIC-insured financial institution sharing common ownership with a failed institution can be required to indemnify the FDIC for its losses resulting from the insolvency of the failed institution, even if such indemnification causes the affiliated institution also to become insolvent. As a result, GreenPoint Bank may, under certain circumstances, be obligated for the liabilities of the banking subsidiaries of GreenPoint Financial Corp.

  NO BANKING OR OTHER AFFILIATE CONTROLLED BY GREENPOINT FINANCIAL CORP., EXCEPT GREENPOINT BANK, IS OBLIGATED TO MAKE PAYMENTS UNDER THE SWAP.

Financial Information

  The table below summarizes selected consolidated information of GreenPoint Bank determined in accordance with generally accepted accounting principles:

                               Summary Financials
                             (Dollars in Thousands)

                                                                                      As of or for the
                                                                                      Nine Months Ended
                                                                                     September 30, 2000
                                                                                         (Unaudited)
                                                                                    ---------------------
Total Assets.....................................................................            $15,283,648
Total Liabilities................................................................             13,016,512
Stockholder's Equity.............................................................              2,267,136
Net Interest Income..............................................................                444,985
Provision for Loan Losses........................................................                 24,519
Non-interest Income..............................................................                293,500
Non-interest Expense.............................................................                380,685
Net Income.......................................................................                198,349

Where You Can Obtain Additional Information About GreenPoint Bank

  GreenPoint Bank submits quarterly to the FDIC reports called "Consolidated Reports of Condition and Income for a Bank With Domestic and Foreign Offices" (each, a "Call Report", and collectively, the

 "Call Reports"). The publicly available portions of the Call Reports with respect to GreenPoint Bank are on file with the FDIC, and copies of such portions of the Call Reports may be obtained from the FDIC, Disclosure Group, Room F518, 550 17th Street, N.W., Washington, D.C. 20429, at prescribed rates.

  The information contained in "GreenPoint Bank--GreenPoint Bank," "--GreenPoint Bank Financial Information," and "--Where You Can Obtain Additional Information About GreenPoint Bank" in this prospectus supplement relates to and has been obtained from GreenPoint Bank and is furnished solely to provide limited introductory information regarding GreenPoint Bank and does not purport to be comprehensive. Information regarding GreenPoint Bank is qualified in its entirety by the detailed information appearing in the documents and financial statements referenced above.

                       Financial Security Assurance Inc.

  The following information has been supplied by FSA for inclusion in this prospectus supplement. Accordingly, the seller, the servicer and the trustee do not make any representation as to the accuracy and completeness of this information.

General

  Financial Security Assurance Inc., which is referred to in this prospectus supplement as FSA, is a monoline insurance company incorporated in 1984 under the laws of the State of New York. FSA is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands.

  FSA and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. Financial guaranty insurance provides for a guaranty of scheduled payments on an issuer's securities-thereby enhancing the credit rating of those securities-in consideration for the payment of a premium to FSA. FSA and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are typically supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities include general obligation bonds, special revenue bonds and other special obligations of state and local governments. FSA insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy FSA's underwriting criteria.

  FSA is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd., which is referred to in this prospectus supplement as Holdings. Holdings is an indirect subsidiary of Dexia S.A., a publicly held Belgian corporation. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance in France, Belgium and other European countries. No shareholder of Holdings or FSA is obligated to pay any debt of FSA or any claim under any insurance policy issued by FSA or to make any additional contribution to the capital of FSA.

  The principal executive offices of FSA are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

Reinsurance

  Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by FSA or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital surplus and reserves, subject to applicable statutory risk limitations. In addition, FSA reinsures a portion of its liabilities under some of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is used by FSA as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit FSA's obligations under any financial guaranty insurance policy.

Ratings

  FSA's insurance financial strength is rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Fitch, Inc. FSA's insurer financial strength is rated "AAA" by Standard & Poor's and Standard & Poor's (Australia) Pty. Ltd. FSA's claims-paying ability is rated "AAA" by Japan Rating and Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies. See "Ratings" in this prospectus supplement.

Capitalization

  The following table sets forth the capitalization of FSA and its subsidiaries as of September 30, 2000 on the basis of accounting principles generally accepted in the United States of America:

                                                                                                    September 30, 2000
                                                                                                      (In thousands)

Deferred Premium Revenue (net of prepaid reinsurance premiums).......................                       $  571,460
                                                                                                 ---------------------
Surplus Notes........................................................................                          120,000
                                                                                                 ---------------------
Minority Interest....................................................................                           35,692
                                                                                                 ---------------------
Shareholder's Equity:
Common Stock.........................................................................                           15,000
Additional Paid-In Capital...........................................................                          786,040
Accumulated Other Comprehensive Income (net of deferred income taxes)................                           17,569
Accumulated Earnings.................................................................                          564,449
                                                                                                 ---------------------
Total Shareholder's Equity...........................................................                        1,383,058
                                                                                                 ---------------------
Total Deferred Premium Revenue, Surplus Notes, Minority Interest
 and Shareholder's Equity............................................................                       $2,110,210
                                                                                                 =====================

  For further information concerning FSA, see the Consolidated Financial Statements of FSA and its subsidiaries, and the notes thereto, incorporated by reference in this prospectus supplement. FSA's financial statements are included as exhibits to the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission by Holdings and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission and at Holdings' website, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of

New York Insurance Department by FSA are available upon request to the State of New York Insurance Department.

  The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted accounting principles in making such determinations.

Incorporation of Certain Documents by Reference

  In addition to the documents described in the prospectus under "Incorporation of Certain Documents by Reference," the financial statements of Financial Security Assurance Inc. included in, or as exhibits to, the following documents filed by Financial Security Assurance Holdings Ltd. with the Securities and Exchange Commission, are hereby incorporated by reference in this prospectus supplement:

     (a) Annual Report on Form 10-K for the year ended December 31, 1999;

     (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

     (c) Quarterly Report on Form 10-Q for the quarter ended June 30, 2000; and

     (d) Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

  All financial statements of Financial Security Assurance Inc. included in, or as an exhibit to, documents filed by Financial Security Assurance Holdings Ltd. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement and before the termination of the offering of the certificates shall be deemed to be incorporated by reference into this prospectus supplement.

  You may request a free copy of any of the filings incorporated by reference in this prospectus supplement by writing or by calling GreenPoint Credit at 10089 Willow Creek Road, San Diego, California 92131, telephone: (858) 549-4700.

Insurance Regulation

  FSA is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, FSA and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, FSA is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as FSA, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                      Prepayment and Yield Considerations

  The contracts have maturities at origination ranging from 24 to 360 months, but may be prepaid in full or in part at any time. The prepayment experience of the contracts, including prepayments and liquidations due to defaulted contracts, casualties and condemnations or due to the exercise of an optional termination or termination auction (see "Description of the Certificates-- Optional Termination and Termination Auction" in this prospectus supplement), will affect the average life of the offered certificates. The weighted average life of, and, if purchased at other than par, the yield to maturity on, the certificates will relate to the rate of payment of principal on the contracts, including, for this purpose, prepayments, liquidations due to defaulted contracts, casualties and condemnations. Based on GreenPoint Credit's experience with the portfolio of conventional manufactured housing contracts serviced by it, GreenPoint Credit anticipates that a number of contracts will be prepaid in full prior to their maturity. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates may influence prepayments. In addition, repurchases of contracts on account of certain breaches of representations and warranties as described below under "Description of the Certificates--Conveyance of Contracts" will have the effect of prepayment of the repurchased contracts and therefore will affect the life of the offered certificates. Most of the contracts contain provisions that prohibit the owner from selling the manufactured home without the prior consent of the holder of the related contract. These provisions are similar to "due-on-sale" clauses and may not be enforceable in some states. See "Certain Legal Aspects of the Contracts--Transfers of Manufactured Homes; Enforceability of Restrictions on Transfer" in the prospectus. The servicer's policy is to permit most sales of manufactured homes where the proposed buyer meets the servicer's then current underwriting standards and enters into an assumption agreement. See "--Weighted Average Life of the Certificates" below and "Prepayment and Yield Considerations" in the prospectus.

  As described under "Description of the Certificates" in this prospectus supplement, to the extent that, on any Distribution Date, the Available Distribution Amount is not sufficient to permit a full distribution of the Formula Principal Distribution Amount or the portion thereof due on the related Distribution Date to the class of certificates entitled to the distribution and there is a Credit Enhancement Default, the effect will be to delay the amortization of the related class of certificates. If a purchaser of a class of certificates purchases them at a discount and calculates its anticipated yield to maturity based on an assumed rate of payment of principal on the certificates that is faster than the rate actually realized, the purchaser's actual yield to maturity will be lower than the yield so calculated by the purchaser.

  The servicer has the option to purchase, or in the alternative, the servicer may direct the trustee to conduct a termination auction in order to sell, the contracts and any property constituting the Trust Fund if on any Distribution Date the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance. See "Description of the Certificates--Optional Termination and Termination Auction" in this prospectus supplement. The exercise of the option to purchase, as applicable, would effect the early retirement of the then outstanding certificates.

  The rate of distributions of principal of the offered certificates and the yield to maturity of the offered certificates also will be directly related to the rate of payment of principal, including prepayments, of the contracts. The rate of principal distributions on the offered certificates will be affected by the amortization schedules of the contracts and the rate of principal payments on the contracts, including prepayments due to liquidations upon default. The contracts may be prepaid by the obligors at any time without payment of any prepayment fee or penalty.

  On any Distribution Date on or after the Distribution Date, if any, on which the aggregate Certificate Balances of the offered certificates is greater than the aggregate Scheduled Principal Balances of the contracts, if the Available Distribution Amount is not sufficient to permit a full distribution of the Formula Principal Distribution Amount to the holders of the offered certificates, in the event a Credit Enhancement Default has occurred and is continuing, the holders of the offered certificates will absorb:

 .    all losses on each liquidated contract in the amount by which its liquidation proceeds, net of liquidation expenses and applicable Monthly Advances, are less than its unpaid principal balance plus accrued and unpaid interest thereon at the weighted average Pass-Through Rate plus the percentage rate used to calculate the monthly servicing fee; and

 .    other shortfalls in the Available Distribution Amount;

and will incur a loss on their investments. See "Description of the Certificates--Distributions" and "--Priority of Distributions" in this prospectus supplement.

  In the event that there were a sufficiently large number of delinquencies on the contracts in any Collection Period that were not covered by Monthly Advances as described in this prospectus supplement, the amounts paid to holders of the offered certificates could be less than the amount of principal and interest that would otherwise be payable on the offered certificates with respect to the related Collection Period if a Credit Enhancement Default has occurred and is continuing. Even if delinquent payments on the contracts were eventually recovered upon liquidation, since the amounts received would not include interest on delinquent interest payments, the effective yield on the contracts would be reduced, and under certain circumstances it is possible that sufficient amounts might not be available for the ultimate payment of all principal of the offered certificates plus accrued interest thereon at the related pass-through rate, thus also reducing the effective yield on the offered certificates.

  While partial prepayments of the principal on the contracts are applied on each Due Date, obligors are not required to pay interest on the contracts after the date of a full prepayment of principal. As a result, full prepayments in advance of the related Due Dates for the related contracts in any Collection Period will reduce the amount of interest received from obligors during the related Collection Period to less than one month's interest. On the other hand, when a contract is prepaid in full during any period, but after the Due Date for the related contract in the related Collection Period, the effect will be to increase the amount of interest received from the related obligor during the related Collection Period to more than one month's interest. If a sufficient number of contracts are prepaid in full in a given Collection Period in advance of their respective Due Dates, interest payable on all of the contracts during that Collection Period may be less than the interest payable on the related classes of certificates with respect to the related Collection Period. As a result, if a Credit Enhancement Default has occurred and is continuing the Trust Fund may not receive sufficient monies to pay the interest on the related certificates in the amounts set forth in this prospectus supplement under "Description of the Certificates--Distributions" and to make a full distribution to the related holders of the offered certificates of the Formula Principal Distribution Amounts allocable to them. Although no assurance can be given in this matter, GreenPoint Credit does not anticipate that the net shortfall of interest received because of prepayments in full in any Collection Period would be great enough, in the absence of delinquencies and Liquidation Losses, to reduce the Available Distribution Amount for a Distribution Date below the amount required to be distributed to the related holders of the offered certificates on that Distribution Date in the absence of prepayment interest shortfalls.

  As is the case with fixed rate obligations generally, the rate of prepayment on a pool of contracts with fixed rates, such as the contracts, is affected by prevailing market rates for manufactured housing contracts of a comparable term and risk level. When the market interest rate is below the contract rate on a contract, the related Obligor may have an increased incentive to refinance its contract. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some Obligors may sell or refinance their contracts in order to realize their equity in the manufactured home, to meet cash flow needs or to make other investments. However, no assurance can be given as to the level of prepayments that the contracts will experience.

Weighted Average Life of the Certificates

  The following information is given solely to illustrate the effect of prepayments of the contracts on the weighted average life of the certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the contracts.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the certificates will be affected by the rate at which principal on the contracts is paid. Principal payments on contracts may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of contracts and repurchases of contracts by the seller due to breaches of representations and warranties contained in the Agreement. Prepayments on contracts may be measured by a prepayment standard or model. The Prepayment Model used in this prospectus supplement is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new contracts. 100% of the Prepayment Model assumes prepayment rates of 3.7% per annum of the then unpaid principal balance of the contracts in the first month of the life of the contracts and an additional 0.1% per annum in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of the contracts, 100% of the Prepayment Model assumes a constant prepayment rate of 6.00% per annum.

  As used in the following tables "0% of the Prepayment Model" assumes no prepayments on the contracts; "150% of the Prepayment Model" assumes the contracts will prepay at rates equal to 150% of the Prepayment Model assumed prepayment rates; "175% of the Prepayment Model" assumes the contracts will prepay at rates equal to 175% of the Prepayment Model assumed prepayment rates; "200% of the Prepayment Model" assumes the contracts will prepay at rates equal to 200% of the Prepayment Model assumed prepayment rates; "250% of the Prepayment Model" assumes the contracts will prepay at rates equal to 250% of the Prepayment Model assumed prepayment rates; and "275% of the Prepayment Model" assumes the contracts will prepay at rates equal to 275% of the Prepayment Model assumed prepayment rates.

  There is no assurance, however, that prepayments of the contracts will conform to any level of the Prepayment Model, and no representation is made that the contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of manufactured housing contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which manufactured homeowners sell their manufactured homes or default on their contracts. Other factors affecting prepayment of contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes.

Because the outstanding principal balances of the contracts are, in general, much smaller than mortgage loan balances and the original term to maturity of each contract is generally shorter, the reduction or increase in the size of the monthly payments on contracts of the same maturity and principal balance arising from a change in the interest rate thereon is generally much smaller. Consequently, changes in prevailing interest rates may not have a similar effect, or may have a similar effect, but to a smaller degree, on the prepayment rates on manufactured housing contracts.

Assumptions

  The percentages and weighted average lives in the following tables relating to the offered certificates were determined using the following assumptions (the "Structuring Assumptions"):

  . scheduled interest and principal payments on the contracts are received in a timely manner and prepayments are made at the indicated percentages of the Prepayment Model with 30 days interest thereon set forth in the tables;

  . the servicer does not exercise its right of optional termination as described under "Optional Termination and Termination Auction" in this prospectus supplement;

  . the contracts will, as of the Cut-off Date, have the characteristics described in the table below titled "Assumed Contract Characteristics";

  . the Initial Certificate Balance and the Pass-Through Rate of each class of offered certificates, is as set forth or described under "Summary Information" in this prospectus supplement;

  . no interest shortfalls will arise in connection with prepayment in full of the contracts;

  .  there will be no delinquencies or losses on the contracts;

  . the Distribution Date of the offered certificates occurs on the 22nd of each month commencing on January 22, 2001 whether or not that day is a business day; and

  .  the offered certificates are purchased on December 15, 2000.

  No representation is made that the contracts will experience delinquencies or losses at the respective rates assumed above or at any other rates.

                        Assumed Contract Characteristics

                                  Scheduled                                                 Original Term      Remaining Term
           Pool               Principal Balance         Average Balance     Contract Rate     to Maturity       to Maturity
--------------------------   --------------------     ----------------   ---------------   -------------      --------------
1.........................        $  6,980,737.39         $16,084.36           13.790%           111.26             110.03
2.........................          20,538,302.15          24,077.73           13.338            177.90             176.56
3.........................          47,615,342.25          36,514.83           12.509            240.12             238.69
4.........................           4,941,794.19          47,978.58           10.871            301.97             298.93
5.........................         109,923,823.83          63,650.16           10.075            360.00             358.43

  Since the tables were prepared on the basis of the assumptions in the preceding paragraph, there are discrepancies between the characteristics of the contracts being conveyed to the Trust Fund and the characteristics of the contracts assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Class A-1 Initial Certificate Balance, Class A-2 Initial Certificate Balance and Class A-3 Initial Certificate Balance outstanding and weighted average lives of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates set forth in the tables. In addition, since the actual contracts and the Trust Fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates may be made earlier or later than as indicated in the tables.

  It is not likely that contracts will prepay at any constant percentage of the Prepayment Model to maturity or that all contracts will prepay at the same rate. In addition, the diverse remaining terms to maturity of the contracts, which include recently originated contracts, could produce slower distributions of principal than as indicated in the tables at the various percentages of the Prepayment Model specified even if the weighted average remaining term to maturity of the contracts is the same as the weighted average remaining term to maturity of the Assumed Contract Characteristics.

  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus supplement.

  Based on the Structuring Assumptions, the following tables indicate the resulting weighted average lives of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates and sets forth the percentage of the Class A-1 Initial Certificate Balance, Class A-2 Initial Certificate Balance and Class A-3 Initial Certificate Balance that would be outstanding after each of the dates shown at the indicated percentages of the Prepayment Model.

          Percent of the Class A-1 Initial Certificate Balance at the
                 Respective Percentages of the Prepayment Model

                                                                       Prepayments (% of Prepayment Model)
                                                          -------------------------------------------------------------------
Distribution Date                                           0%          150%         175%        200%        250%        275%
-----------------                                         ----         ----          ----        ----        ----        ----
Initial Percentage................................         100          100          100         100         100         100
December 2001.....................................          94           61           55          49          38          33
December 2002.....................................          88           15            4           0           0           0
December 2003.....................................          81            0            0           0           0           0
December 2004.....................................          72            0            0           0           0           0
December 2005.....................................          63            0            0           0           0           0
December 2006.....................................          52            0            0           0           0           0
December 2007.....................................          40            0            0           0           0           0
December 2008.....................................          27            0            0           0           0           0
December 2009.....................................          12            0            0           0           0           0
December 2010.....................................           0            0            0           0           0           0
Weighted Average Life (years).....................        5.85         1.28         1.14        1.03        0.87        0.81

          Percent of the Class A-2 Initial Certificate Balance at the
                 Respective Percentages of the Prepayment Model

                                                                       Prepayments (% of Prepayment Model)
                                                        ---------------------------------------------------------------------
Distribution Date                                           0%         150%         175%        200%        250%        275%
-----------------                                         -----        ----         ----        ----        ----        ----
Initial Percentage................................         100          100          100         100         100         100
December 2001.....................................         100          100          100         100         100         100
December 2002.....................................         100          100          100          97          88          84
December 2003.....................................         100           88           82          76          63          57
December 2004.....................................         100           72           64          57          42          36
December 2005.....................................         100           58           49          40          25          18
December 2006.....................................         100           44           34          25          10           2
December 2007.....................................         100           32           22          13           0           0
December 2008.....................................         100           21           10           1           0           0
December 2009.....................................         100           10            *           0           0           0
December 2010.....................................          99            1            0           0           0           0
December 2011.....................................          93            0            0           0           0           0
December 2012.....................................          86            0            0           0           0           0
December 2013.....................................          79            0            0           0           0           0
December 2014.....................................          70            0            0           0           0           0
December 2015.....................................          61            0            0           0           0           0
December 2016.....................................          54            0            0           0           0           0
December 2017.....................................          46            0            0           0           0           0
December 2018.....................................          37            0            0           0           0           0
December 2019.....................................          27            0            0           0           0           0
December 2020.....................................          16            0            0           0           0           0
December 2021.....................................          11            0            0           0           0           0
December 2022.....................................           5            0            0           0           0           0
December 2023.....................................           0            0            0           0           0           0
Weighted Average Life (years).....................       16.39         5.84         5.18        4.65        3.85        3.54

 . Use of a "*" in the table above denotes a value that is less than 1% but greater than zero.

          Percent of the Class A-3 Initial Certificate Balance at the
                 Respective Percentages of the Prepayment Model

                                                                      Prepayments (% of Prepayment Model)
                                                        -------------------------------------------------------------------
Distribution Date                                           0%        150%         175%        200%       250%        275%
-----------------                                         -----       -----        -----       -----      -----       -----
Initial Percentage................................         100         100          100         100        100         100
December 2001.....................................         100         100          100         100        100         100
December 2002.....................................         100         100          100         100        100         100
December 2003.....................................         100         100          100         100        100         100
December 2004.....................................         100         100          100         100        100         100
December 2005.....................................         100         100          100         100        100         100
December 2006.....................................         100         100          100         100        100         100
December 2007.....................................         100         100          100         100         95          84
December 2008.....................................         100         100          100         100         78          68
December 2009.....................................         100         100          100          87         64          55
December 2010.....................................         100         100           87          74         53          45
December 2011.....................................         100          89           75          63         43          36
December 2012.....................................         100          78           64          53         35          29
December 2013.....................................         100          67           54          44         28          23
December 2014.....................................         100          57           46          36         23          18
December 2015.....................................         100          49           38          30         18          14
December 2016.....................................         100          42           32          25         14          11
December 2017.....................................         100          36           27          20         11           8
December 2018.....................................         100          30           22          16          9           7
December 2019.....................................         100          24           18          13          7           5
December 2020.....................................         100          19           14          10          5           4
December 2021.....................................         100          17           12           8          4           3
December 2022.....................................         100          14           10           7          3           2
December 2023.....................................          97          11            8           5          2           2
December 2024.....................................          86           9            6           4          2           1
December 2025.....................................          74           7            5           3          1           1
December 2026.....................................          62           5            4           2          1           1
December 2027.....................................          48           4            2           2          1           *
December 2028.....................................          32           2            2           1          *           *
December 2029.....................................          15           1            1           *          *           *
December 2030.....................................           *           *            *           *          *           *
December 2031.....................................           0           0            0           0          0           0
Weighted Average Life (years).....................       26.71       16.19        14.82       13.60      11.56       10.72

 . Use of a "*" in the table above denotes a value that is less than 1% but greater than zero.

                        Description of the Certificates

  The certificates will be issued pursuant to the Agreement. A copy of a general form of the Agreement has been filed with the Securities and Exchange Commission. A copy of the execution form of the Agreement, without certain exhibits, will be filed with the Securities and Exchange Commission after the initial issuance of the certificates. The following description supplements the description of the Agreement and the certificates under the caption "Description of the Certificates" in the prospectus and must be read together with the prospectus. The following summaries describe certain terms of the Agreement, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference.

General

  The Class A-1 Certificates and Class A-2 Certificates will be issued in fully registered form only, in denominations of $50,000 and integral multiples of $1 in excess thereof. The Class A-3 Certificates will be issued in fully registered form only, in denominations of $25,000 and integral multiples of $25,000 in excess thereof. Definitive Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the trustee. No service charge will be made for any registration of exchange or transfer, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

  The Trust Fund includes:

  . the contract pool, including all rights to receive payments on the contracts received on or after the Cut-off Date;

  .  the amounts held from time to time in the Payment Account;

  . any property which initially secured a contract and which is acquired in the process of realizing thereon;

  .  the swap;

  .  the hedge agreement;

  .  the certificate guaranty insurance policy; and

  . the proceeds of all insurance policies described in this prospectus supplement.

  The seller will convey the contracts to the trustee. See "The Contract Pool," "Description of the Certificates--Conveyance of Contracts" in this prospectus supplement. The servicer will service the contracts pursuant to the Agreement. The contract documents will be held for the benefit of the trustee on behalf of FSA, the hedge counterparty, the swap counterparty and the certificateholders by the servicer or a third party custodian.

  Distributions of principal, interest or both to the holders of the offered certificates will be made on each Distribution Date beginning in January 2001 to the persons in whose names the certificates are registered on the Record Date.

Pass-Through Rates and Last Scheduled Distribution Dates

  The Pass-Through Rate on any Distribution Date with respect to the Class A-1 Certificates will be a per annum rate equal to the sum of LIBOR plus 0.11%. The last scheduled Distribution Date for the Class A-1 Certificates will occur in November 2010.

  The Pass-Through Rate on any Distribution Date with respect to the Class A-2 Certificates will be a per annum rate equal to the sum of LIBOR plus 0.29%. The last scheduled Distribution Date for the Class A-2 Certificates will occur in September 2023.

  The Pass-Through Rate on any Distribution Date, other than the first Distribution Date, with respect to the Class A-3 Certificates will be a per annum rate equal to the Auction Rate. The Pass-Through Rate on the first Distribution Date with respect to the Class A-3 Certificates will be set by the Credit Suisse First Boston Corporation as the broker-dealer no later than December 14, 2000. The last scheduled Distribution Date for the Class A-3 Certificates will occur in November 2031.

Conveyance of Contracts

  On the Closing Date, GreenPoint Credit will convey to the trustee, without recourse, all its right, title and interest in and to the contracts, and all rights under the standard hazard insurance policies on the related manufactured homes. The conveyance of contracts to the trustee will include a conveyance of all rights to receive Scheduled Payments thereon that were due on or after the Cut-off Date, even if received prior to the Cut-off Date, as well as all rights to any payments received on or after the Cut-off Date, other than late receipts of Scheduled Payments that were due prior to the Cut-off Date. The Contract Schedule will include the principal balance of each contract as of the Cut-off Date, the amount of each Scheduled Payment due on each contract as of the Cut-off Date, the contract rate on each contract, determined as of the Cut-off Date, and the maturity date of each contract. Prior to the conveyance of the contracts to the trustee, the operations department of GreenPoint Credit will be required to complete a review of all of the Contract Files confirming the accuracy of the Contract Schedule delivered to the trustee. Any contract discovered not to agree with the Contract Schedule in a manner that is materially adverse to the interests of the holders of the offered certificates will be repurchased by GreenPoint Credit, or replaced with another contract, except that if the discrepancy relates to the principal balance of a contract, GreenPoint Credit may, under certain conditions, deposit cash in the Payment Account in an amount sufficient to offset the discrepancy. The trustee will not review the Contract Files.

  The servicer or if GreenPoint Credit is replaced as servicer, a custodian or the trustee, will hold, as custodian and agent on behalf of the trustee, the original contracts and copies of documents and instruments relating to each contract and the security interest in the manufactured home, and real property, if any, relating to each contract. See "Risk Factors--Defects in the security interests of the issuer or the seller may make those security interests ineffective against creditors of the issuer or the seller, as applicable, or against a receiver or trustee in bankruptcy for the issuer or the seller, as applicable" and "Certain Legal Aspects of the Contracts--The Contracts (other than Land Home Contracts and Land-in-Lieu Contracts)--Security Interests of the Seller in the Manufactured Homes" and "--Land Home Contracts and Land-in-Lieu Contracts" in the prospectus for discussion of the consequences of the servicer maintaining possession of the original contracts and the security interest in the related manufactured homes and real property securing contracts, if any. In order to give notice of the trustee's right, title and interest in and to the contracts, a UCC-1 financing statement identifying the trustee as the secured party and identifying all the contracts as collateral will be filed in the appropriate office in the appropriate states. The contracts will be stamped or otherwise marked to reflect their assignment to the trustee. To the extent that the contracts do not constitute "chattel paper," "general intangibles" or "accounts" within the meaning of the UCC as in effect in the applicable jurisdictions or to the extent that the contracts do constitute chattel paper and a subsequent purchaser is able to take physical possession of the contracts without notice of the assignment to the trustee, the trustee's interest in the contracts could be defeated. See "Certain Legal Aspects of the Contracts" in the prospectus.

  The seller will make certain representations and warranties to the trustee with respect to each contract sold by it, as of the Closing Date unless expressly stated otherwise, including the following:

  (a)  as of the Cut-off Date, the contract is not more than 59 days delinquent;

  (b) no provision of the contract has been waived, altered or modified in any respect, except by instruments or documents identified in the related Contract File;

  (c) the contract is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms, except as may be limited by laws affecting creditors' rights generally or by general equity principles;

  (d) the contract is not subject to any right of rescission, set-off, counterclaim or defense;

  (e) the contract is covered by hazard insurance described under "Description of the Certificates--Servicing Compensation and Payment of Expenses; Certain Matters Regarding the Servicer--Hazard Insurance Policies" in the prospectus;

  (f)  the contract was either:

     (1) originated by a manufactured housing dealer acting, to the knowledge of the seller, in the regular course of its business and purchased on an individual basis by the seller in the ordinary course of its business; or

     (2)  originated by the seller in the ordinary course of its business;

  (g) the contract was neither originated in nor is subject to the laws of any jurisdiction whose laws would make the transfer of the contract or an interest therein to the trustee pursuant to the Agreement or pursuant to the certificates unlawful;

  (h) all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending and equal credit opportunity laws and lender licensing laws, applicable to the contract and any related mortgage or the servicing of any contract have been complied with to the extent any of the foregoing would have a material adverse effect on the enforceability of the related contract;

  (i) the contract has not been satisfied or subordinated in whole or in part or rescinded and the manufactured home securing the contract has not been released from the lien of the contract;

(j) the contract creates a valid and enforceable, except as may be limited by laws affecting creditors' rights generally, first-priority security interest in favor of the seller in the manufactured home and real property securing the contract, if any;

(k) the security interest has been assigned to the trustee, and, after the assignment, the trustee has a valid and perfected first-priority security interest in the manufactured home and real property securing the contract, if any;

(l) the contract has not been sold, assigned or pledged to any other person, and prior to the transfer of the contracts to the trustee, the seller owned the contract sold by it, free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and it was the sole owner thereof and had full right to transfer the contract to the trustee;

(m) as of the Cut-off Date, there was no default, breach, violation or event permitting acceleration under the contract and no event which, with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, except payment delinquencies permitted by clause (a) above, and the seller has not waived any of the foregoing;

(n) as of the Closing Date, there were, to the knowledge of the seller, no liens or claims which have been filed for work, labor or materials affecting a manufactured home or real property securing the contract, which are or may be liens prior to or equal with or subordinate to the lien of the contract;

(o)  the contract is a fully-amortizing loan;

(p) the contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security;

(q) the information contained in the Contract Schedule with respect to the contract is true and correct;

(r)  there is only one original of the contract;

(s) the contract did not have a loan-to-value ratio at origination greater than 100%;

(t) the manufactured home related to the contract is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located unless it is subject to a Land-in-Lieu or Land Home Contract and as of the Closing Date the manufactured home is, to the knowledge of the seller, free of damage and in good repair;

(u) the contract is a "qualified mortgage" under Section 860G(a)(3) of the Code;

(v) the related manufactured home is a "manufactured home" within the meaning of Section 5402(6) of Title 42 of the United States Code;

(w) the contract is secured by a "single family residence" within the meaning of Section 25(e)(10) of the Code;

(x) the contract will be stamped to indicate its assignment to the trustee within 60 days of the Closing Date; and

(y) the contract with the lowest contract rate as of the Cut-off Date has a contract rate of 7.000% and the contract with the highest contract rate as of the Cut-off Date has a contract rate of 21.000%.

  Under the terms of the Agreement, and subject to the seller's option to effect a substitution as described in the last paragraph under this subheading, the seller will be obligated to repurchase, at the price described below, within 90 days after the seller becomes aware, or after the seller's receipt of written notice from the trustee or the servicer, of a breach of any representation or warranty of the seller in the Agreement that materially and adversely affects the Trust Fund's interest in any contract, unless the seller's breach has been cured.

  Notwithstanding the previous paragraph, the seller will not be required to repurchase or substitute any contract relating to a manufactured home and real property securing such contract, if any, located in any jurisdiction on account of a breach of the representation and warranty described in clause (k) above solely on the basis of the failure by the seller to cause a notation to be made on any document of title relating to any such manufactured home or to execute any transfer instrument relating to any such manufactured home or real property, if any, other than a notation or transfer instrument necessary to show the seller as lienholder or legal title holder, unless:

  (a) a court of competent jurisdiction has adjudged that, because of the failure to cause a notation, the trustee does not have a perfected first-priority security interest in the related manufactured home; or

  (b) (1) the servicer has received written advice of counsel to the effect that a court of competent jurisdiction has held that, solely because of a substantially similar failure on the part of a pledgor or assignor of manufactured housing contracts who has perfected the assignment or pledge of such manufactured housing contracts, a perfected first-priority security interest was not created in favor of the pledgee or assignee in a related manufactured home which is located in the same jurisdiction and which is subject to the same laws regarding the perfection of security interests therein applicable to the manufactured homes located in the jurisdiction; and

      (2) the servicer shall not have completed all appropriate remedial action with respect to the manufactured home within 180 days after receipt of the written advice of counsel.

  Any advice of counsel described in (b)(1) above will be from counsel selected by the servicer on a non-discriminatory basis from among the counsel used by the servicer in its general business in the jurisdiction in question. The servicer will have no ongoing obligation to seek advice with respect to the matters described in clause (b) above. However, the servicer is required to seek advice with respect to the matters described in clause (b) above whenever information comes to the attention of its counsel which causes its counsel to determine that a holding of the type described in clause (b)(1) might exist. If any counsel selected by the servicer informs the servicer that no holding of the type described in clause (b)(1) exists, the advice of counsel will be conclusive and binding on the parties to the Agreement pursuant to which a trustee has an interest in any contracts in the applicable jurisdiction as of the applicable date. If any holding described above which would give rise to a repurchase obligation on the part of the seller were to result from proceedings brought by a bankruptcy trustee of the seller, it is likely that the bankruptcy trustee would also reject the resulting repurchase obligation.

  The repurchase obligation described in the fourth paragraph of this section "Conveyance of Contracts" generally constitutes the sole remedy available to the trustee and the holders of the offered certificates for a breach of a representation or warranty under the Agreement with respect to the contracts. The repurchase price for any contract will be equal to the remaining principal balance of the contract as of the beginning of the month of repurchase, plus accrued and unpaid interest from the Due Date with respect to which the obligor last made a payment to the Due Date occurring in the Collection Period during which the contract is repurchased.

  In lieu of repurchasing a contract as specified in the fourth paragraph of this section "Conveyance of Contracts" during the two-year period following the Closing Date, the seller may, at its option, substitute an Eligible Substitute contract for the replaced contract. The seller will be required to deposit in the Payment Account cash in the amount, if any, by which the Scheduled Principal Balance of the replaced contract as of the beginning of the month in which substitution takes place exceeds the Scheduled Principal Balance of the contract for which it is being substituted as of the beginning of the month.

Payments on the Contracts; the Payment Account

  The trustee will initially establish and maintain the Payment Account at an Eligible Institution. The funds in the Payment Account are required to be invested by the trustee in common trust funds, collective investment trusts or Eligible Investments that will mature not later than the business day preceding the applicable Distribution Date.

  All payments in respect of principal and interest on the contracts received during any Collection Period by the servicer, exclusive of Scheduled Payments due prior to the Cut-off Date, including liquidation proceeds, net of liquidation expenses, are required to be paid into the Payment Account not later than the second business day following receipt thereof. Amounts received as late payment fees, extension fees, assumption fees or similar fees may be retained by the servicer as part of its servicing fees. See "--Servicing Compensation; Certain Other Matters Regarding the Servicer" below. In addition, the amount paid by the seller for any contract repurchased by it as a result of a breach of a representation or warranty under the Agreement, and amounts required to be deposited upon substitution of an Eligible Substitute contract because of a breach of a representation or warranty, which amounts will be treated as partial principal prepayments, as described under "--Conveyance of Contracts" above are required to be paid into the Payment Account.

  On each Determination Date, the servicer will determine the Available Distribution Amount and the amounts to be distributed on the certificates for the following Distribution Date.

  The trustee or its paying agent will withdraw funds from the Payment Account on each Distribution Date, but only to the extent of the Available Distribution Amount, to make payments to holders of the offered certificates as specified under "--Distributions" below. From time to time, as provided in the Agreement, the servicer will also withdraw funds from the Payment Account to make payments to it as permitted by the Agreement and described in subclauses (2), (3), (5),
(6) and (7) of clause (c) in the definition of Available Distribution Amount.

Distributions

  Distributions of principal and interest to holders of a class of certificates will be made on each Distribution Date in an amount equal to the respective Percentage Interests multiplied by the aggregate amount distributed on the class of certificates on the related Distribution Date.

  Each distribution with respect to a Book-Entry Certificate will be paid to DTC, which will credit the amount of the distribution to the accounts of its Participants in accordance with its normal procedures. Each Participant will be responsible for disbursing the distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the Certificate Owners that it represents. All credits and disbursements with respect to Book-Entry Certificates are to be made by DTC and the Participants in accordance with DTC's rules.

Interest Distributions

  With respect to any Distribution Date, the "Interest Period" shall be the period from the preceding Distribution Date, or in the case of the first Distribution Date, from the Closing Date, through the day preceding such Distribution Date on the basis of the actual number of days elapsed during the Interest Period and a 360-day year.

  With respect to each Distribution Date, the "Interest Distribution Amount" means with respect to any class of certificates:

  . interest accrued on the class of certificates during the related Interest Period at the then applicable Pass-Through Rate on the Certificate Balance of the class of certificates immediately prior to that Distribution Date; plus

  . any previously undistributed shortfalls in interest due to the holders of the offered certificates of that class in respect of prior Distribution Dates;

  . plus, to the extent legally permissible, interest accrued on any such shortfalls during the related Interest Period at the then applicable Pass-Through Rate.

Principal Distributions

  With respect to any Distribution Date on which the Class A-1 Certificates are entitled to distributions of principal, principal will be distributed pro rata among the Class A-1 Certificates. With respect to any Distribution Date on which the Class A-2 Certificates are entitled to distributions of principal, principal will be distributed pro rata among the Class A-2 Certificates.

  With respect to any Distribution Date on which the Class A-3 Certificates are entitled to distributions of principal, so long as there has not been a Deficiency Event, distributions of principal to the Class A-3 Certificates will be made in round lots of $25,000 and integral multiples thereof and will be allocated to specific Class A-3 Certificates in accordance with the then-applicable established random lot procedures of DTC, and the then-applicable established procedures of the Participants and Indirect Participants, which may or may not be by random lot. Investors may ask Participants or Indirect Participants which allocation procedures they use. On any Distribution Date on which principal is to be distributed to the Class A-3 Certificates, one or more holders of a Class A-3 Certificate may receive no distributions of principal while other holders of Class A-3 Certificates receive distributions. In the event the principal amount of each Class A-3 Certificate is less than $25,000 or the Class A-3 Certificates are no longer held in book-entry form, principal will be distributed pro rata among the Class A-3 Certificates.

  If the amount described in "--Priority of Distributions" below otherwise required to be applied as a payment of principal on the Class A-3 Certificates either (1) is less than $25,000 or (2) exceeds an integral multiple of $25,000, then, in the case of (1), such entire amount or, in the case of (2), such excess amount, will not be paid as principal on the upcoming Distribution Date, but will be retained in the Payment Account until the amount therein available for payment of principal on the Class A-3 Certificates equals $25,000 or any integral multiple thereof. In no event however, shall amounts remain in the Payment Account more than 13 months after the related payments are deposited into the Trust Fund. The amount being distributed to the Class A-3 Certificates as principal will be allocated to the specific certificates of that class which are selected prior to the related Distribution Date by lot or such other manner as may be determined, which allocations will be made only in amounts equal to $25,000 and integral multiples of $25,000 in excess thereof.

Priority of Distributions

  On each Distribution Date, the Available Distribution Amount, if any, and any Credit Enhancement Amount (provided that any Enhancement Payment may only be used for the items listed in clauses (1) and (2) below and any amounts received by the Trust Fund pursuant to the swap may only be used for the items listed in clauses (1) through (3) below) in the Payment Account will be distributed in the following amounts in the following order of priority:

     (1) concurrently to the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, the Class A-1 Interest Distribution Amount, Class A-2 Interest Distribution Amount and Class A-3 Interest Distribution Amount; if the Available Distribution Amount plus any Credit Enhancement Amount is not sufficient to distribute the full amount of interest due on the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, the Available Distribution Amount plus the Credit Enhancement Amount will be distributed to those classes of certificates pro rata on the basis of the interest due thereon;

     (2) the Formula Principal Distribution Amount in the following order of priority:

         (a) to the Class A-1 Certificates until the Class A-1 Certificate Balance is reduced to zero;

         (b) to the Class A-2 Certificates until the Class A-2 Certificate Balance is reduced to zero; and

         (c) to the Class A-3 Certificates until the Class A-3 Certificate Balance is reduced to zero;

     (3) to FSA, the insurer fee for that Distribution Date and any insurer fees accrued but unpaid from prior Distribution Dates;

     (4) amounts, if any, required to be deposited into the Spread Account as established under and required by the Insurance Agreement;

     (5) to the Broker-Dealer, the Broker-Dealer Fee and certain other amounts that may be required to be paid pursuant to the Agreement and the Broker-Dealer Agreement;

     (6) to the Auction Agent, the Auction Agent Fee and certain other amounts that may be required to be paid pursuant to the Agreement and the Auction Agent Agreement; and

     (7) to the holder of the Class R Certificates, any remaining available funds.

  In addition, notwithstanding the prioritization of the distribution of the Formula Principal Distribution Amount to the holders of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates pursuant to clause (2) above, on a Distribution Date, if any, in respect of which a Deficiency Event is in effect, the portion of the Formula Principal Distribution Amount for such Distribution Date that would otherwise be distributed sequentially to the holders of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates pursuant to clause (2) above will instead be distributed to the holders of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates pro rata based upon the Certificate Balance of each such class until the Certificate Balances of each of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates have been reduced to zero.

  Notwithstanding the previous paragraph, if the Formula Principal Distribution Amount allocable to the holders of the Class A-1 Certificates on any Distribution Date pursuant to clause (2) above exceeds the Class A-1 Certificate Balance for such Distribution Date, such excess will be distributed to the Class A-2 Certificateholders. Furthermore, if the Formula Principal Distribution Amount allocable to the holders of the Class A-2 Certificates on any Distribution Date pursuant to clause (2) above exceeds the Class A-2 Certificate Balance for such Distribution Date, such excess will be distributed to the Class A-3 Certificateholders.

  In no event will the aggregate distributions of principal to any class of certificates exceed the Initial Certificate Balance of such class of certificates.

Losses on Liquidated Contracts

  As described above, the distribution of principal to the holders of the offered certificates is intended to include the Scheduled Principal Balance of each contract that became a liquidated contract during the Collection Period immediately preceding the month of such distribution. If the liquidation proceeds, net of related liquidation expenses, from that liquidated contract are less than the sum of:

   .  the Scheduled Principal Balance of that liquidated contract; and

   .  accrued and unpaid interest thereon;

then to the extent the deficiency is not covered by any excess interest collections on non-defaulted contracts and a Credit Enhancement Default has occurred and is continuing, the deficiency may, in effect, be absorbed by the certificates.

  On each Distribution Date, if any, on or after the date on which a Deficiency Event occurs and there has been a Credit Enhancement Default and such default is continuing, the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates will receive only their respective percentage interest of liquidation proceeds, net of liquidation expenses, realized in respect of liquidated contracts, rather than the Scheduled Principal Balances thereof, and will therefore bear all losses on liquidated contracts, with no ability to recover the amount of any liquidation loss from future principal collections on the contracts, and incur a loss on their investment in the offered certificates. Any losses as described in the previous sentence will be allocated pro rata between the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates. See "Prepayment and Yield Considerations" in this prospectus supplement.

The Swap

  The swap will be an asset of the Trust Fund and the trustee will maintain possession of and make claims for payment pursuant to the swap for the benefit of the Trust Fund.

  The swap will be issued and maintained in an amount as determined by FSA and may be amended, replaced, substituted, reduced or cancelled at any time by the mutual agreement of FSA and GreenPoint Bank, without the consent of certificateholders, the seller, the servicer or the trustee.

  The swap will remain outstanding until the earlier of (1) the date on which the offered certificates are retired and (2) any date that the swap is cancelled by the mutual agreement of FSA and GreenPoint Bank.

The Certificate Guaranty Insurance Policy

  The following summary of terms of the certificate guaranty insurance policy to be issued by FSA does not purport to be complete and is qualified in its entirety by reference to the certificate guaranty insurance policy.

  Simultaneously with the issuance of the offered certificates, FSA will deliver the certificate guaranty insurance policy to the trustee for the benefit of the holders of offered certificates. Under the certificate guaranty insurance policy, FSA unconditionally and irrevocably guarantees to the trustee for the benefit of each holder of an offered certificate the full and complete payment of (1) Guaranteed Distributions with respect to the offered certificates and (2) the amount of any Guaranteed Distribution which subsequently is avoided in whole or in part as a preference payment under applicable law.

  Payment of claims on the certificate guaranty insurance policy made in respect of Guaranteed Distributions will be made by FSA following receipt by FSA of the appropriate notice for payment on the later to occur of (1) 12:00 noon New York City time, on the third business day following receipt of such notice for payment and (2) 12:00 noon New York City time, on the date on which such payment was due on the offered certificates.

  If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the certificate guaranty insurance policy, FSA shall cause that payment to be made on the later of (a) the date when due to be paid pursuant to the order described in (b)(i)(A) below or (b) the first to occur of (1) the fourth business day following receipt by FSA from the trustee of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that the holder of the offered certificate is required to return the amount of any Guaranteed Distributions distributed with respect to the offered certificates during the term of the certificate guaranty insurance policy because those distributions were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the holder of the offered certificate that the order described in (A) above has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the holder of the offered certificate, in the form as is reasonably required by FSA and provided to the holder of the offered certificate by FSA, irrevocably assigning to FSA all rights and claims of the holder of the offered certificate relating to or arising under the offered certificates against the debtor which made the preference payment or otherwise with respect to the preference payment, or (2) the date of receipt by FSA from the trustee of the items referred to in clauses (A), (B) and (C) above if, at least four business days prior to the date of receipt, FSA shall have received written notice from the trustee that the items referred to in clauses (A), (B) and (C) above were to be delivered on that date and that date was specified in the notice. Payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order described in (b)(1)(A) of the first sentence of this paragraph and not to the trustee or any holder of an offered certificate directly, unless a holder of an offered certificate has previously paid that amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order described in (b)(1)(A) of the first sentence of this paragraph in which case the payment shall be disbursed to the trustee for distribution to the holder of the offered certificate upon proof of payment reasonably satisfactory to FSA. In connection with the foregoing, FSA shall have the rights provided pursuant to the Agreement, including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the trustee and each holder of an offered certificate in the conduct of any proceeding with respect to a preference claim.

  The terms "receipt" and "received," with respect to the certificate guaranty insurance policy, shall mean actual delivery to FSA and to the fiscal agent, if any, prior to 12:00 noon, New York City time, on a business day; delivery either on a day that is not a business day or after 12:00 noon, New York City time, shall be deemed to be receipt on the next succeeding business day. If any notice or certificate given under the certificate guaranty insurance policy by the trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been received, and FSA or the fiscal agent shall promptly so advise the trustee and the trustee may submit an amended notice.

  Under the certificate guaranty insurance policy, "business day" means any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in New York, New York, or any other location of any successor servicer or successor trustee are authorized or obligated by law, executive order or governmental decree to be closed.

  FSA's obligations under the certificate guaranty insurance policy in respect of Guaranteed Distributions shall be discharged to the extent funds are transferred to the trustee as provided in the certificate guaranty insurance policy whether or not those funds are properly applied by the trustee.

  FSA shall be subrogated to the rights of the holder of an offered certificate to receive payments of principal and interest to the extent of any payment by FSA under the certificate guaranty insurance policy.

  Claims under the certificate guaranty insurance policy constitute direct, unsecured and unsubordinated obligations of FSA ranking not less than pari passu
                                                                      ---- -----
with other unsecured and unsubordinated indebtedness of FSA for borrowed money. Claims against FSA under the certificate guaranty insurance policy and claims against FSA under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of FSA. The terms of
           ---- -----
the certificate guaranty insurance policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust Fund. The certificate guaranty insurance policy may not be canceled or revoked prior to payment in full of all Guaranteed Distributions with respect to the offered certificates. The certificate guaranty insurance policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The certificate guaranty insurance policy is governed by the laws of the State of New York.

The Hedge Agreement

  FSA will require the Trust Fund to enter into a hedge agreement with the hedge counterparty in order to provide FSA with a method to ensure payment of interest accrued at the Pass-Through Rates on the offered certificates even if the weighted average interest rate accruing on the contracts (net of servicing fees) is lower than the Pass-Through Rates on the offered certificates. On the fourth business day prior to each Distribution Date, either (1) the trustee will withdraw from funds on deposit in the Payment Account the net amount due to the hedge counterparty or (2) the hedge counterparty will forward to the trustee for deposit into the Payment Account the net amount due to the Trust Fund. Any amounts paid to the hedge counterparty will decrease the Available Distribution Amount for that Distribution Date and any amounts received from the hedge counterparty will increase the Available Distribution Amount for that Distribution Date. Any payment to the hedge counterparty will occur prior to any payments to the certificateholders.

  All payments to the certificateholders are unconditionally and irrevocably guaranteed by FSA. A default in the obligations of the hedge counterparty will not relieve FSA of its obligations to certificateholders under the certificate guaranty insurance policy.

Advances

  For each Distribution Date, the servicer will be obligated to make Monthly Advances to the extent it deems them recoverable.

  Instead of using its own funds, the servicer may apply any Excess Contract Payments in the Payment Account to make all or a portion of a Monthly Advance, but must replace such Excess Contract Payments to the extent required to make Scheduled Payments on the related contracts. In addition, upon the determination that a Nonrecoverable Advance has been made in respect of a contract, the servicer will reimburse itself out of funds in the Payment Account for the amount of that Nonrecoverable Advance.

  In addition, since not all of the contracts have Scheduled Payments due during the initial Collection Period, on the first Distribution Date the servicer will also advance amounts necessary to cover any resulting interest shortfall on any class of certificates.

  In making Monthly Advances, the servicer will be attempting to maintain a regular flow of scheduled interest and principal to the holders of the offered certificates rather than to guarantee or insure against losses.

  The servicer will also be obligated to make advances, to the extent recoverable out of liquidation proceeds, pursuant to the Agreement, in respect of certain taxes and insurance premiums not paid by an obligor on a timely basis.

Reports to Certificateholders

  The trustee will include with each distribution to each certificateholder a statement as of each Distribution Date setting forth, among other things:

  (a) the aggregate amount distributed on each class of offered certificates on that Distribution Date;

  (b)  the amount of the distribution to each class which constitutes principal;

  (c)  the amount of the distribution to each class which constitutes interest;

  (d)  the remaining Certificate Balance of each class of offered certificates;

  (e)  the Enhancement Payment, if any, for that Distribution Date;

  (f)  the amount of the Monthly Servicing Fee;

  (g)  the Pass-Through Rate for each class of offered certificates;

  (h) the amount due to the Trust Fund pursuant to the swap, if any, for that Distribution Date;

  (i)  the amount available under the swap; and

  (j) the number of and aggregate unpaid principal balance of contracts with payments delinquent 31 to 59, 60 to 89 and 90 or more days, respectively.

  In addition, within a reasonable period of time after the end of each calendar year, the trustee will furnish a report to each certificateholder of record at any time during such calendar year as to certain aggregate of amounts for such calendar year.

Optional Termination and Termination Auction

  The Agreement provides that on or after the Distribution Date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, the servicer will have the option to purchase, upon giving notice mailed no later than the 21st day of the month next preceding the month of the exercise of such option, all outstanding contracts at a price equal to the greater of:

  (a)   the sum of:

       (1) 100% of the Scheduled Principal Balance of each contract (other than any contract as to which the related manufactured home has been acquired and not yet disposed of and whose fair market value is included pursuant to clause (2) below) as of the final Distribution Date; and

       (2)  the fair market value of the acquired property described in clause
            (1)above (as determined by the servicer), and

  (b) the aggregate fair market value (as determined by the servicer) of all of the assets of the Trust Fund;

plus, in the case of both clause (a) and (b), an amount sufficient to reimburse certificateholders for any shortfall in interest due thereto in respect of prior Distribution Dates and not previously distributed, provided, however, that the servicer may only exercise the option with the consent of the hedge counterparty and if any amounts are owed to FSA and remain unpaid, the servicer may only exercise the option with the consent of FSA.

  Notwithstanding the foregoing, the option of the servicer to purchase the contracts then outstanding in the Trust Fund shall not be exercisable (1) without the consent of the hedge counterparty, (2) if any amounts are owed to FSA and remain unpaid, without the consent of FSA and (3) if there will not be distributed to the holders of the offered certificates an amount equal to the Certificate Balance of each class together with any shortfall in interest due to the holders of the offered certificates in respect of prior Distribution Dates and not previously distributed and one month's interest on the Certificate Balance, for each class of certificates, at the applicable Pass-Through Rate. The amount described in the preceding sentence is referred to as the "Minimum Termination Amount."

  On any Distribution Date after the Distribution Date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, the servicer may also direct the trustee to conduct a Termination Auction for the sale of all contracts then outstanding in the Trust Fund, and in any case the servicer shall be obligated to direct the trustee to conduct such a Termination Auction within 90 days of the Distribution Date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, unless the servicer has exercised the purchase option described above. The servicer shall give notice mailed no later than 10 days preceding the date on which the Termination Auction is to occur. The trustee will solicit each certificateholder, the seller and one or more active participants in the asset-backed securities or manufactured housing contract market that are not affiliated with GreenPoint Credit to make a bid to purchase the contracts at the Termination Auction. The trustee will sell all the contracts to the highest bidder, subject, among other things, to the requirements that:

   . the highest bid equal or exceed the Minimum Termination Amount plus, an amount sufficient to reimburse GreenPoint Bank (or a substitute swap counterparty if the swap has been replaced) for any amounts paid to the Trust Fund pursuant to the swap, but not yet reimbursed, an amount sufficient to pay any termination fees owed to the hedge counterparty pursuant to the hedge agreement and an amount sufficient to reimburse FSA for any unreimbursed payments under the certificate guaranty insurance policy and other amounts owing under the Insurance Agreement, if any; and

   . at least one bid be tendered by an active participant in the asset-backed securities or manufactured housing contract market that is not affiliated with GreenPoint Credit.

  If the foregoing requirements are satisfied, the successful bidder or bidders shall deposit the aggregate purchase price for the contracts in the Payment Account. If the foregoing requirements are not satisfied, the purchase shall not occur and distributions will continue to be made on the certificates. Any sale and consequent termination of the Trust Fund as a result of a Termination Auction must constitute a "qualified liquidation" of the Trust Fund under
Section 860F of the Code.

Termination of the Agreement

  The Agreement will terminate upon the last action required to be taken by the trustee on the final Distribution Date following the earlier of:

   . the purchase by the servicer of all contracts and all property acquired in respect of any contract remaining in the Trust Fund as described above under "--Optional Termination and Termination Auction;"

   . the final payment or other liquidation, or any advance with respect thereto, of the last contract remaining in the Trust Fund or the disposition of all property acquired upon repossession of any manufactured home; or

   . the sale in a Termination Auction of all contracts and all other property acquired in respect of any contract remaining in the Trust Fund as described above under "--Optional Termination and Termination Auction."

  Upon presentation and surrender of the offered certificates, the trustee shall cause to be distributed, to the extent of funds available, first, to the hedge counterparty, any termination fees owed to the hedge counterparty pursuant to the hedge agreement, and second, to such certificateholders on the final Distribution Date in proportion to their respective Percentage Interests an amount equal to the respective unpaid Certificate Balances of the offered certificates, together with any unpaid interest on such certificates due on prior Distribution Dates and one month's interest at the applicable Pass-Through Rates on such unpaid Certificate Balances; provided that such funds will be distributed in the applicable order of priority specified under "--Priority of Distributions" above. If the Agreement is then being terminated, any amount which remains on deposit in the Payment Account, other than amounts retained to meet claims, after distribution to the holders of the offered certificates will be distributed to the Spread Account to the extent any amounts are owed to FSA under the Insurance Agreement, any amount which remains will be distributed to GreenPoint Bank (or a substitute swap counterparty if the swap has been replaced) for any amounts paid to the Trust Fund pursuant to the swap, but not yet reimbursed, and then any amount which remains will be distributed to the Class R Certificateholders.

Collection and Other Servicing Procedures

  The servicer will administer, service and make collections on the contracts, exercising the degree of care that the servicer exercises with respect to similar contracts serviced by the servicer.

  Subject to the requirements of applicable law, the servicer will be required to commence repossession and other realization procedures with respect to any defaulted contract promptly after the servicer determines that such contract will not be brought current. The servicer may rescind, cancel or make material modifications of the terms of a contract, including modifying the amounts and Due Dates of Scheduled Payments, in connection with a default or imminent default thereunder.

Servicing Compensation; Certain Other Matters Regarding the Servicer

  For its servicing of the contracts, the servicer will be entitled to receive a monthly servicing fee equal to the product of one-twelfth of 1.00% (the "Monthly Servicing Fee Rate") of the Pool Scheduled Principal Balance for the related Distribution Date (the "Monthly Servicing Fee"), whether or not the related Scheduled Payments on the Contracts are received. The Available Distribution Amount will be net of the Monthly Servicing Fee. See "--Payments on the Contracts; the Payment Account" above.

  As part of its servicing fees, the servicer will also be entitled to retain, as compensation for the additional services provided in connection therewith, any fees for late payments made by obligors, extension fees paid by obligors for the extension of Scheduled Payments and assumption fees for permitted assumptions of contracts by purchasers of the related manufactured homes and real property securing such contracts, if any.

Rights Upon an Event of Default

  If an event of default has occurred under the Agreement and so long as there has been no FSA Default that has occurred and is continuing, FSA may terminate all of the rights of the servicer under the Agreement without the consent of the certificateholders. Upon the occurrence of a FSA Default, such right of termination shall vest in the trustee or in holders of certificates aggregating not less than 51% of the outstanding certificates. Upon such termination of the servicer, all authority and power of the servicer under the Agreement will pass to and be vested in the trustee or a successor servicer as provided in the Agreement. Notwithstanding the foregoing, if a FSA Default has occurred and is continuing, under circumstances described in the Agreement, GreenPoint Bank (or a substitute swap counterparty if the swap has been replaced) will have certain rights upon an event of default under the Agreement that may be prior to the rights of certificateholders.

  In addition, FSA may review the operations of the servicer in the event that certain "servicing triggers" occur based on the performance of the contracts as set forth in the Agreement. FSA, so long as no FSA Default has occurred or is continuing, in its sole discretion, may remove the servicer based upon such review. In the event that FSA removes the servicer, all authority and power of the servicer under the Agreement will pass and be vested in the trustee or a successor servicer as provided in the Agreement. Neither the trustee nor certificateholders may remove the servicer upon the occurrence of a "servicing trigger."

The Trustee

  The trustee, Bank One, National Association, has its corporate trust offices at One North State Street, 9th Floor, Chicago, Illinois 60670. The trustee may resign at any time, in which event the seller will be obligated to appoint a successor trustee. The seller may also remove the trustee if the trustee ceases to be eligible to continue as such under the Agreement or if the trustee becomes insolvent. In such circumstances, the seller will also be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

  Copies of the monthly report to certificateholders, as described in "Reports to Certificateholders" in this prospectus supplement, will be made available each month to certificateholders and other parties to the Agreement via the trustee's internet website, which is presently located at www.abs.bankone.com. Persons that are unable to use the above website are entitled to have a paper copy mailed to them via First Class mail by calling the trustee at (800) 524-9472. The trustee will have the right pursuant to the Agreement to change the way the monthly report is distributed in order to make the distribution more convenient and/or more accessible to the above parties and to the certificateholders.

  The Agreement requires the trustee to maintain, at its own expense, an office or agency in New York City or Chicago where certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the trustee and the certificate registrar in respect of the certificates pursuant to the Agreement may be served.

  The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not trustee.

  The trustee will also act as paying agent, certificate registrar and authenticating agent under the Agreement.

The Auction Agent

  Bankers Trust Company, a New York banking corporation, will act as Auction Agent with respect to the Class A-3 Certificates pursuant to an auction agent agreement, between the trustee and Bankers Trust Company.

The Hedge Counterparty

  Credit Suisse First Boston International will be the counterparty pursuant to a hedge agreement, between the trustee and Credit Suisse First Boston International. Credit Suisse First Boston International is an affiliate of Credit Suisse First Boston Corporation, an underwriter.

Registration of the Offered Certificates

  The offered certificates will be book-entry certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the certificates ("Certificate Owners") will hold their certificates through DTC in the United States, or Clearstream, Luxembourg or the Euroclear System in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Balance of the certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a physical certificate representing such certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "certificateholder" of the certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

  The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded in the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

  Certificate Owners will receive all distributions of principal of and interest on the certificates from the trustee through DTC and Participants. While the certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the certificates and is required to receive and transmit distributions of principal of, and interest on, the certificates. Participants and Indirect Participants with whom Certificate Owners have accounts with respect to certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

  Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, certificateholders who are not Participants may transfer ownership of certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer certificates, by book-entry transfer, through DTC for the account of the purchasers of such certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

  Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg customers on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg customer or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the certificates, see "Federal Income Tax Consequences--Taxation of Regular Certificates--Taxation of Certain Foreign Investors" and "--Backup Withholding" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to this prospectus supplement.

  Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg customers and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by a counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear Participants may not deliver instructions directly to the European Depositaries.

  DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which, and/or their representatives, own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

  Clearstream, Luxembourg was incorporated in 1970 as "Cedel S.A.," a company with limited liability under Luxembourg law, or a societe anonyme. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. CI currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of CI's stock.

  Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." Effective January 14, 2000, New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global Services was renamed "Clearstream Services, societe anonyme."

  On January 17, 2000, DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

  Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, CSSF, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

  Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a tangible basis with attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for distributing funds to the beneficial owners of the Book-Entry Certificates that it represents.

  Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede. Distributions with respect to certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Taxation of Regular Certificates--Taxation of Certain Foreign Investors" and "--Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in the book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

  Monthly and annual reports on the Trust Fund will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

  DTC has advised the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.
Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Agreement on behalf of a Clearstream, Luxembourg customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some certificates which conflict with actions taken with respect to other certificates.

  Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or GreenPoint Credit advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and GreenPoint Credit or the trustee is unable to locate a qualified successor, (b) GreenPoint Credit, at its sole option, with the consent of the trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an event of default under the Agreement, beneficial owners having Percentage Interests aggregating not less than 51% of the Book-Entry Certificates advise the trustee and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of beneficial owners.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as certificateholders under the Agreement.

  Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfer of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

  Neither the seller or the servicer nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                        Federal Income Tax Consequences

  Orrick, Herrington & Sutcliffe llp, special counsel to the seller, is of the opinion that, assuming (1) the making of appropriate elections and (2) compliance by the seller, the servicer and the trustee with all of the provisions of the related Agreements:

   . the electing portion of the Trust Fund will qualify, for federal income tax purposes, as a real estate mortgage investment conduit (a "REMIC") within the meaning of Sections 860A through 860G of the Code (the "REMIC Provisions");

   . the offered certificates represent ownership of (i) the "regular interests" in such REMIC and will be treated as debt instruments for purposes of Chapter 1 of the Code (generally relating to the calculation of a certificateholder's tax liability) and (ii) an interest in the hedge agreement which generally will be treated as an interest in a "notional principal contract" for such purposes;

   . the Class R Certificates are the sole class of "residual interests" in such REMIC; and

   . the REMIC represented by the Trust Fund will not be subject to federal income tax as a separate entity except for:

     (1) the tax on "prohibited transactions" imposed by Section 860F of the Code;

     (2) the tax on "contributions after startup date" imposed by Section 860G(d) of the Code; and

     (3) the tax on "income on foreclosure property" imposed by Section 860G(c) of the Code, respectively, each within the meaning of the REMIC Provisions in effect on the date of this prospectus supplement.

  However, continuing qualification as a REMIC requires ongoing compliance with applicable provisions of the Code, including the REMIC provisions, and related Treasury regulations all of which are subject to change.

  The following are the currently applicable material federal income tax consequences of the purchase, ownership and disposition of certificates. In addition to its opinions set forth above, Orrick, Herrington & Sutcliffe llp has prepared or reviewed the statements in the prospectus and this prospectus supplement under the headings "Federal Income Tax Consequences," and is of the opinion that such statements in the prospectus and as supplemented by such statements in this prospectus supplement are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Trust Fund as a REMIC for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is urged to consult its own tax advisors with regard to the tax consequences to it of investing in the offered certificates.

  The offered certificates will be Regular Certificates as defined in the prospectus under "Federal Income Tax Consequences--REMIC Certificates," except that the offered certificates will be comprised of fixed rate REMIC "regular interests" coupled with a swap contract as described in the prospectus under "Federal Income Tax Consequences--Treatment of Certificates Representing a REMIC Regular Interest Coupled with a Swap or Cap Contract." As such, the offered certificates will be treated as debt instruments for purposes of calculating a certificateholder's federal income tax liability, except that such treatment will apply to the offered certificates only to the extent of the portion of the offered certificates attributable to the underlying fixed rate regular interest, while the portion attributable to the underlying interest in the hedge agreement will be treated as an interest in a "notional principal contract." The servicer presently expects to take the position that the amount of purchase price properly allocable to the portion of an offered certificate representing the underlying interest in a notional principal contract is de minimis and, accordingly, to ignore any such allocable amount for purposes of information reporting relating to original issue discount. Notwithstanding such allocation, however, prospective purchasers of offered certificates should be aware of the considerations described under "Federal Income Tax Consequences--Treatment of Certificates Representing a REMIC Regular Interest Coupled with a Swap or Cap Contract" with respect to amounts paid with respect to and received in respect of an interest in a notional principal contract. More particularly, to the extent that the offered certificates are to be treated as debt instruments (i.e., to the extent of the underlying interest in REMIC regular interests) for purposes of calculating a certificateholder's federal income tax liability, holders of offered certificates will be required to report income under the accrual method of accounting regardless of their normal tax accounting method. However, to the extent that the offered certificates are treated as an interest in a notional principal contract (i.e., to the extent of the underlying interest in the hedge agreement) for purposes of calculating a certificateholder's federal income tax liability, holders of offered certificates will be subject to the considerations described in the prospectus under "Federal Income Tax Consequences--Treatment of Certificates Representing a REMIC Regular Interest Coupled with a Swap or Cap Contract." Payments made by the Trust Fund on the hedge agreement and allocable to investors that are individuals may be treated as investment expenses subject to the limitations on deductibility imposed by Section 67 of the Code and described in "Federal Income Tax Consequences--Taxation of Regular Certificates--Pass-Through of Expenses Other Than Interest" in the Prospectus.

  Assuming in each case that a substantial amount of a class is sold at the price for such class stated on the cover of this prospectus supplement, and subject to the uncertainties concerning the determination of "original issue discount" for variable rate certificates discussed in "Federal Income Tax Consequences--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Certificates" in the prospectus and the allocation of purchase price between the portions of a certificate representing regular interests and the hedge agreement as discussed above, the offered certificates will not be issued with "original issue discount."

  The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the contracts will prepay at a rate equal to 200% of the Prepayment Model. No representation is made that the contracts will prepay at that rate or at any other rate. See "Federal Income Tax Consequences--Taxation of Regular Certificates--Original Issue Discount" and "--Premium" in the prospectus.

  If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a holder of an offered certificate, the amount of original issue discount allocable to such period would be zero and such certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificates.

  In certain circumstances IRS Regulations relating to "original issue discount" permit the holder of a debt instrument to recognize "original issue discount" under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an offered certificate may be able to select a method for recognizing "original issue discount" that differs from that used by the REMIC administrator in preparing reports to the certificateholders and the IRS.

  Certain classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--Taxation of Regular Certificates" and "--Premium" in the prospectus.

  The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated, except that the offered certificates will be so treated only to the extent of the underlying REMIC regular interests. In addition, interest on the offered certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such certificates are treated as "real estate assets" under Section

856(c)(4)(A) of the Code (which would exclude amounts attributable to the interest in the underlying hedge agreement). Moreover, the certificates (other than the Residual Certificates) will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein, except that the offered certificates again generally would so qualify only to the extent of an interest in the underlying REMIC regular interests. Because the portion of the certificates representing an interest in the hedge agreement will not be permitted assets for a REMIC and any income derived from the hedge agreement would be income from non-permitted assets subject to prohibited transaction tax, the certificates should not be included as assets of another REMIC. See "Description of the Certificates--Termination of the Agreement" in this prospectus supplement and "Federal Income Tax Consequences--REMIC Certificates" in the prospectus.

  For further information regarding federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences--REMIC Certificates" in the prospectus.

                              ERISA Considerations

  The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and
Section 4975 of the Code impose requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds, insurance company general or separate accounts and other entities in which "plan assets" of such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to "plan assets" of those Plans.

General Restrictions

  Under current law the purchase and holding of the offered certificates by or on behalf of, or with "plan assets" of, any Plan could result in non-exempt prohibited transactions under ERISA and/or Section 4975 of the Code. Because the offered certificates do not qualify for exemptive relief under any exemption issued to either underwriter of the offered certificates or under U.S. Department of Labor Prohibited Transaction Class Exemption 83-1, transfers of the offered certificates to any transferee will not be registered by the trustee and such transfers shall be deemed to be null and void unless the transferee (and any subsequent transferee) executes a representation letter stating that it is not, and is not purchasing on behalf of, any Plan or using the "plan assets" of any Plan to effect the purchase and holding of the applicable certificates; provided, however, that for so long as the offered certificates are issued as Book-Entry Certificates, any purchaser or transferee of offered certificates, by its purchase or holding of the offered certificate (or any interest therein), shall be deemed to have represented that it is not, and is not purchasing on behalf of, any Plan or using the "plan assets" of any Plan to effect such purchase and the holding of the offered certificates. See "ERISA Considerations" in the prospectus.

                                    Ratings

  It is a condition to the issuance of the certificates that the offered certificates be rated "AAA" by Standard & Poor's Ratings Services ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of the offered certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

  The ratings assigned by Moody's to pass-through certificates address the likelihood of the receipt by the related certificateholders of their allocable share of principal and/or interest on the underlying assets. The ratings assigned by S&P to the pass-through certificates address the likelihood that the related certificateholder will receive its allocable share of timely payment of interest and ultimate repayment of principal by the related Last Scheduled Distribution Date. S&P and Moody's ratings take into consideration the credit quality of the related underlying assets, any credit support arrangements, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such underlying assets is adequate to make payments required by such certificates. Among other things, a reduction in the rating of FSA's claims-paying ability may result in a reduction of the ratings of the offered certificates. S&P and Moody's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the underlying assets or as to whether yield may be adversely affected as a result thereof. An explanation of the significance of such ratings may be obtained from Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041, telephone (212) 438-2000 and Moody's Investors Service, Inc., Moody's Investors Service, Manufactured Housing Monitoring Department, 99 Church Street, New York, NY 10007, telephone (212) 553-0300.

  The seller has not requested a rating on the offered certificates by any rating agency other than S&P and Moody's. However, there can be no assurance as to whether any other rating agency will rate any or all of the offered certificates, or if it did, what rating would be assigned to the offered certificates by any such other rating agency. A rating on any or all of the offered certificates by certain other rating agencies, if assigned at all, may be lower than the rating assigned to such certificates by S&P and Moody's.

                                Legal Investment

  The offered certificates will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") so long as they are rated in the two highest categories by at least one nationally recognized statistical rating organization and, as such, will constitute legal investments for certain types of investors to the extent provided in SMMEA.
Such institutions should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for such investors. See "Legal Investment" in the prospectus.

                             Method of Distribution

  The underwriters named below have severally agreed, subject to the terms and conditions of the underwriting agreement, dated the date of this prospectus supplement, between the seller and Credit Suisse First Boston Corporation, as representative of the underwriters, to purchase from the seller, the respective principal amounts of the offered certificates set forth next to its name in the table below.

                            Underwriting Commitments

                                             Class A-1               Class A-2               Class A-3
            Underwriters                    Certificates            Certificates            Certificates
            ------------                    ------------            ------------            ------------
Credit Suisse First Boston
 Corporation.........................         $30,000,000             $75,000,000             $60,000,000
First Union Securities, Inc..........         $ 7,000,000             $18,000,000             $         0
     Total...........................         $37,000,000             $93,000,000             $60,000,000

  In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the offered certificates if any offered certificates are purchased. The underwriting agreement provides that the seller will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof. The underwriters will reimburse certain expenses of the seller.

  The seller has been advised by the underwriters that they propose initially to offer the offered certificates to the public at the prices set forth in this prospectus supplement, and to certain dealers at such prices, less the initial concession not in excess of 0.165% of the Class A-1 Certificate Balance, 0.165% of the Class A-2 Certificate Balance and 0.165% of the Class A-3 Certificate Balance. The underwriters may allow dealers, and such dealers may allow, a concession not in excess of 0.135% of the Class A-1 Certificate Balance, 0.135% of the Class A-2 Certificate Balance and 0.135% of the Class A-3 Certificate Balance. After the initial public offering of the offered certificates, the public offering prices and such concessions may be changed. GreenPoint Credit estimates that it will incur expenses of $450,000 in connection with this offering.

  In connection with the sale of the offered certificates, the underwriters and other persons participating in the sale may engage in transactions that stabilize, maintain or otherwise affect the price of the offered certificates. Specifically, the underwriters may over-allot in connection with the sale, creating a short position in the offered certificates for their own accounts.
To cover over-allotments or to stabilize the price of the offered certificates, the underwriters may bid for, and purchase, offered certificates in the open market. The underwriters may also impose a penalty bid whereby they may reclaim selling concessions allowed to an underwriter or a dealer for distributing the offered certificates, if the underwriters repurchase previously distributed offered certificates in transactions to cover their short positions, in stabilization transactions or otherwise. Finally, the underwriters may bid for, and purchase, the offered certificates in market making transactions. These activities may stabilize or maintain the market price of the offered certificates above market levels that may otherwise prevail. The underwriters are not required to engage in these activities and may end any of these activities at any time.

  Credit Suisse First Boston International, the hedge counterparty, is an affiliate of Credit Suisse First Boston Corporation, an underwriter.

                                 Use of Proceeds

  Substantially all of the net proceeds to be received from the sale of the offered certificates will be used by the seller for general corporate purposes, including the purchase of the contracts and the payment of other expenses connected with pooling the contracts and issuing the offered certificates.

                                  Legal Matters

  Certain legal matters relating to the offered certificates, including legal matters relating to material federal income tax consequences concerning the offered certificates, will be passed upon for the seller by Orrick, Herrington & Sutcliffe llp, Los Angeles, California and for the underwriters by Brown & Wood llp, New York, New York. Certain legal matters will be passed upon for FSA by Steven D. Thomas, Associate General Counsel to FSA.

                                     Experts

  The consolidated balance sheets of FSA and its subsidiaries as of December 31, 1999 and December 31, 1998 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1999, incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    Glossary

  Below are abbreviated definitions of significant capitalized terms used in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus. The Agreement may contain more complete definitions of the terms used in this prospectus supplement and reference should be made to the Agreement for a more complete understanding of all terms.

  "Agreement" means that certain Pooling and Servicing Agreement, dated as of December 1, 2000, by and between GreenPoint Credit, as Seller and servicer, and Bank One, National Association, as trustee.

  "Auction Rate" means, with respect to the first Distribution Date, the rate as set by Credit Suisse First Boston Corporation no later than December 14, 2000, which will not exceed the Maximum Auction Rate (as defined in Annex II hereto). Thereafter, the "Auction Rate" will be the Auction Rate (as defined in Annex II hereto) established for the Class A-3 Certificates for that Distribution Date based upon the Auction Procedures described in Annex II hereto.

  "Available Distribution Amount" with respect to each Distribution Date, is the sum of:

  (a) the Monthly Advance (as defined under "Description of the Certificates-- Advances" in this prospectus supplement) for the related Distribution Date;

  (b) amounts received from the hedge counterparty pursuant to the hedge agreement, if any (including termination payments, if any) (as described under "Description of the Certificates--The Hedge Agreement" in this prospectus supplement); and

  (c) the amount in the Payment Account on the close of business on the last day of the immediately preceding Collection Period, less the sum of:

     (1) amounts paid to the hedge counterparty pursuant to the hedge agreement, if any (including termination payments, if any) (as described under "Description of the Certificates--The Hedge Agreement" in this prospectus supplement);

     (2) any repossession profits, of which there are expected to be a de minimis amount;

     (3) payments on contracts that have been repurchased as a result of a breach of a representation or warranty that are received during or after the month of repurchase;

     (4) Excess Contract Payments and any payments not required to be distributed to the certificateholders on the related Distribution Date;

     (5) liquidation expenses and certain taxes and insurance premiums advanced by the servicer in respect of the manufactured homes (as described under "Description of the Certificates--Advances" in this prospectus supplement);

     (6) reimbursements to the servicer for Nonrecoverable Advances and Monthly Advances, to the extent permitted by the Agreement (as described under "Description of the Certificates--Advances" in this prospectus supplement); and

     (7) the Monthly Servicing Fee.

  "Certificate Interest Distribution Amount" means, with respect to any Distribution Date, the sum of the Class A-1 Interest Distribution Amount, the Class A-2 Interest Distribution Amount and the Class A-3 Interest Distribution Amount.

  "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg.

  "Closing Date" means December 15, 2000.

  "Collection Period" means, with respect to any Distribution Date, the calendar month immediately preceding the month of the Distribution Date.

  "Contract Schedule" means the schedule attached to the Agreement describing the contracts to be conveyed to the Trust Fund.

  "Credit Enhancement Amount" means, with respect to each Distribution Date, the sum of (1) any amounts paid to the Trust Fund pursuant to the swap and (2) any Enhancement Payment.

  "Credit Enhancement Default" means that the following events have occurred:

   . a Swap Default has occurred and is continuing or the swap has been cancelled by the mutual agreement of FSA and GreenPoint Bank, without the consent of the seller, the servicer, the trustee or the certificateholders and the swap has not been replaced or the swap is insufficient; and

   .  a FSA Default has occurred and is continuing.

  "Cut-off Date" means November 30, 2000.

  "Deficiency Event" means date on which the Pool Scheduled Principal Balance is less than the aggregate Certificate Balance of the offered certificates.

  "Determination Date" means the fourth business day prior to each Distribution Date.

  "Distribution Date" means the 22nd day of each month, or, if the 22nd day is not a business day, the next succeeding business day, beginning in January 2001.

  "Enhancement Payment" means, with respect to any Distribution Date, payments payable under the certificate guaranty insurance policy equal to the amount by which the aggregate amount distributable to the offered certificates described in clauses (1) and (2) of "Description of the Certificates--Priority of Distributions" exceeds the Available Distribution Amount plus the amount paid to the Trust Fund pursuant to the swap, if any.

  "Excess Contract Payment" means a payment received on a contract that is in excess of the Scheduled Payment, is not a partial principal prepayment or prepayment in full and is not part of any liquidation proceeds. Excess Contract Payments will be held by the trustee in the Payment Account and may be applied as described under "Description of the Certificates--Advances" in this prospectus supplement.

  "Formula Principal Distribution Amount" means, with respect to each Distribution Date, the sum of:

  (1) all scheduled payments of principal due on each outstanding contract during the Collection Period preceding the month in which the Distribution Date occurs;

  (2) the Scheduled Principal Balance of each contract which, during the Collection Period preceding the month of such Distribution Date, was purchased by GreenPoint Credit pursuant to the Agreement on account of certain breaches of its representations and warranties or purchased by the holder of the Class R Certificates pursuant to the Agreement on account of any contract which has been converted from a fixed rate to a variable rate;

  (3) all partial prepayments of principal on the contracts received during such preceding Collection Period;

  (4) the Scheduled Principal Balance of each contract that was prepaid in full during such preceding Collection Period;

  (5) the Scheduled Principal Balance of each contract that became a liquidated contract during such preceding Collection Period;

  (6) the aggregate of all non-cash reductions in the Scheduled Principal Balance of the contracts during such proceeding Collection Period whether by bankruptcy or other similar proceeding or other adjustment by the servicer in the normal course of its servicing activities; and

  (7) any previously undistributed shortfalls in the amounts in clauses (1) through (6) above in respect of prior Distribution Dates, other than any such shortfall with respect to which an Enhancement Payment has been made to the certificateholders.

  "FSA" means Financial Security Assurance Inc., its successors and assigns.

  "FSA Default" means the occurrence and continuance of any of the following:

   . the failure by FSA to make a payment under the certificate guaranty insurance policy in accordance with its terms; or

   . (1) FSA shall have (A) filed any petition or commences any case or proceeding under any provision or chapter of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) made a general assignment for the benefit of its creditors, or (C) had an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (2) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for FSA or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of FSA (or the taking of possession of all or any material portion of the property of FSA).

  "Guaranteed Distributions" means, with respect to each Distribution Date, the distribution to be made to holders of the offered certificates in an aggregate amount equal to the sum of (1) the Certificate Interest Distribution Amount for such Distribution Date and (2) the Formula Principal Distribution Amount due and payable on such Distribution Date, in each case in accordance with the original terms of the offered certificates when issued and without regard to any amendment or modification of the offered certificates or the Agreement which has not been consented to by FSA; provided, however, that Guaranteed Distributions shall not include (x) any portion of the Certificate Interest Distribution Amount due to holders of offered certificates because the appropriate notice and certificate for payment in proper form was not timely received (as "received" is defined under "Description of the Certificates--Certificate Guaranty Insurance Policy" in this prospectus supplement) by FSA or (y) any portion of the Certificate Interest Distribution Amount due to holders of offered certificates representing interest on any Certificate Interest Distribution Amount unless, in the case of (x) or (y), FSA elects, in its sole discretion, to pay such amount in whole or in part. Guaranteed Distributions shall not include, nor shall coverage be provided under the certificate guaranty insurance policy in respect of, any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Guaranteed Distribution to the holder of an offered certificate.

  "Insurance Agreement" means that certain Insurance and Indemnity Agreement (as amended or supplemented from time to time), dated as of the Closing Date, among GreenPoint Credit, the initial holder of the Class R Certificates, the trustee and FSA.

  "Interest Distribution Amount" means the amount of interest distributable to each class of offered certificates as described under "Description of the Certificates--Interest Distributions" in this prospectus supplement.

  "Interest Period" means the period during which the offered certificates accrue interest at their respective Pass-Through Rate as described under "Description of the Certificates--Interest Distributions" in this prospectus supplement.

  "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a period equal to one-month United States dollar deposits which appears on Telerate Screen Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Screen Page 3750 or some other service for displaying LIBOR or comparable rates as may be selected by the trustee after consultation with the servicer and the hedge counterparty, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period). The trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period). On each LIBOR Determination Date, the trustee will determine LIBOR for the next Interest Period.

  "LIBOR Determination Date" means, with respect to any Interest Period, the second London business day preceding the commencement of that Interest Period. For purposes of determining LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

  "Monthly Advance" means an advance required to be made by the servicer pursuant to the Agreement equal to the lesser of:

   . delinquent Scheduled Payments of principal and interest on the contracts that were due in the preceding Collection Period; or

   . the amount, if any, by which scheduled distributions of principal and interest due on the certificates exceed the amounts specified in clauses
      (b) and (c) of the definition of the Available Distribution Amount on that Distribution Date;

except to the extent that, in the servicer's sole judgment, the advance would not be recoverable from related late payments, liquidation proceeds or otherwise.

  "Nonrecoverable Advance" means a Monthly Advance or an advance made by the servicer in respect of certain taxes and insurance premiums not paid by an obligor on a timely basis, in each case, that is subsequently deemed, in the servicer's sole judgment, to be nonrecoverable from related late payments, liquidation proceeds or otherwise.

  "Percentage Interest" means the undivided percentage interest of a certificate in the distributions on the class of certificates to which it relates which will be equal to the percentage obtained from dividing the denomination of the certificate by the Initial Certificate Balance of the class of certificates to which it relates.

  "Pool Scheduled Principal Balance" means, with respect to any Distribution Date, the Cut-off Date Pool Principal Balance, less the aggregate of the Formula Principal Distribution Amounts (exclusive of the amounts in clause (7) of the definition thereof) for all prior Distribution Dates.

  "Record Date" means, with respect to the first Distribution Date, the close of business on the Closing Date and with respect to subsequent Distribution Dates, the close of business on the last business day preceding the applicable Distribution Date.

  "Reference Banks" means leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

  "Spread Account" means the account established and maintained in accordance with the terms of the Insurance Agreement.

  "Swap Default" means the failure of GreenPoint Bank, or a substitute swap counterparty if the swap has been replaced, to make a payment under the swap in accordance with its terms.

  "Telerate Screen Page 3750" means the display page so designated on the Bridge Telerate Capital Markets Report, or such other page as may replace page 3750 on such service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page, or some other page as may replace that page on such service, or if the service is no longer offered, some other service for displaying LIBOR or comparable rates as may be selected by the trustee after consultation with the servicer and the hedge counterparty.

  "Trust Fund" means all of the assets of the trust fund created by GreenPoint Credit to issue the GreenPoint Credit Manufactured Housing Contract Trust Pass-Through Certificates, Series 2000-6.

                                    Annex I


                        Global Clearance, Settlement and

                          Tax Documentation Procedures

  Except in certain limited circumstances, the globally offered GreenPoint Credit Manufactured Housing Contract Trust Pass-Through Certificates, Series 2000-6 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and Participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as Participants.

  Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

  Initial Settlement for the Global Securities will be in immediately available funds.

  Investors electing to hold their Global Securities through DTC (other than through accounts at Euroclear or Clearstream, Luxembourg) will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures applicable to conventional Eurobonds in registered form. Global Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg holders on the business day following the settlement date against payment for value on the settlement date.

Secondary Market Trading

  Because the purchaser determines the place of delivery, it is important to establish at the time of the trading of any Global Securities where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading Between DTC Participants. Secondary market trading between Participants (other than Morgan Guaranty Trust Company of New York ("Morgan") and Citibank, N.A. ("Citibank") as depositories for Euroclear and Clearstream, Luxembourg respectively) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

  Trading Between Euroclear Participants and/or Clearstream, Luxembourg Customers. Secondary market trading between Euroclear Participants and/or Clearstream, Luxembourg customers will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading Between DTC Seller and Euroclear or Clearstream, Luxembourg Purchaser. When Global Securities are to be transferred from the account of a Participant (other than Morgan and Citibank as depositories for Euroclear and Clearstream, Luxembourg, respectively) to the account of a Euroclear Participant or a Clearstream, Luxembourg customer, the purchaser must send instructions to Clearstream, Luxembourg before settlement date 12:30. Euroclear or Clearstream, Luxembourg, as the case may be, will instruct Morgan or Citibank respectively, to receive the Global Securities against payment. Payment will then be made by Morgan or Citibank as the case may be, to the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear Participants' or Clearstream, Luxembourg customers' accounts. Credit for the Global Securities will appear on the next day (European time) and cash debit will be back-valued to, and the interest on the Notes will accrue from the value date (which would be the preceding day when settlement occurs in New York). If settlement is not completed on the intended value date (i.e. the trade fails), the Euroclear or Clearstream, Luxembourg cash debit will be valued instead as of the actual settlement date.

  Euroclear Participants and Clearstream, Luxembourg customers will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, they may take on credit exposure to Euroclear or Clearstream, Luxembourg until the Securities are credited to their accounts one-day later.

  As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants/customers can elect not pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear Participants or Clearstream, Luxembourg customers purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases, the investment income on Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's/customer's particular cost of funds.

  Because the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending Global Securities to Morgan or Citibank for the benefit of Euroclear participants or Clearstream, Luxembourg customers. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participant, a cross-market transaction will settle no differently from a trade between two Participants.

  Trading Between Euroclear or Clearstream, Luxembourg Seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear Participants and Clearstream, Luxembourg customers may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Morgan or Citibank, to another Participant. The seller must send instructions to Clearstream, Luxembourg before settlement date 12:30. In these cases, Euroclear or Clearstream, Luxembourg will instruct Morgan or Citibank, as appropriate, to credit the Global Securities to the Participant's account against payment. The payment will then be reflected in the account of the Euroclear Participant or Clearstream, Luxembourg customer the following business day, and receipt of the cash proceeds in the Euroclear Participant's or Clearstream, Luxembourg customers' account will be back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If the Euroclear Participant or Clearstream, Luxembourg customer has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e.
the trade fails), receipt of the cash proceeds in the Euroclear Participant's or Clearstream, Luxembourg customer's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

  A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including "original issue discount") on registered debt issued by U.S. Persons, unless, under currently applicable laws, (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

  Exemption for non-U.S. Persons (Form W-8 or Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) or Form W-8BEN (Certificate of Foreign Status of Beneficial Owner's United States Tax Withholding). After December 31, 2000, only Form W-8BEN will be acceptable. If the information shown on Form W-8 or Form W-8BEN, changes, a new Form W-8 or Form W-8BEN must be filed within 30 days of such change.

  Exemption for non-U.S. Persons with effectively connected income (Form 4224 or Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or

Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

  Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001 or Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate) or Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If Form 1001 is provided and the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8 or Form W-8BEN. Form 1001 may be filed by the Certificate Owner or his agent. After December 31, 2000, only Form W-8BEN will be acceptable.

  Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

  U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8, Form 1001 and Form 4224 are effective until December 31, 2000. Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed. The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any State thereof or the District of Columbia, or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities. Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or "original issue discount" paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

                                    Annex II


                               Auction Procedures

  The following description of the Auction Procedures applies to the Class A-3 Certificates. The term "certificate," as used in this Annex, refers to the Class A-3 Certificates, and the term "certificateholder" refers to certificateholders holding the Class A-3 Certificates.

Definitions

  Capitalized terms used in this Annex II and not otherwise defined have the meanings ascribed to them in the accompanying prospectus supplement. Additionally, the following terms have the meanings ascribed to them:

  "All Hold Rate" means for any Interest Period ninety percent (90%) of LIBOR for such period.

  "Auction" means the implementation of the Auction Procedures on an Auction
Date.

  "Auction Agent" means Bankers Trust Company, a New York banking corporation, or any successor appointed under the Auction Agent Agreement.

  "Auction Agent Agreement" means the Auction Agent Agreement, to be entered into as of the Closing Date, among the trustee, the Auction Agent and GreenPoint Bank, as holder of the Class R Certificates.

  "Auction Agent Fee" means the fee paid to the Auction Agent pursuant to the Agreement and the Auction Agent Agreement.

  "Auction Date" means the Business Day immediately preceding the first day of each Auction Period, commencing in January 2001, other than:

  (1) each Auction Period commencing after the certificates are no longer Book-Entry Certificates;

  (2) each Auction Period commencing after and during the continuance of a FSA Default; or

  (3) each Auction Period commencing less than two Business Days after the cure or waiver of a FSA Default.

Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to the Auction Agent Agreement, as described in this prospectus supplement.

  "Auction Period" means the Interest Period for the Class A-3 Certificates.

  "Auction Procedures" means the procedures set forth in the Agreement, and described in this prospectus supplement by which the Auction Rate is determined.

  "Auction Rate" means the rate of interest per annum that results from the implementation of the Auction Procedures.

  "Authorized Denominations" means $25,000 and integral multiples of $25,000 in excess thereof.

  "Broker-Dealer" means Credit Suisse First Boston Corporation or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that
(a) is a Participant (or an affiliate of a Participant), (b) has been appointed as such by the servicer, with the consent of the Market Agent and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

  "Broker-Dealer Agreement" means the Broker-Dealer Agreement, to be entered into as of the Closing Date, among the Auction Agent, the Broker-Dealer and GreenPoint Bank, as holder of the Class R Certificates and each other agreement among the Auction Agent, the holder of the Class R Certificates and an eligible Broker-Dealer, as from time to time, amended or supplemented.

  "Broker-Dealer Fee" means the fee paid to the Broker-Dealer pursuant to the Agreement and the Broker-Dealer Agreement.

  "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which the New York Stock Exchange or banking institutions in the States of New York, Illinois or California are authorized or obligated by law or executive order to be closed.

  "Existing Certificateholder" means (i) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Certificateholder Registry at the close of business on the Business Day immediately preceding such Auction and (ii) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of any certificate.

  "Existing Certificateholder Registry" means the registry of Persons who are owners of the Class A-3 Certificates maintained by the Auction Agent as provided in the Auction Agent Agreement.

  "Market Agent" means Credit Suisse First Boston Corporation.

  "Maximum Auction Rate" means (A) LIBOR plus 1.00% (if the ratings assigned by the Rating Agencies to the Class A-3 Certificates are "AAA" and "Aaa"), (B) LIBOR plus 1.25% (if the ratings assigned by the Rating Agencies to the Class A-3 Certificates are "AA" and "Aa2" or better, unless the requirements of (A) above are satisfied), (C) LIBOR plus 2.00% (if the ratings assigned by the Rating Agencies to the Class A-3 Certificates are "A" and "A2" or better, unless the requirements of (A) or (B) above are satisfied) or (D) LIBOR plus 3.50% (if any one of the ratings assigned by the Rating Agencies to the Class A-3 Certificates is less than "A" or "A2"). For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last rating of which the Auction Agent has been given notice pursuant to the Auction Agent Agreement.

  "Person" means any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any such agency or political subdivision thereof.

  "Potential Certificateholder" means any Person (including an Existing Certificateholder that is (i) a Broker-Dealer when dealing with the Auction Agent and (ii) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring Class A-3 Certificates (or, in the case of an Existing Certificateholder thereof, an additional principal amount of Class A-3 Certificates).

  "Rate Adjustment Date" means the date on which the Class A-3 Pass-Through Rate is effective and means, with respect to each certificate, the date of commencement of each Auction Period.

  "Rate Determination Date" means the Auction Date, or if no Auction Date is applicable, the Business Day immediately preceding the date of commencement of an Auction Period.

  "Reference Banks" means leading banks selected by the Auction Agent and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

          Existing Certificateholders and Potential Certificateholders

  Participants in each Auction may include: (i) Existing Certificateholders as of the close of business on the Business Day preceding each Auction Date according to the records of the Auction Agent; and (ii) Potential
Certificateholders.  See "--Broker-Dealer."

  By purchasing a Class A-3 Certificate, whether in an Auction or otherwise, each prospective purchaser of the Class A-3 Certificates or its Broker-Dealer must agree and will be deemed to have agreed: (i) to participate in Auctions on the terms described in this prospectus supplement; (ii) so long as the beneficial ownership of the Class A-3 Certificates is maintained in book-entry form to sell, transfer or otherwise dispose of the Class A-3 Certificates only pursuant to a Bid (as defined below) or a Sell Order (as defined below) in an Auction, or to or through a Broker-Dealer, provided that in the case of all transfers other than those pursuant to an Auction, the Existing Certificateholder of the Class A-3 Certificates so transferred, its Participant or Broker-Dealer advises the Auction Agent of such transfer; (iii) to have its beneficial ownership of the Class A-3 Certificates maintained at all times in book-entry form for the account of its Participant, which in turn will maintain records of such beneficial ownership, and to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request; (iv) that a Sell Order placed by an Existing Certificateholder will constitute an irrevocable offer to sell the principal amount of the Class A-3 Certificate specified in such Sell Order; (v) that a Bid placed by an Existing Certificateholder will constitute an irrevocable offer to sell the principal amount of the Class A-3 Certificates specified in such Bid if the rate specified in such Bid is greater than, or in some cases equal to, the Class A-3 Pass-Through Rate determined as described in this prospectus supplement; and (vi) that a Bid placed by a Potential Certificateholder will constitute an irrevocable offer to purchase the amount, or a lesser principal amount, of the Class A-3 Certificate specified in such Bid if the rate specified in such Bid is, respectively, less than or equal to the Class A-3 Pass-Through Rate then in effect, determined as described in this prospectus supplement.

  The principal amount of the Class A-3 Certificates purchased or sold may be subject to proration procedures on the Auction Date. Each purchase or sale of the Class A-3 Certificates on the Auction Date will be made for settlement on the first day of the Auction Period immediately following such Auction Date at a price equal to 100% of the principal amount thereof, plus accrued but unpaid interest thereon. The Auction Agent is entitled to rely upon the terms of any Order submitted to it by a Broker-Dealer.

Auction Agent

  Bankers Trust Company, a New York banking corporation, will be appointed as Auction Agent to serve as agent for the Trust Fund in connection with Auctions. The trustee will enter into the Auction Agent Agreement with Bankers Trust Company as the Auction Agent. Any substitute Auction Agent ("Substitute Auction Agent") will be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the trustee and the Market Agent in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc. having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it under the Auction Agent Agreement and approved by FSA in writing. The Auction Agent may at any time resign by giving at least 90 days notice to the trustee, FSA and the Market Agent. The Auction Agent may be removed at any time by the trustee upon the written direction of FSA, or, with the written consent of FSA, the certificateholders holding 66-2/3% of the aggregate principal amount of the Class A-3 Certificates then outstanding, by an instrument signed by FSA or such certificateholders or their attorneys and filed with the Auction Agent, the trustee and the Market Agent upon at least 90 days notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences will be effective until and unless a Substitute Auction Agent has been appointed, has been approved in writing by FSA and has accepted such appointment. If required by FSA, certificateholders holding 66-2/3% of the aggregate principal amount of the Class A-3 Certificates then outstanding or by the Market Agent, a substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the trustee, FSA and the Market Agent in writing that it has not received payment of any Auction Agent Fee due it in accordance with the Auction Agent Agreement, the Auction Agent does not receive such payment.

  If the Auction Agent should resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the trustee, with the consent of FSA (after receipt of a certificate from the Market Agent confirming that any proposed Substitute Auction Agent meets the requirements described in the immediately preceding paragraph above), shall use its best efforts to appoint a Substitute Auction Agent.

  The Auction Agent is acting as agent for the Trust Fund in connection with Auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the Auction Agent will not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and will not be liable for any error of judgment made in good faith unless the Auction Agent will have been negligent in ascertaining (or failing to ascertain) the pertinent facts. The Auction Agent Fee will be paid in the order of priority described in this prospectus supplement. Pursuant to the Auction Agent Agreement, the holder of the Class R Certificates will guaranty the Auction Agent the Auction Agent Fee. To the extent funds are available as described in "Description of the Certificates-- Priority of Distributions" in this prospectus supplement, the Trust Fund will indemnify and hold harmless the Auction Agent for and against any loss, liability or expense incurred without negligence or bad faith on the Auction Agent's part, arising out of or in connection with the acceptance or administration of its agency under the Auction Agent Agreement and any Broker-Dealer Agreement, including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any such claim or liability in connection with its exercise or performance of any of its respective duties thereunder and of enforcing this indemnification provision; provided that the Trust Fund will not indemnify the Auction Agent as described in this paragraph for any fees and expenses incurred by the Auction Agent in the normal course of performing its duties under the Auction Agent Agreement and under any Broker-Dealer Agreement, such fees and expenses being payable as described above.

Broker-Dealer

  Existing Certificateholders and Potential Certificateholders may participate in Auctions only by submitting orders (in the manner described below) through a Broker-Dealer.

  Each Broker-Dealer is entitled to a Broker-Dealer Fee, which is payable in the priority described in this prospectus supplement and guaranteed by the holder of the Class R Certificates pursuant to the related Broker-Dealer Agreement.

                               Auction Procedures

General

  Pursuant to the Auction Agent Agreement, Auctions to establish the Auction Rate for the Class A-3 Certificates issued by the Trust Fund will be held on each applicable Auction Date, except as described below, by application of the Auction Procedures described in this prospectus supplement.

  In the event the ownership of the Class A-3 Certificates is no longer maintained in book-entry form by DTC, no further Auctions will be held.

  The Auction Agent will calculate the Maximum Auction Rate, the All Hold Rate and LIBOR on each Auction Date. If the Class A-3 Certificates are no longer maintained in book-entry form, the trustee will calculate the Maximum Auction Rate on the Business Day immediately preceding the first day of each Auction Period. If a FSA Default has occurred, the trustee will calculate the Maximum Auction Rate on the Rate Determination Date for (i) each Auction Period commencing after the occurrence and during the continuance of such FSA Default and (ii) any Auction Period commencing less than two Business Days after the cure of any FSA Default. The Auction Agent will determine LIBOR for each Auction Period; provided, that if the ownership of the certificates is no longer maintained in book-entry form, or if a FSA Default has occurred, then the trustee will determine LIBOR for each such Auction Period. The determination by the trustee or the Auction Agent, as the case may be, of LIBOR will (in the absence of manifest error) be final and binding upon the certificateholders and all other parties. If calculated or determined by the Auction Agent, the Auction Agent will promptly advise the trustee of LIBOR.

Submission of Orders

  So long as the ownership of the Class A-3 Certificates is maintained in book-entry form, an Existing Certificateholder may sell, transfer or otherwise dispose of Class A-3 Certificates pursuant to a Bid or Sell Order (as hereinafter defined) placed in an Auction only through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Certificateholder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions for the Class A-3

Certificates will be conducted on each applicable Auction Date, if there is an Auction Agent on such Auction Date, in the following manner.

  Prior to the "Submission Deadline" (defined as 1:00 p.m., eastern time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time) on each Auction Date relating to a certificate:

     (a) each Existing Certificateholder may submit to a Broker-Dealer by telephone or otherwise information as to: (i) the principal amount of Class A-3 Certificates held by such Existing Certificateholder which such Existing Certificateholder desires to continue to hold without regard to the Class A-3 Pass-Through Rate for the next succeeding Auction Period (a "Hold Order"); (ii) the principal amount of Class A-3 Certificates which such Existing Certificateholder offers to sell if the Class A-3 Pass-Through Rate for the next succeeding Auction Period will be less than the rate per annum specified by such Existing Certificateholder (a "Bid"); and/or (iii) the principal amount of Class A-3 Certificates held by such Existing Certificateholder which such Existing Certificateholder offers to sell without regard to the Class A-3 Pass-Through Rate for the next succeeding Auction Period (a "Sell Order"); and

     (b) the Broker-Dealer may contact Potential Certificateholders to determine the principal amount of Class A-3 Certificates which each such Potential Certificateholder offers to purchase, if the Class A-3 Pass-Through Rate for the next succeeding Auction Period will not be less than (and in some cases equal to) the rate per annum specified by such Potential Certificateholder (also a "Bid").

  Each Hold Order, Bid and Sell Order will be an "Order." Each Existing Certificateholder and each Potential Certificateholder placing an Order is referred to as a "Bidder."

  Subject to the provisions described below under "Validity of Orders," a Bid by an Existing Certificateholder will constitute an irrevocable offer to sell: (i) the principal amount of Class A-3 Certificates specified in such Bid if the Class A-3 Pass-Through Rate will be less than the rate specified in such Bid,
(ii) such principal amount or a lesser principal amount of Class A-3 Certificates to be determined as described below in "Acceptance and Rejection of Orders," if the Class A-3 Pass-Through Rate will be equal to the rate specified in such Bid or (iii) such principal amount or a lesser principal amount of the Class A-3 Certificates to be determined as described below under "Acceptance and Rejection of Orders," if the Class A-3 Pass-Through Rate is less than the rate specified in such Bid and Sufficient Bids (as defined below) have not been made.

  Subject to the provisions described below under "Validity of Orders," a Sell Order by an Existing Certificateholder will constitute an irrevocable offer to sell: (i) the principal amount of the Class A-3 Certificate specified in such Sell Order or (ii) such principal amount or a lesser principal amount of Class A-3 Certificate as described below under "Acceptance and Rejection of Orders," if Sufficient Bids have not been made.

  Subject to the provisions described below under "Validity of Orders," a Bid by a Potential Certificateholder will constitute an irrevocable offer to purchase
(i) the principal amount of the Class A-3 Certificate specified in such Bid if the Class A-3 Pass-Through Rate will be higher than the rate specified in such Bid or (ii) such principal amount or a lesser principal amount as described below in

"Acceptance and Rejection of Orders," if the Class A-3 Pass-Through Rate is equal to the rate specified in such Bid.

  The Broker-Dealer will submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and will specify with respect to each such Order: (i) the name of the Bidder placing such Order; (ii) the aggregate principal amount that is the subject of such order; (iii) to the extent that such Bidder is an Existing Certificateholder: (a) the principal amount of the Class A-3 Certificates subject to any Hold Order placed by such Existing Certificateholder; (b) the principal amount subject to any Bid placed by such Existing Certificateholder and the rate specified in such Bid; and (c) the principal amount subject to any Sell Order placed by such Existing Certificateholder, and (iv) to the extent such Bidder is a Potential Certificateholder, the rate specified in such Potential Certificateholder's Bid.

  If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent will round such rate up to the next highest one-thousandth (.001) of one percent.

  If an Order or Orders covering the Class A-3 Certificates held by any Existing Certificateholder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent will deem a Hold Order to have been submitted on behalf of such Existing Certificateholder covering the principal amount of Class A-3 Certificates held by such Existing Certificateholder and not subject to an Order submitted to the Auction Agent.

  Neither the seller, the trustee nor the Auction Agent will be responsible for any failure of the Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Certificateholder or Potential Certificateholder.

  An Existing Certificateholder may submit multiple Orders, of different types and specifying different rates, in an Auction with respect to Class A-3 Certificates then held by such Existing Certificateholder. An Existing Certificateholder that offers to purchase additional Class A-3 Certificates is, for purposes of such offer, treated as a Potential Certificateholder.

  Any Bid specifying a rate higher than the Maximum Auction Rate will (i) be treated as a Sell Order if submitted by an Existing Certificateholder and (ii) not be accepted if submitted by a Potential Certificateholder.

Validity of Orders

  If any Existing Certificateholder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of the Class A-3 Certificates held by such Existing Certificateholder, such Orders will be considered valid as follows and in the order of priority described below.

  Hold Orders. All Hold Orders will be considered valid, but only up to the aggregate principal amount of the Class A-3 Certificates held by such Existing Certificateholder.

  Bids. Any Bid will be considered valid up to an amount equal to the excess of the principal amount of the Class A-3 Certificates held by such Existing Certificateholder over the aggregate principal amount of the Class A-3 Certificates subject to any Hold Orders referred to above. Subject to the preceding sentence, if multiple Bids with the same rate are submitted on behalf of such Existing Certificateholder and the aggregate principal amount of Class A-3 Certificates subject to such Bids is greater than such excess, such Bids will be considered valid up to an amount equal to such excess. Subject to the two preceding sentences, if more than one Bid with different rates is submitted on behalf of such Existing Certificateholder, such Bids will be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess. In any event, the aggregate principal amount of Class A-3 Certificates, if any, subject to Bids not valid under the provisions described above will be treated as the subject of a Bid by a Potential Certificateholder at the rate therein specified.

  Sell Orders. All Sell Orders will be considered valid up to an amount equal to the excess of the principal amount of Class A-3 Certificates held by such Existing Certificateholder over the aggregate principal amount of certificates subject to valid Hold Orders and valid Bids as referred to above.

  If more than one Bid for a Class A-3 Certificate is submitted on behalf of any Potential Certificateholder, each Bid submitted will be a separate Bid with the rate and principal amount therein specified. Any Bid or Sell Order submitted by an Existing Certificateholder covering an aggregate principal amount of Class A-3 Certificates not equal to an Authorized Denomination or an integral multiple thereof will be rejected and will be deemed a Hold Order. Any Bid submitted by a Potential Certificateholder covering an aggregate principal amount of Class A-3 Certificates not equal to an Authorized Denomination or an integral multiple thereof will be rejected. Any Order submitted in an Auction by the Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date will be irrevocable.

  A Hold Order, a Bid or a Sell Order that has been determined valid pursuant to the procedures described above is referred to as a "Submitted Hold Order," a "Submitted Bid" and a "Submitted Sell Order," respectively (collectively, "Submitted Orders").

Determination of Sufficient Bid and Bid Auction Rate

  Not earlier than the Submission Deadline on each Auction Date, the Auction Agent will assemble all valid Submitted Orders and will determine:

     (a) the excess of the total principal amount of Class A-3 Certificates over the sum of the aggregate principal amount of such certificates subject to Submitted Hold Orders (such excess being in this prospectus hereinafter referred to as the "Available Certificates");

     (b) from such Submitted Orders whether the aggregate principal amount of Class A-3 Certificates subject to Submitted Bids by Potential Certificateholders specifying one or more rates equal to or lower than the Maximum Auction Rate exceeds or is equal to the sum of (i) the aggregate principal amount of Class A-3 Certificates subject to Submitted Bids by Existing Certificateholders specifying one or more rates higher than the Maximum Auction Rate and (ii) the aggregate principal amount of Class A-3 Certificates subject to Submitted Sell Orders (in the event such excess or such equality exists other than because all of the Class A-3 Certificates are subject to Submitted Hold Orders, such Submitted Bids by Potential Certificateholders above will be in this prospectus hereinafter referred to collectively as "Sufficient Bids"); and

       (c) Sufficient Bids exist, the "Bid Auction Rate," which will be the lowest rate specified in such Submitted Bids such that if:

       (i) each such Submitted Bid from Existing Certificateholders of such certificate specifying such lowest rate and all other Submitted Bids from Existing Certificateholders of such certificate specifying lower rates were rejected (thus entitling such Existing Certificateholders to continue to hold the principal amount of certificates subject to such Submitted Bids); and

      (ii) each such Submitted Bid from Potential Certificateholders of such certificate specifying such lowest rate and all other Submitted Bids from Potential Certificateholder specifying lower rates, were accepted;

the result would be that such Existing Certificateholders described in subparagraph (c)(i) above would continue to hold an aggregate principal amount of certificates which, when added to the aggregate principal amount of certificates to be purchased by such Potential Certificateholders described in this subparagraph (c)(ii) would equal not less than the Available Certificates.

Determination of Auction Rate and Class A-3 Pass-Through Rate, Notice

  Promptly after the Auction Agent has made the determinations described above, the Auction Agent is to advise the trustee of the Maximum Auction Rate, the All Hold Rate and the components thereof on the Auction Date, and based on such determinations, the Auction Rate for the next succeeding Auction Period as follows:

     (a) if Sufficient Bids exist, that the Auction Rate for the next succeeding Auction Period will be equal to the Bid Auction Rate so determined;

     (b) if Sufficient Bids do not exist (other than because all of the certificates are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Auction Period will be equal to the Maximum Auction Rate; or

     (c) if all the Class A-3 Certificates are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Auction Period will be equal to the All Hold Rate.

  Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent will determine and advise the trustee of the Class A-3 Pass-Through Rate, which rate will be the Auction Rate.

  At any time when a scheduled Auction is not being held for any reason, the Auction Rate will be the Maximum Auction Rate for the applicable period.

Acceptance and Rejection of Orders

  Existing Certificateholders will continue to hold the principal amount of Class A-3 Certificates that are subject to Submitted Hold Orders. If Sufficient Bids, as described above under "Determination of

Sufficient Bids and Bid Auction Rate," have been received by the Auction Agent, the Bid Auction Rate will be the Class A-3 Pass-Through Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as provided in the Auction Agent Agreement and described below under "Sufficient Bids."

  If the Auction Agent has not received Sufficient Bids as described above under "Determination of Sufficient Bids and Bid Auction Rate" (other than because all of the certificates are subject to Submitted Holds Orders), the Class A-3 Pass-Through Rate will be the Maximum Auction Rate. In any of the cases described above in this paragraph, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below under "Insufficient Bids."

  Sufficient Bids. If Sufficient Bids have been made with respect to the Class A-3 Certificates, all Submitted Sell Orders will be accepted and, subject to the denomination requirements described below, Submitted Bids will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

     (a) Existing Certificateholders' Submitted Bids specifying any rate that is higher than the Class A-3 Pass-Through Rate will be accepted, thus requiring each such Existing Certificateholder to sell the aggregate principal amount of Class A-3 Certificates subject to such Submitted Bids;

     (b) Existing Certificateholders' Submitted Bids specifying any rate that is lower than the Class A-3 Pass-Through Rate will be rejected, thus entitling each such Existing Certificateholder to continue to hold the aggregate principal amount of certificates subject to such Submitted Bids;

     (c) Potential Certificateholders' Submitted Bids specifying any rate that is lower than (or in some cases, equal to) the Class A-3 Pass-Through Rate will be accepted;

     (d) Each Existing Certificateholder's Submitted Bid specifying a rate that is equal to the Class A-3 Pass-Through Rate will be rejected, thus entitling such Existing Certificateholder to continue to hold the aggregate principal amount of Class A-3 Certificates subject to such Submitted Bid, unless the aggregate principal amount of Class A-3 Certificates subject to such Submitted Bids will be greater than the principal amount of Class A-3 Certificates (the "remaining principal amount") equal to the excess of the Available Certificates over the aggregate principal amount of Class A-3 Certificates subject to Submitted Bids described in subparagraphs (b) and (c) above, in which event such Submitted Bid of such Existing Certificateholder will be rejected in part and such Existing Certificateholder will be entitled to continue to hold the principal amount of Class A-3 Certificates subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Class A-3 Certificates obtained by multiplying the remaining principal amount by a fraction, the numerator of which will be the principal amount of certificates held by such Existing Certificateholder subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of Class A-3 Certificates subject to such Submitted Bids made by all such Existing Certificateholders that specified a rate equal to the Class A-3 Pass-Through Rate; and

     (e) Each Potential Certificateholder's Submitted Bid specifying a rate that is equal to the Class A-3 Pass-Through Rate will be accepted, but only in an amount equal to the principal amount of Class A-3 Certificates obtained by multiplying the excess of the aggregate principal amount of Available Certificates over the aggregate principal amount of Class A-3 Certificates subject to Submitted Bids described in subparagraphs (b), (c) and (d) above by a fraction, the numerator of which will be the aggregate principal amount of Class A-3 Certificates subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of Class A-3 Certificates subject to Submitted Bids made by all such Potential Certificateholders that specified a rate equal to the Class A-3 Pass-Through Rate.

  Insufficient Bids. If Sufficient Bids have not been made with respect to the Class A-3 Certificates (other than because all of the certificates are subject to Submitted Hold Orders), subject to the denomination requirements described below, Submitted Orders will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

     (a) Existing Certificateholders' Submitted Bids specifying any rate that is equal to or lower than the Class A-3 Pass-Through Rate will be rejected, thus entitling such Existing Certificateholders to continue to hold the aggregate principal amount of Class A-3 Certificates subject to such Submitted Bids;

     (b) Potential Certificateholders' Submitted Bids specifying any rate that is equal to or lower than the Class A-3 Pass-Through Rate will be accepted, and specifying any rate that is higher than the Class A-3 Pass-Through Rate will be rejected; and

     (c) each Existing Certificateholder's Submitted Bid specifying any rate that is higher than the Class A-3 Pass-Through Rate and the Submitted Sell Order of each Existing Certificateholder will be accepted, thus entitling each Existing Certificateholder that submitted any such Submitted Bid or Submitted Sell Order to sell such Class A-3 Certificates subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Class A-3 Certificates obtained by multiplying the aggregate principal amount of Class A-3 Certificates subject to Submitted Bids described in subparagraph (b) above by a fraction, the numerator of which will be the aggregate principal amount of Class A-3 Certificates held by such Existing Certificateholder subject to such Submitted Bid or Submitted Sell Order and the denominator of which will be the aggregate principal amount of Class A-3 Certificates subject to all such Submitted Bids and Submitted Sell Orders.

  All Hold Orders. If all Class A-3 Certificates are subject to Submitted Hold Orders, all Submitted Bids will be rejected.

  Authorized Denominations Requirement. If, as a result of the procedures described above under "Sufficient Bids" and "Insufficient Bids", any Existing Certificateholder would be entitled or required to sell, or any Potential Certificateholder would be entitled or required to purchase, a principal amount of Class A-3 Certificates that is not equal to an Authorized Denomination or an integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, round up or down the principal amount of Class A-3 Certificates to be purchased or sold by any Existing Certificateholder or Potential Certificateholder so that the principal amount of Class A-3 Certificates purchased or sold by each Existing Certificateholder or Potential Certificateholder will be equal to an Authorized Denomination or an integral multiple in excess thereof. If, as a result of the procedures described above under "Insufficient Bids", any Potential Certificateholder would be entitled or required to purchase less than a principal amount of Class A-3 Certificates equal to an Authorized Denomination or any integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, allocate Class A-3 Certificates for purchase among Potential Certificateholders so that only Class A-3

Certificates in an Authorized Denomination or any integral multiples in excess thereof are purchased by any Potential Certificateholder, even if such allocation results in one or more of such Potential Certificateholders not purchasing any Class A-3 Certificates.

  Based on the results of each Auction, the Auction Agent is to determine the aggregate principal amount of Class A-3 Certificates to be purchased and the aggregate principal amount of Class A-3 Certificates to be sold by Potential Certificateholders and Existing Certificateholders on whose behalf the Broker-Dealer submitted Bids or Sell Orders and to the extent that such aggregate principal amount of the Class A-3 Certificates to be sold differs from such aggregate principal amount of Class A-3 Certificates to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer will deliver, or from which Broker-Dealers acting for one or more sellers such Broker-Dealer will receive, as the case may be, Class A-3 Certificates.

  Any calculation by the Auction Agent (or the trustee, if applicable) of the Class A-3 Pass-Through Rate, LIBOR, the All Hold Rate and the Maximum Auction Rate will, in the absence of manifest error, be binding on all other parties.

Settlement Procedures

  The Auction Agent is required to advise the Broker-Dealer of the Class A-3 Pass-Through Rate for the Class A-3 Certificates for the next Auction Period and, whether the Bids or Sell Orders were accepted or rejected, in whole or in part by telephone not later than 3:00 p.m., eastern time, on the Auction Date. The Broker-Dealer is required to then advise such Bidder of the applicable Class A-3 Pass-Through Rate for the next Interest Period and, if such Order was a Bid or a Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, confirm purchases and sales with each Existing Certificateholder or Potential Certificateholder, as the case may be, purchasing or selling Class A-3 Certificates as a result of the Auction and advise each Existing Certificateholder or Potential Certificateholder, as the case may be, purchasing or selling Class A-3 Certificates as a result of the Auction to give instructions to its Participant to pay the purchase price against delivery of such Class A-3 Certificates or to deliver such Class A-3 Certificates against payment therefor, as appropriate. Pursuant to the Auction Agent Agreement, the Auction Agent is to record each transfer of Class A-3 Certificates on the Existing Certificateholders Registry to be maintained by the Auction Agent.

  In accordance with DTC's normal procedures, on the Business Day after the Auction Date, the transactions described above will be executed through DTC, so long as DTC is the Relevant Depository, and the accounts of the respective Participants at DTC will be debited and credited and the Class A-3 Certificates delivered as necessary to effect the purchases and sales of the Class A-3 Certificates as determined in the Auction. Purchasers are required to make payment through their Participants in same-day funds to DTC against delivery through their Participants. DTC will make payment in accordance with its normal procedures, which now provide for payment against delivery by its Participants in immediately available funds.

  If any Existing Certificateholder selling Class A-3 Certificates in an Auction fails to deliver such certificates, the Broker-Dealer may deliver to any person that was to have purchased Class A-3 Certificates in such Auction a principal amount of Class A-3 Certificates that is less than the principal amount of Class A-3 Certificates that otherwise was to be purchased by such person but in any event equal to an Authorized Denomination or any integral multiple thereof. In such event, the principal amount of Class A-3 Certificates to be delivered will be determined by the Broker-Dealer. Delivery of such lesser principal amount of Class A-3 Certificates will constitute good delivery. Neither the trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Certificateholder, Existing Certificateholder or the Broker-Dealer or Participant to deliver the principal amount of Class A-3 Certificates or to pay for the Class A-3 Certificates purchased or sold pursuant to an Auction or otherwise. For a further description of the settlement procedures, see "Settlement Procedures" attached hereto as Annex III.

                   Trustee Not Responsible for Auction Agent,
                         Market Agent and Broker-Dealers

  The trustee shall not be liable or responsible for the actions of or failure to act by the Auction Agent, Market Agent or the Broker-Dealer under the Agreement, the Auction Agent Agreement, or any Broker-Dealer Agreement. The trustee may conclusively rely upon any information required to be furnished by the Auction Agent, the Market Agent or any Broker-Dealer without undertaking any independent review or investigation of the truth or accuracy of such information.

Changes in the Auction Date

  The Market Agent may specify an earlier or later Auction Date (but in no event more than five Business Days earlier or later) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" with respect to one or more specified Auction Periods, if, the Market Agent determines (in its reasonable judgment) that such a change is necessary in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Class A-3 Certificates. The Market Agent will provide notice of its determination to specify an earlier or later Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the trustee, the Auction Agent and FSA.
The changes in Auction terms described above may be made with respect to any Authorized Denomination of Class A-3 Certificates. In connection with any change in Auction terms described above, the Auction Agent is to provide such further notice to such parties as is specified in the Auction Agent Agreement.

                                   Annex III


                             Settlement Procedures

  The following description of Settlement Procedures applies to the Class A-3 Certificates. Capitalized terms used in this prospectus supplement and not otherwise defined have the meanings ascribed in Annex II and the accompanying prospectus supplement.

     (a) Not later than 3:00 p.m., the Auction Agent is to notify by telephone each Broker-Dealer that participated in the Auction held on such Auction Date and submitted an Order on behalf of an Existing Certificateholder or Potential Certificateholder of:

      (i) the Class A-3 Pass-Through Rate fixed for the Class A-3 Certificate for the next Auction Period;

     (ii) whether there were Sufficient Bids in such Auction;

    (iii) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted Bids or Sell Orders on behalf of an Existing Certificateholder, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Class A-3 Certificates, if any, to be sold by such Existing Certificateholder;

     (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Certificateholder, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of Class A-3 Certificates, if any, to be purchased by such Potential Certificateholder;

      (v) if the aggregate amount of Class A-3 Certificates to be sold by all Existing Certificateholders on whose behalf such Seller's Broker-Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of Class A-3 Certificates to be purchased by all Potential Certificateholders on whose behalf such Buyer's Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers and the name of the Participant, if any, of each such Buyer's Broker-Dealer acting for one or more purchasers of such excess principal amount of Class A-3 Certificates and the principal amount of Class A-3 Certificates to be purchased from one or more Existing Certificateholders on whose behalf such Seller's Broker-Dealer acted by one or more Potential Certificateholders on whose behalf each of such Buyer's Broker-Dealers acted;

     (vi) if the principal amount of Class A-3 Certificates to be purchased by all Potential Certificateholders on whose behalf such Buyer's Broker-Dealer submitted a Bid exceeds the amount of Class A-3 Certificates to be sold by all Existing Certificateholders on whose behalf such Seller's Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Participant, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess principal amount of Class A-3 Certificates and the principal amount of Class A-3 Certificates to be sold to one or more Potential Certificateholders on whose behalf such Buyer's

                                     III-1

            Broker-Dealer acted by one or more Existing Certificateholder on whose behalf each of such Seller's Broker-Dealers acted; and

      (vii) the Auction Date for the next succeeding Auction.

     (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Certificateholder or Potential Certificateholder is to:

        (i) advise each Existing Certificateholder and Potential
            Certificateholder on whose behalf such Broker-Dealer submitted a Bid or Sell Order in the Auction on such Auction Date whether such Bid or Sell Order was accepted or rejected, in whole or in part;

       (ii) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, advise each Potential Certificateholder on whose behalf such Buyer's Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Certificateholder's Participant to pay to such Buyer's Broker-Dealer (or its Participant) through DTC the amount necessary to purchase the principal amount of the Class A-3 Certificates to be purchased pursuant to such Bid against receipt of such Class A-3 Certificates together with accrued interest;

      (iii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Certificateholder on whose behalf such Seller's Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Certificateholder's Participant to deliver to such Seller's Broker-Dealer (or its Participant) through DTC the principal amount of the Class A-3 Certificates to be sold pursuant to such Order against payment therefor;

       (iv) advise each Existing Certificateholder on whose behalf such Broker-Dealer submitted an Order and each Potential Certificateholder on whose behalf such Broker-Dealer submitted a Bid of the Class A-3 Pass-Through Rate for the next Auction Period;

        (v) advise each Existing Certificateholder on whose behalf such Broker-Dealer submitted an Order of the next Auction Date; and

       (vi) advise each Potential Certificateholder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date.

     (c) On the basis of the information provided to it pursuant to paragraph
(a) above, each Broker-Dealer that submitted a Bid or Sell Order in an Auction is required to allocate any funds received by it in connection with such Auction pursuant to paragraph (b)(ii) above, and any Class A-3 Certificates received by it in connection with such Auction pursuant to paragraph (b)(iii) above, among the Potential Certificateholders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Certificateholder, if any, on whose behalf such Broker-Dealer submitted Bids or Sell Orders in such Auction, and any Broker-Dealers identified to it by the Auction Agent following such Auction pursuant to paragraph (a)(v) or (a)(vi) above.

                                     III-2

      (d)  On each Auction Date:

       (i) each Potential Certificateholder and Existing Certificateholder with an Order in the Auction on such Auction Date will instruct its Participant as provided in (b)(ii) or (b)(iii) above, as the case may be:

      (ii) each Seller's Broker-Dealer that is not a Participant of DTC will instruct its Participant to deliver such Class A-3 Certificates through DTC to a Buyer's Broker-Dealer (or its Participant) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

     (iii) each Buyer's Broker-Dealer that is not a Participant in DTC will instruct its Participant to pay through DTC to Seller's Broker-Dealer (or its Participant) identified following such Auction pursuant to
           (a)(vi) above the amount necessary to purchase the Class A-3 Certificates to be purchased pursuant to (b)(ii) above against receipt of such certificates.

      (e)  On the Business Day following each Auction Date;

       (i) each Participant for a Bidder in the Auction on such Auction Date referred to in (d)(i) above will instruct DTC to execute the transactions described under (b)(ii) or (b)(iii) above for such Auction, and DTC will execute such transactions;

      (ii) each Seller's Broker-Dealer or its Participant will instruct DTC to execute the transactions described in (d)(ii) above for such Auction, and DTC will execute such transactions; and

     (iii) each Buyer's Broker-Dealer or its Participant will instruct DTC to execute the transactions described in (d)(iii) above for such Auction, and DTC will execute such transactions.

      (f) If an Existing Certificateholder selling Class A-3 Certificates in an Auction fails to deliver such certificates (by authorized book-entry), a Broker-Dealer may deliver to the Potential Certificateholder on behalf of which it submitted a Bid that was accepted a principal amount of Class A-3 Certificates that is less than the principal amount of Class A-3 Certificates that otherwise was to be purchased by such Potential Certificateholder. In such event, the principal amount of Class A-3 Certificates to be so delivered will be determined solely by such Broker-Dealer (but only in Authorized Denominations).

  Delivery of such lesser principal amount of Class A-3 Certificates will constitute good delivery. Notwithstanding the foregoing terms of this paragraph
(f), any delivery or nondelivery of Class A-3 Certificates which will represent any departure from the results of an Auction, as determined by the Auction Agent, will be of no effect unless and until the Auction Agent will have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements. Neither the trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Certificateholder, Existing Certificateholder or their respective Broker-Dealer or Participant to take delivery of or deliver, as the case may be, the principal amount of the certificates purchased or sold pursuant to an Auction or otherwise.

                                     III-3

PROSPECTUS

                             GREENPOINT ASSET LLC
                                    Issuer

                            GREENPOINT CREDIT, LLC
                              Seller and Servicer

            Manufactured Housing Contract Pass-Through Certificates
                and Manufactured Housing Contract-Backed Notes
 Consider carefully the risk factors beginning on page 4 in this prospectus.

 A security will represent an interest in or indebtedness of, as applicable, only GreenPoint Asset LLC or the trust related to that series of securities. A security will not represent an interest in, indebtedness of or obligation of GreenPoint Credit, LLC.

 This prospectus may be used to offer and sell a series of securities only if accompanied by the prospectus supplement for that series.


The issuer may periodically issue notes representing indebtedness of the issuer and secured by the collateral described below. Trusts formed by the seller may periodically issue certificates or notes representing interests in the collateral described below.

The collateral with respect to each trust relating to a series of securities will consist of:

 . a pool of manufactured housing installment sales contracts and installment loan agreements, described in detail in the accompanying prospectus supplement;

 . related property and interests, if so specified in the related prospectus supplement; and

 .  other property as described in the accompanying prospectus supplement.

The securities may be offered to the public through different methods as described in "Method of Distribution" in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                               December 6, 2000

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

  We provide information to you about the securities in two separate documents that progressively provide more detail:

  (1) this prospectus, which provides general information, some of which may not apply to your series of securities; and

  (2) the accompanying prospectus supplement, which describes the specific terms of your series of securities.

  You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

  We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

  Some capitalized terms used in this prospectus are defined in the "Glossary" beginning on page 81.

                               TABLE OF CONTENTS

                                                                           Page
Risk Factors..............................................................   4
The Contract Pools........................................................  10
  The Pre-Funding Account.................................................  12
The Issuer................................................................  13
The Seller and Servicer...................................................  13
  Loan Originations.......................................................  14
  Underwriting Practices..................................................  14
  Servicing...............................................................  17
  Delinquency and Loan Loss/Repossession Experience.......................  18
Prepayment and Yield Considerations.......................................  19
  Prepayment Considerations...............................................  19
  Yield Considerations....................................................  20
Description of the Securities.............................................  21
  General.................................................................  22
  Conveyance of Contracts.................................................  22
  Payments on Contracts...................................................  23
  Distributions on Securities.............................................  23
  Global Securities.......................................................  26
  Optional and Mandatory Repurchase of Securities; Optional Termination
   and Termination Auction................................................  27
  Termination.............................................................  28
  Collection and Other Servicing Procedures...............................  29
  Servicing Compensation and Payment of Expenses; Matters Regarding the
   Servicer...............................................................  29
  Amendment...............................................................  33
  The Trustee of Indenture Trustee........................................  35
  Indemnification.........................................................  35
Credit and Liquidity Enhancement..........................................  35
  Subordination...........................................................  35
  Reserve Funds...........................................................  37
  Credit Facilities.......................................................  38
  Liquidity Facilities....................................................  38
Federal Income Tax Consequences...........................................  39
  REMIC Elections.........................................................  40

                                                                           Page
  REMIC Certificates......................................................  40
  Taxation of Regular Certificates........................................  43
  Treatment of Certificates Representing a REMIC Regular Interest Coupled
   with a Swap or Cap Agreement...........................................  53
  Taxation of Residual Certificates.......................................  54
  Non-REMIC Trusts........................................................  63
  Owner Trust Certificates or Notes.......................................  67
  Treatment of the Owner Trust Certificates or Notes as Debt..............  67
  Treatment of the Owner Trust or Indenture Trust.........................  67
  Treatment of the Owner Trust Certificates or Notes......................  68
  Other Tax Consequences..................................................  69
  Restrictions on Transfer of REMIC Residual Certificates.................  69
  Tax-Exempt Investors....................................................  69
Legal Investment..........................................................  69
ERISA Considerations......................................................  70
Certain Legal Aspects of the Contracts....................................  72
  The Contracts (Other than Land Home Contracts and Land-in-Lieu
   Contracts).............................................................  72
  Land Home Contracts and Land-in-Lieu Contracts..........................  75
  Matters Relating to Insolvency..........................................  77
  Consumer Protection Laws................................................  77
  Transfers of Manufactured Homes; Enforceability of Restrictions on
   Transfer...............................................................  78
  Applicability of Usury Laws.............................................  78
Ratings...................................................................  79
Method of Distribution....................................................  79
Use of Proceeds...........................................................  80
Legal Matters.............................................................  80
Glossary..................................................................  81

                                 Risk Factors

  You should consider the following risk factors, in addition to the risk factors reported in the prospectus supplement, in deciding whether to purchase any of the securities.

Due to their complexity the    The offered securities are not suitable
offered securities are not     investments for all investors. In particular,
suitable for all investors.    you should not purchase any class of offered
                               securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class. The offered securities are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus and the accompanying prospectus supplement in the context of your financial situation.

The lack of secondary          A secondary market for any series of securities
markets may limit the          may not develop. If a secondary market does
ability to resell              develop, it might not continue or it might not
securities.                    be sufficiently liquid to allow you to resell
                               any of your securities. The underwriters of a particular series of securities may decide to establish a secondary market for that particular series of securities. If so, the prospectus supplement for that series of securities will indicate this intention.
                               However, no underwriter will be obligated to do so. The securities will not be listed on any securities exchange.

The lack of physical           There is a risk that the liquidity of any of
securities may cause           the offered securities issued in book-entry
difficulties in pledging or    form will be reduced in the secondary trading
selling securities or cause    market because many potential investors may be
delays in the payment on       unwilling to purchase securities unless they
securities.                    can obtain physical securities. To the extent
                               transactions in securities can be effected only through DTC, participating organizations, indirect participants and banks, the ability of a holder of offered securities to pledge any offered security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of the offered securities, may be limited due to the lack of physical securities representing any offered security. This may limit the holders of offered securities liquidity of investment. To the extent any offered security is held in book-entry form, the holder of the offered security may experience some delay in their receipt of distributions. Distributions will be forwarded by the trustee to DTC and DTC will credit the distributions to the accounts of its participants, which will thereafter credit them to the accounts of the holder of the offered security either directly or indirectly through indirect participants. See "Description of the Securities--Global Securities" in this prospectus.

The offered securities bear    General Economic Conditions. An investment in
the risk of defaults on the    securities may be adversely affected by, among
contracts.                     other things, a downturn in national, regional
                               or local economic conditions. An economic downturn in any region where a number of obligors on the contracts are located might cause higher delinquencies, defaults and losses on the contracts. If delinquencies, defaults or losses on the contracts are higher than expected, the holders of the securities may not recoup their investment.


                               Depreciation in Value of Manufactured Home.
                               Manufactured housing generally depreciates in value, regardless of its location. As a result, the market value of a manufactured home may decline faster than the outstanding principal balance of the contract for that manufactured home. Therefore, amounts received upon the sale of any manufactured home repossessed by the servicer may be less than the outstanding amount of the related contract.

                               Investors in the offered securities may be protected from losses resulting from economic conditions or from the depreciation in the value of a manufactured home by any of the following:

                               . the amount, if any, by which the interest collected on nondefaulted contracts during a collection period exceeds interest distributions due to the holders of the offered securities and, if so specified in the related prospectus supplement, the monthly servicing fee;

                               . any credit facility or reserve fund that may support one or more classes of securities; and

                               . the subordination in interest of any junior classes of securities issued with a class of securities. See "Credit and Liquidity Enhancement" in this prospectus.

                               If losses on the contracts are not covered by the excess interest on the contracts, a form of credit enhancement or reserve fund or by a junior class of securities, the payments on securities will be delayed and losses will be borne by the holders of the offered securities. To the extent that the offered securities have been designated as senior or subordinate, the most junior securities would be the first to bear these delays or losses. See "The Contract Pools" and "Credit and Liquidity Enhancement" in this prospectus.

The securities will not be     The offered securities will not represent
guaranteed by GreenPoint       interests in, indebtedness of or obligations of
Asset LLC or GreenPoint        GreenPoint Credit, LLC. A series of offered
Credit, LLC, so if payments    notes may represent indebtedness of GreenPoint
on the contracts are           Asset LLC, however only the assets pledged to
insufficient to pay            secure that indebtedness as described in the
principal or interest on the   related prospectus supplement will be available
securities, there may be no    to make payments on the related notes. The
other source for payments to   offered securities will not be insured or
securityholders and            guaranteed by any governmental agency or
shortfalls may occur.          instrumentality, the underwriter of the offered
                               securities, GreenPoint Asset LLC, GreenPoint
                               Credit, LLC or any affiliate of any of them, except in the case of a letter of credit or other credit enhancement if so specified in the related prospectus supplement. The payments by the obligors on the contracts included in the related trust or pledged by GreenPoint Asset
                               LLC, as applicable, and any credit enhancement will be the sole source of the payments on the securities. If the payments by the obligors on the contracts are insufficient to pay the principal or interest on the securities, there is no other source of payments. The seller of the contracts and/or the servicer will have limited obligations only with respect to the contracts. These obligations usually include:

                               . the obligation under some circumstances to repurchase a contract if there has been a breach of representations and warranties; and

                               . advancing payments, to the extent described in the prospectus supplement, on contracts when the obligor is delinquent if the servicer believes that the advance is recoverable.

Defects in the security        If a security interest has been effectively
interests of the issuer or     assigned in favor of the trustee but is not
the seller may make those      perfected, the assignment of the security
security interests             interest to the trustee may not be effective
ineffective against            against creditors of the issuer or the seller,
creditors of the issuer or     as applicable, or against a receiver or trustee
the seller, as applicable,     in bankruptcy for the issuer or the seller, as
or against a receiver or       applicable.
trustee in bankruptcy for
the issuer or the seller, as   Upon the initial issuance of the offered
applicable.                    securities in any series, the issuer or seller,
                               as applicable, will convey or pledge,
                               respectively, the contracts securing the securities to a trust. The servicer of the contracts will obtain and maintain physical possession of the contract documents as custodian and agent for the trustee of the trust. Each contract is secured by a security interest in a manufactured home and, in some cases only, the real estate on which the related manufactured home is located.
                               Perfection of security interests in the
                               manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the contracts are subject to a number of federal and state laws, including:

                               . The Uniform Commercial Code as adopted in the states in which the manufactured homes are located;

                               . certificate of title statutes as adopted in the states in which the manufactured homes are located; and

                               .  if applicable, the real estate laws as
                                  adopted in the states which the manufactured homes are located.

                               Under federal and state laws, a number of factors may limit the ability of the holder of a perfected security interest in manufactured homes to realize upon the related manufactured homes or may limit the amount realized to less than the amount due under the related contract. See "Certain Legal Aspects of the Contracts-- Security Interests of the Seller in the Manufactured Homes" and "Land Home Contracts and Land-in-Lieu Contracts" in this prospectus.

                               If so specified in the related prospectus supplement, the certificates of title for the manufactured homes will show "GreenPoint Credit, LLC" as the lienholder and the UCC financing statements, will show "GreenPoint Credit, LLC" as secured party. Because it is not economically feasible to amend the certificates of title, GreenPoint Credit, LLC will not:

                               . amend the certificates of title to change the lienholder specified therein to the trustee at the time contracts are conveyed to a trust;

                               . execute any transfer instrument, including, among other instruments, UCC-3 assignments, relating to any manufactured home in favor of the trustee;

                               .  deliver any certificate of title to the
                                  trustee or make a notation on the
                                  certificate of title of the trustee's
                                  interest therein;

                               . record an assignment, except if so specified in the related prospectus supplement as required under the related pooling and servicing agreement upon the occurrence of certain events, to the trustee of the mortgage, deed of trust or other instrument securing any real estate.

                               In some states, without complying with the foregoing, the assignment to the trustee of the security interest in the manufactured homes, or the mortgage, deed of trust or other instrument securing real estate, may not be effective to grant or perfect a security interest.

Federal and state consumer     Numerous federal and state consumer protection
protection laws may prevent    laws could adversely affect the interest of any
the enforceability of the      trust in the contracts comprising the related
contracts.                     contract pool. In addition, other federal and
                               state consumer protection laws impose
                               requirements on lending under contracts. An assignee of a contract could be liable for the failure by the original lender under the contract to comply with the requirements on lending. These laws could apply to any trust as assignee of the related contracts. Pursuant to the agreement related to each series of securities, GreenPoint Credit, LLC will represent and warrant that each contract complies with all requirements of law and will generally be required to repurchase, or substitute a new contract, for any contract that does not comply with all requirements of law if holders of the securities are adversely affected by GreenPoint Credit, LLC's breach of representation or warranty. Pursuant to the indenture related to each series of notes, GreenPoint Asset LLC will assign the representations and warranties that are similar to the those described in the preceding sentence made by GreenPoint Credit, LLC under the related sale and servicing agreement to the indenture trustee. The indenture trustee, on behalf of the related noteholders, will then have the right to require GreenPoint Credit, LLC to repurchase, or substitute a new contract, for any contract that does not comply with all requirements of law if noteholders are adversely affected by the breach of representation or warranty.

Prepayments on the contracts   The prepayment experience on the contracts
will affect the average life   underlying any series of securities, including
and maturity of any series     prepayments due to liquidations of defaulted
of securities.                 contracts, will affect the average life and the
                               maturity of any series of securities.
                               Prepayments on the contracts in any contract pool may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality and interest rates. Other factors affecting prepayment on the contracts include changes in housing needs, job transfers and unemployment.
                               In addition, interest on contracts that have been subject to a partial prepayment or a prepayment in full will cease to accrue on the prepaid amount as of the date of prepayment.
                               High prepayments on the contracts during a collection period for any trust could result in high interest shortfalls. Therefore, the amount available for distribution to the holders of the offered securities on the related distribution date could be less than the amount of principal and interest that would normally be distributable. This would result in losses to the holders of the offered securities. To the extent that the offered securities have been designated as senior or subordinate, the most junior securities would be the first to bear these delays or losses. See "Prepayment and Yield Considerations" in this prospectus.

Insolvency or bankruptcy of    GreenPoint Credit, LLC intends that each
GreenPoint Credit, LLC may     transfer of contracts to the issuer or the
affect payments on the         trust related to any series of securities, as
securities.                    applicable, constitutes a sale, rather than a
                               pledge of the contracts to secure indebtedness of GreenPoint Credit, LLC. However, if
                               GreenPoint Credit, LLC were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of GreenPoint Credit, LLC or GreenPoint Credit, LLC as debtor-in-possession may argue that the sale of the contracts by GreenPoint Credit, LLC could be recharacterized as a borrowing secured by a pledge of the contracts. An attempt by a creditor, trustee or debtor-in-possession in bankruptcy to recharacterize the transfer as a borrowing, even if unsuccessful, could result in delays in or reductions of distributions on the offered securities to the holders of the securities. To the extent that the offered securities have been designated as senior or subordinate, the most junior securities would be the first to bear these delays or losses.

Bankruptcy of the servicer     In the event of a bankruptcy of GreenPoint
could prevent the              Credit, LLC, the trustee in bankruptcy for
termination of the servicer    GreenPoint Credit, LLC could prevent the
and could result in possible   termination of GreenPoint Credit, LLC, as
delays or reductions in        servicer of the contracts, if no event of
payments on the offered        default under the applicable servicing
securities.                    agreement exists other than the bankruptcy of
                               GreenPoint Credit, LLC. This prevention could result in a delay or possibly a reduction in payments on the offered securities to the holders of the securities to the extent
                               GreenPoint Credit, LLC received, but did not deposit with the trustee or indenture trustee, as applicable, contract collections before the date of bankruptcy. To the extent that the offered securities have been designated as senior or subordinate, the most junior securities would be the first to bear these delays or losses. See "Certain Legal Aspects of the Contracts" in this prospectus.

                              The Contract Pools

  Each contract contained in a contract pool will have been either:

  . originated or purchased by GreenPoint Credit, as seller, in each case on an individual basis in the ordinary course of its business, and/or

  .  purchased from Bulk Sellers,

all as more particularly specified in the related prospectus supplement. Each contract will be secured by a new or used manufactured home and, in the case of a Land Home Contract or Land-in-Lieu Contract, by real property upon which the manufactured home is located. If so specified in the related prospectus supplement, the contracts will not be insured by any governmental agency or instrumentality. However, if so specified in the related prospectus supplement, some or all of the contracts and collections thereon will, subject to the conditions described below, be partially insured by the Federal Housing Administration or partially guaranteed by the Veterans Administration. If so specified in the related prospectus supplement, the contract pool will include modular homes, as described in the related prospectus supplement.

  On the date of initial issuance of the securities of any series, the seller will convey the contracts comprising the related contract pool to the issuer or the trust related to any series of securities, as applicable. The servicer will obtain and maintain possession of all contract documents, except in some instances where the trustee will obtain and maintain possession of the contract documents relating to Land Home Contracts and Land-in-Lieu Contracts.

  If so specified in the applicable prospectus supplement, the agreement relating to each series of securities will require the manufactured homes in the related contract pool to comply with the requirements of federal statutes which generally would require the manufactured homes to have a minimum of 400 square feet of living space and a minimum width of 102 inches and to be of a kind customarily used at a fixed location. The statutes would also require the manufactured homes to be transportable in one or more sections, built on a permanent chassis and designed to be used as dwellings, with or without permanent foundations, when connected to the required utilities. The statutes also would require that the security interest in any manufactured home include the plumbing, heating, air conditioning and electrical systems constituting a part of, or associated with, the manufactured home.

  The servicing agreement relating to each series of securities will require the servicer to maintain hazard and flood insurance policies with respect to each manufactured home in the related contract pool in the amounts and manner set forth in this prospectus under "Description of the Securities--Servicing Compensation and Payment of Expenses; Matters Regarding the Servicer--Hazard Insurance Policies." Generally, no other insurance will be required with respect to the manufactured homes, the contracts or any contract pool.

  A contract pool relating to any series of securities may contain Step-Up Rate Contracts. If a contract pool contains Step-Up Rate Contracts, the related prospectus supplement will specify the percentage of the contract pool comprised of Step-Up Rate Contracts, the period during which the contract interest rates for Step-Up Rate Contracts will be stepped up, the range of increases in the contract interest rates for the Step-Up Rate Contracts and the range of increases in the scheduled payments for the Step-Up Rate Contracts.

  The rate at which the contracts in a particular contract pool bear interest will be further described in the applicable prospectus supplement. If so specified in the applicable prospectus supplement, each contract will provide for payments on a scheduled due date. The day of each month constituting the due date will vary from contract to contract. Unless the contracts bear interest at a variable rate, the scheduled payment will be specified in the contract. The scheduled payments for fixed-rate contracts will be constant assuming no prepayments. If so specified in the applicable prospectus supplement, the scheduled payments for Step-Up Rate Contracts will increase on the dates on which the contract interest rates are stepped up. In addition, if so specified in the related prospectus supplement, the contracts may be prepaid in full or in part at any time.

  If so specified in the applicable prospectus supplement, scheduled payments whether for actuarial or simple interest contracts, may be paid prior to their due dates, whether in, or in months prior to, the months of their due dates. Thus, the obligor may, in June, pay the scheduled payments due in June, July and August. In that event, no further payment will become due on the contract until the September due date. In the case of a simple interest contract, the obligor would have to instruct the servicer to apply the payment as a pay-ahead of future scheduled payments; otherwise the payment would be applied as a partial principal prepayment. There is no limit to the number of scheduled payments that may be paid ahead in this manner. The effect of paid-ahead scheduled payments will be different for actuarial contracts than for simple interest contracts, as further described below.

  The scheduled payments for each actuarial contract, whether a fixed rate contract or Step-Up Rate Contract, will fully amortize the principal balance of the contract over its term. The portion of each scheduled payment allocable to principal is equal to the total amount thereof less the portion allocable to interest. The portion of each scheduled payment due in a particular month that is allocable to interest is a precomputed amount equal to one month's interest, determined on the basis of a thirty-day month and a 360-day calendar year, except in the state of Kansas where it is determined on the basis of a 365/366-day calendar year and actual days elapsed, on the principal balance of the contract, which principal balance is determined by reducing the initial principal balance by the principal portion of all scheduled payments that were due in prior months, whether or not scheduled payments were timely made, and all prior partial principal prepayments. Thus, each scheduled payment will be applied to interest and to principal in accordance with a precomputed allocation, whether or not the scheduled payments are received in advance of or subsequent to their due dates. If so specified in the applicable prospectus supplement, all payments received in a Collection Period on an actuarial contract in excess of the related obligor's scheduled payment, other than payments not allocated to principal and interest such as late payment charges or payments sufficient to pay in full the outstanding principal balance of and all accrued and unpaid interest on the obligor's contract, are applied as a partial prepayment of principal on the contract, unless (1) the related obligor notifies or confirms with the servicer that its payments are to be applied to future scheduled payments in the order of the due dates of its payments or (2) the amount of any excess payment is approximately equal, subject to a variance of plus or minus 10%, to the amount of a future scheduled payment.

  If simple interest contracts are to be included in a contract pool, the related prospectus supplement will describe the characteristics of the simple interest contracts in the contract pool.

  If so specified in the related prospectus supplement, the scheduled payments on variable rate contracts will be allocated between principal and interest as described above for actuarial contracts based upon the contract interest rate in effect when the scheduled payments on the contracts are due. If so specified in the related prospectus supplement, the amounts of the scheduled payments on variable rate contracts will be adjusted, on the basis described in the prospectus supplement, whenever the related contract interest rate is adjusted.

  If so specified in the applicable prospectus supplement, a contract pool may contain contracts which combine features of actuarial and simple interest contracts.

  If specified in the related prospectus supplement, the contract pool may contain Land Home Contracts and/or Land-in-Lieu Contracts. In some jurisdictions, a lender cannot obtain separate evidence of its lien on the manufactured home securing a Land Home Contract and its lien on the property on which the manufactured home is located. In those jurisdictions, the only evidence of liens on the manufactured homes securing Land Home Contracts will be the deeds of trust, mortgages or similar security instruments on the real estate on which the manufactured homes are located. It is a policy of the seller, to obtain title insurance policies, where available, with respect to any Land Home Contract that it originates insuring that the related manufactured home is subject to the lien of the related mortgage. However, title policies may not have been obtained with respect to Land Home Contracts acquired from Bulk Sellers and some title insurers will not insure the manufactured home unless it is permanently attached to the land. Generally, separate evidences of liens on manufactured homes and the real property securing Land-in-Lieu Contracts are obtained. However, no title insurance is obtained for Land-in-Lieu Contracts. See "Certain Legal Aspects of the Contracts--Land Home Contracts and Land-in-Lieu Contracts" in this prospectus.

  A contract pool may include "staged-funding" contracts which provide multiple disbursements to an obligor to finance the purchase of a manufactured home or the acquisition or improvement of the real estate on which the manufactured home will be located. The obligor pays only the interest on the disbursed amount of the loan or an additional origination fee which is financed, in lieu of interest until the final disbursement, and, following the final disbursement, pays both interest and principal. If so specified in the related prospectus supplement, no contract pool will contain a "staged-funding" contract unless it has been fully disbursed.

  The prospectus supplement relating to each series of securities will provide information as of the Cut-off Date for the related series with respect to, among other things:

  . the number, the aggregate principal balance, and the range of outstanding principal balances of the contracts comprising the related contract pool;

  . the weighted average contract interest rate of the contracts and the distribution of contract interest rates;

  . the weighted average original and remaining terms to maturity of the contracts and the distribution of remaining terms to maturity;

  .  the average outstanding principal balance of the contracts;

  . the geographical distribution of the related manufactured homes at origination;

  .  the years of origination of the contracts;

  .  the distribution of original principal balances of the contracts;

  . the percentage amount of contracts secured by new or used manufactured homes;

  .  the range of and weighted average loan-to-value ratios at origination;
     and

  . the month and year in which the final scheduled payment date for the contract with the latest maturity is scheduled to occur.

  Additionally, no more than a maximum of 5% of the contracts, measured by aggregate principal balance of the assets in the contract pool, as described in this prospectus and the related prospectus supplement, as of the Cut-off Date, may deviate from the characteristics of the assets in the contract pool as of the Cut-off Date.

  If a contract pool contains variable rate contracts, the related prospectus supplement will contain a description of the basis on which the contract interest rates are determined, including any maximum or minimum rates and the frequency with which any contract interest rate adjusts. The prospectus supplement relating to a series of securities also will contain information about contracts in the related trust that are Land Home Contracts, Land-in-Lieu Contracts or contracts that are partially guaranteed by the Veterans Administration or partially insured by the Federal Housing Administration.

  To the extent any contracts in a contract pool were purchased by the seller from one or more Bulk Sellers, the applicable prospectus supplement will contain a description of practices observed by the seller or Bulk Sellers, as applicable, in connection with any such purchase.

  In addition, to the extent GreenPoint Credit's management believes additional information concerning the related contract pool that is stored in the electronic data processing system of GreenPoint Credit to be material, the prospectus supplement may also include the additional information.

The Pre-Funding Account

  If a trust for a particular series includes a pre-funding account, as described in the related prospectus supplement, the prospectus supplement will specify:

  (1) the term or duration of the pre-funding account;

  (2) the percentage of the related series that may be represented by the pre-funding account;

  (3) the types of investments that pre-funding accounts may be invested in;
      and

  (4) the conditions that must be satisfied prior to any transfer of additional contracts and/or subsequent contracts, as described in the related prospectus supplement, including the requisite characteristics of the additional contracts and/or subsequent contracts.

                                  The Issuer

  Each series of notes will either:

  . be issued by an owner trust established by GreenPoint Credit and described in the related prospectus supplement; or

  .  be issued directly by GreenPoint Asset.

  GreenPoint Asset was formed in August 2000 as a Delaware limited liability company for the purposes described in this prospectus and is a wholly-owned subsidiary of GreenPoint Credit. GreenPoint Asset will not engage in any activity other than:

  . acquiring and holding contracts and other assets to be used as collateral for any series of notes and any proceeds therefrom;

  .  issuing the notes;

  .  making payments on the notes;

  . holding equity interests and residual interests relating to any series of securities; and

  . engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

  GreenPoint Asset's principal offices are located at 10089 Willow Creek Road, San Diego, California 92131.

                            The Seller and Servicer

  GreenPoint Credit will be the seller and initial servicer for each series of securities. GreenPoint Credit was formed in May 1998 as a Delaware corporation for the purpose of acquiring the operating business of the BankAmerica Housing Services division of Bank of America, FSB from Bank of America, FSB. This acquisition was consummated on September 30, 1998. The operating business of the BankAmerica Housing Services division consisted primarily of originating, purchasing and servicing manufactured housing installment sale contracts and installment loan agreements. The origination and underwriting practices of Bank of America, FSB and its affiliates relating to the manufactured housing installment sale contracts and installment loan agreements acquired by GreenPoint Credit in the acquisition were substantially similar to those described under "--Loan Originations" below.

  On October 1, 1999 GreenPoint Credit changed its company structure from a Delaware corporation to a Delaware limited liability company. GreenPoint Credit Corp. was merged with a newly created affiliate company named GreenPoint Credit, LLC and the surviving entity is named GreenPoint Credit, LLC. GreenPoint Credit's sole member is Green Point Mortgage Funding, Inc. Green Point Mortgage Funding, Inc. is a wholly owned subsidiary of Headlands Mortgage Company, which is a wholly owned subsidiary of GreenPoint Bank, a New York state chartered bank. GreenPoint Bank is a wholly owned subsidiary of GreenPoint Financial Corp., a publicly traded corporation whose shares are traded on the New York stock exchange. As of June 30, 2000, GreenPoint Credit had total assets of $1,751.5 million, total liabilities of $1,232.9 million and total stockholders' equity of $518.6 million. As of June 30, 2000, GreenPoint Financial Corp. and its consolidated subsidiaries had total deposits of $11,371.5 million, total assets of $15,767.3 million and total stockholders' equity of

$2,035.3 million. The headquarters of GreenPoint Credit are located in San Diego, California. The headquarters of both GreenPoint Financial Corp. and GreenPoint Bank are located in New York, New York.

Loan Originations

  GreenPoint Credit purchases and originates manufactured housing contracts on an individual basis through 26 regional offices throughout the United States, serving retailers and borrowers in the 48 contiguous states. In the state of Mississippi, real estate secured manufactured housing contracts are purchased and originated through a wholly owned subsidiary of GreenPoint Credit named GreenPoint Credit Corp. of Mississippi. Regional personnel of GreenPoint Credit arrange to purchase manufactured housing contracts originated by manufactured housing retailers located throughout the United States. Generally, these purchases result from GreenPoint Credit regional office personnel contacting retailers located in their regions and explaining GreenPoint Credit's available financing plans, terms, prevailing rates and credit and financing policies. If a retailer wishes to make a financing available to its customers, the retailer would apply for retailer approval. Upon satisfactory results of GreenPoint Credit's investigation of the retailer's creditworthiness and general business reputation, GreenPoint Credit and the retailer would enter into a retailer agreement. GreenPoint Credit also originates manufactured housing contracts and installment loan agreements directly with customers and through brokers.

Underwriting Practices

  With respect to each retail manufactured housing contract that was purchased from a retailer, the general practice of GreenPoint Credit has been that the retailer submit the customer's credit application, manufacturer's invoice, if the contract was for a new home, and other information relating to the contract to the applicable regional office of GreenPoint Credit. Personnel at the regional office analyze the creditworthiness of the customer and other aspects of the proposed transaction. If the creditworthiness of the customer and other aspects of the transaction are approved by the regional office, the customer and the retailer execute a contract on a form provided or approved in advance by GreenPoint Credit. After the manufactured home financed under the contract is delivered and set up by the retailer, and the customer has moved in, GreenPoint Credit purchases the contract from the retailer.

  Because manufactured homes generally depreciate in value, GreenPoint Credit's management believes that the creditworthiness of a potential obligor should be the most important criterion in determining whether to approve the purchase or origination of a contract. As a result, the underwriting guidelines of GreenPoint Credit generally require regional office personnel to examine each applicant's credit history, residence history, employment history and debt-to-income ratio. There is no minimum requirement for any of these criteria, although GreenPoint Credit has developed certain guidelines for employment history and debt-to-income ratios. In the case of employment history, GreenPoint Credit generally requires its regional office personnel to consider whether the applicant had worked continuously for the same employer for at least 24 months and, if not, whether the applicant has worked in the same occupational field for at least 24 months. The recommended debt-to-income ratio for a particular credit application depends on the credit score recommendation generated for that application. In general, the maximum debt-to-income ratio for each application that is approved by the credit scoring system ranged from 70 percent to 53 percent, based on GreenPoint Credit's estimate of the applicant's after-tax income. Although GreenPoint Credit has guidelines for some of these criteria, GreenPoint Credit's management does not believe that an applicant's inability to satisfy some of these guidelines warrants denial of credit in all cases. For example, if an applicant fails to meet a guideline by a certain margin for one of the criteria mentioned above, the applicant generally must exceed the threshold for one or more other criteria by a compensating margin for the applicant's credit application to be approved. In addition, in special cases, credit applications are approved even if certain of the criteria are not met. For these reasons, management of GreenPoint Credit believes that the ultimate decision whether to approve or reject a credit application should be made by regional office personnel. To assist personnel in evaluating credit applications, GreenPoint Credit utilizes a proprietary credit scoring system, developed by GreenPoint Credit in conjunction with Fair-Isaacs, implemented in May 2000. The credit scoring system generates a recommendation to approve or deny a credit application based on certain criteria established by GreenPoint Credit. The underwriting guidelines of GreenPoint Credit allow the recommendation generated by the credit scoring system to be used by regional personnel as a guide in determining whether to extend credit to an applicant, but do not require regional personnel to make credit decisions based solely on the system's recommendations. GreenPoint Credit does not disclose the criteria used by this credit scoring system either to regional personnel or to the retailers assisting in the preparation of credit applications. The underwriting criteria will be periodically reviewed by GreenPoint Credit, and modified as necessary.

  It is the policy of GreenPoint Credit that one authorized person provide written approval of credit applications for amounts up to or equal to certain limits and that at least one additional authorized person provide written approval of credit applications for amounts over those limits. The credit limits established by GreenPoint Credit vary depending upon each authorized person's position or grade level. In addition, each person authorized to make these credit decisions has to be either a regional manager, branch manager or another regional office employee to whom the authority to approve credit applications has been delegated. Any delegated authority may be limited in that the person to whom the authority was delegated may not have been authorized to approve credit applications for contracts with initial principal amounts above certain specified levels. The qualifications of all regional office personnel authorized to approve or reject credit applications are reviewed and approved by GreenPoint Credit's senior management. However, each regional office may at various times have additional, or in some cases fewer, personnel authorized to approve or reject credit applications.

  It is the policy of GreenPoint Credit that each credit application be approved or rejected within one to seven days after receipt. Thus, there is less time for credit investigation than is the case, for example, with loans for site-built homes. Although GreenPoint Credit's management believes that the one to seven-day period for approval or rejection of each credit application is consistent with industry practice, no assurance can be given that any credit application that was approved in one to seven days would have been approved if a longer period had been provided for credit investigation.

  The credit review and approval practices of each regional office are subject to internal reviews and audits that, through sampling, examine the nature of the verification of credit histories, residence histories, employment histories and debt-to-income ratios of the applicants and evaluate the credit risks associated with the contracts purchased through each regional office by rating the obligors on the underlying contracts according to their credit histories, employment histories and debt-to-income ratios. Selection of underwriting files for review is generally made by the personnel performing the examination, without prior knowledge on the part of regional office personnel of the files to be selected for review. However, GreenPoint Credit has no requirement that any specific random selection procedures be followed and no assurance can be given that the files reviewed in any examination process are representative of the contract originations in the related regional office.

  With respect to new and used manufactured homes, Green Point's policy is to finance no more than 95% of the total buyer's cost of any manufactured home, including taxes and insurance premiums, plus 100% of the costs attributable to prepaid finance charges and closing costs that are financed.

  In the case of new manufactured homes, the maximum amount financed cannot exceed:

  .  130% of the manufacturer's invoice price, plus

  . taxes, insurance, freight charges, certain retailer installed equipment, certain set-up costs and certain prepaid finance charges and closing costs.

  For used manufactured homes, the amount financed cannot exceed:

  . the lesser of 95% of the total sales price or 140% of the base value, as specified in the NADA Mobile/Manufactured Housing Appraisal Guide, plus

  . taxes, insurance, certain retailer installed equipment, certain set-up costs and certain prepaid finance charges and closing costs.

  With respect to Land Home Contracts involving new manufactured homes, GreenPoint Credit's policy is to finance no more than:

  . the lesser of 95% of the value of the real property as determined by appraisal subject to certain limitations or 95% of the purchase price of the land subject to certain limitations or the payoff of the encumbered land, plus

  .  130% of the manufacturer's invoice, plus

  . taxes, insurance, freight charges, certain retailer installed equipment, certain set-up costs and prepaid finance charges and closing costs, plus

  .  the cost of improvements to the land, subject to certain limitations.

  With respect to Land Home Contracts involving used manufactured homes, GreenPoint Credit's policy is to finance no more than the lesser of:

  .  95% of the total sales price, or

  . the sum of 95% of the appraised value of the land and 140% of the base value as specified in the NADA Mobile/Manufactured Housing Appraisal Guide,

  . and in either case, plus taxes, insurance, certain retailer installed equipment, certain set-up costs, prepaid finance charges and closing costs and the cost of improvements to the land, subject to certain limitations.

  With respect to Land Home Contracts in which the manufactured home is already on the land, GreenPoint Credit's policy is to finance:

  . the lesser of 95% of the total sales price or 95% of the appraised value of the land and home, plus

  . taxes, fees, insurance and certain prepaid finance charges and closing costs.

  With respect to Land-in-Lieu Contracts involving new manufactured homes, GreenPoint Credit's policy is to finance:

  . up to 140% of the manufacturer's invoice for the home depending on the borrower's down payment, plus

  . taxes, insurance, freight charges, certain retailer installed equipment, certain set-up costs and pre-paid finance charges and closing costs, plus

  .  the costs of improvements to the land, subject to certain limitations.

  With respect to Land-in-Lieu Contracts involving used manufactured homes, GreenPoint Credit's policy is to finance no more than the lesser of:

  .  95% of the total sales price, or

  . 140% of the base value, as specified in the NADA Mobile/Manufactured Housing Appraisal Guide,

  .  and in either case, plus

    -- taxes, insurance, certain retailer installed equipment, certain set-up costs and prepaid finance charges and closing costs, and

    -- the cost of improvements to the land, subject to certain limitations.

  In June 1999, GreenPoint Credit initiated a marketing program for new manufactured homes in which the maximum amount financed could not exceed:

  .  140% of the manufacturer's invoice price, plus

  . taxes, insurance, freight charges, certain retailer installed equipment, certain set-up costs and prepaid finance charges and closing costs.

  This marketing program is offered only to certain retailers whose applicants who score in the highest credit score recommendation given by GreenPoint Credit's proprietary credit scoring system (as described in the second paragraph of this section).

  GreenPoint Credit generally requires a down payment in the form of cash and/or the trade-in value of a previously owned manufactured home and/or, in the case of Land-in-Lieu Contracts, an estimated value of equity in real property pledged as additional collateral. For previously owned homes, the trade-in allowance accepted by the retailer must be consistent with the value of the owned home determined by GreenPoint Credit in light of current market conditions. The value of real property pledged as additional collateral is estimated by regional personnel, using tax assessed value, or appraisers who are familiar with the area in which the property is located.

  Underwriting policies and marketing programs for the origination or purchase on an individual basis of manufactured housing contracts are established by GreenPoint Credit's management at its headquarters in San Diego and are subject to change from time to time. Any material changes or conditions will be disclosed in the prospectus supplement.

  The volume of contracts originated by GreenPoint Credit or purchased from retailers on an individual basis by GreenPoint Credit for the periods indicated below and other information at the end of the periods below are as follows:

           Contracts Originated or Purchased on an Individual Basis
                            (Dollars in Thousands)

                                Quarter Ended      Year Ended     Year to Date
                              December 31, 1998 December 31, 1999 June 30, 2000
                              ----------------- ----------------- -------------
Principal Balance of Con-
 tracts Purchased...........    $1,451,368.00     $3,045,734.00   $1,405,061.00
Number of Contracts Pur-
 chased.....................           38,010            75,622          33,461
Average Contract Size.......    $       38.18     $       40.27   $       41.99
Number of Regional Offices..               45                45              45

  The information in the table above includes only contracts originated by GreenPoint Credit or purchased from retailers. The number of regional offices includes regional offices in the United States originating or purchasing contracts.

Servicing

  GreenPoint Credit, through its regional offices, services all of the manufactured housing contracts that it purchases or originates, whether on an individual basis or in bulk. Generally, whenever any contracts are sold, GreenPoint Credit will retain servicing responsibilities with respect to the sold contracts. In addition, GreenPoint Credit may make arrangements pursuant to which it services, or would service, manufactured housing contracts owned by other entities. These service contracts were not originated, and would not be purchased, by GreenPoint Credit. Servicing responsibilities include collecting principal and interest payments, taxes, insurance premiums and other payments from obligors and, when the contracts are not owned by GreenPoint Credit, remitting principal and interest payments to the owners thereof, to the extent the owners of the serviced contracts are entitled thereto. Collection procedures include repossession and resale of manufactured homes securing defaulted contracts and foreclosure if land is involved and, if deemed advisable by GreenPoint Credit, entering into workout arrangements with obligors under certain defaulted contracts. Although decisions as to whether to repossess any manufactured home are made on an individual basis, GreenPoint Credit's general policy is to institute repossession procedures promptly after regional office personnel determine that it is unlikely that a defaulted contract will be brought current, and thereafter to diligently pursue the resale of repossessed manufactured homes.

  The following table shows the size of the portfolio of contracts serviced, including contracts already in repossession, by GreenPoint Credit, through the manufactured housing regional office system, as of the dates indicated:

                          Size of Serviced Portfolio
                            (Dollars in Thousands)

                                   As of             As of           As of
                             December 31, 1998 December 31, 1999 June 30, 2000
                             ----------------- ----------------- -------------
Unpaid Principal Balance of
 Contracts Being Serviced...    $11,504,320       $13,054,239     $13,659,538
Average Contract Unpaid
 Principal Balance..........    $      27.7       $      29.9     $      30.7
Number of Contracts Being
 Serviced...................        415,373           437,093         444,642

Delinquency and Loan Loss/Repossession Experience

  The following table sets forth the delinquency experience of manufactured housing contracts serviced by GreenPoint Credit since October 1998, other than contracts already in repossession, as of the dates indicated:

                            Delinquency Experience

                                    As of             As of           As of
                              December 31, 1998 December 31, 1999 June 30, 2000
                              ----------------- ----------------- -------------
Number of Contracts Out-
 standing...................       411,852           433,221         440,011
Number of Contracts Delin-
 quent:
  30-59 days................         6,397             8,244           7,753
  60-89 days................         1,753             2,055           2,022
  90 days or more...........         2,372             2,641           2,304
                                   -------           -------         -------
Total Contracts Delinquent..        10,522            12,940          12,079
                                   =======           =======         =======
Delinquencies as a Percent-
 age of Contracts Outstand-
 ing........................          2.55%             2.99%           2.75%
                                   =======           =======         =======

  The information contained in the table above is based on number of days payments are contractually past due, assuming 30-day months. Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the following month.

  Since GreenPoint Credit has only been servicing the contracts for a limited amount of time, the delinquency experience reflected in the table above may not necessarily be indicative of the actual performance of the contracts over time.

  The following table sets forth the loan loss/repossession experience of contracts serviced through the manufactured housing regional office system of GreenPoint Credit, including contracts already in repossession, as of the dates indicated:

                       Loan Loss/Repossession Experience
                            (Dollars in Thousands)

                                                   Year Ended     Year to Date
                                                December 31, 1999 June 30, 2000
                                                ----------------- -------------
Number of Contracts Being Serviced............         437,093         444,642
Aggregate Principal Balance of Contracts Being
 Serviced.....................................     $13,054,239     $13,659,538
Average Principal Recovery Upon Liquidation...           46.15%          45.85%
Contract Liquidations.........................            3.88%           1.83%
Net Losses:
  Dollars.....................................     $   281,757     $   138,916
  Percentage..................................            2.16%           1.02%
Contracts in Repossession.....................           3,872           4,631

  The "Average Principal Recovery Upon Liquidation" in the table above is shown as a percentage of the outstanding principal balance of contracts that were liquidated during the applicable period, based on the gross amounts recovered upon liquidation, proceeds applied to unpaid interest accrued through the date of liquidation and after the payment of repossession and other liquidation expenses. Deficiency recoveries received subsequent to liquidation date are also included net of collection expenses paid to third parties.

  The "Contract Liquidations" in the table above are shown as the number of contracts liquidated during the period as a percentage of the total number of contracts being serviced as of period end.

  The calculation of "Net Losses" includes unpaid interest accrued through the date of liquidation and all repossession and other liquidation expenses and is reduced by deficiency recoveries received subsequent to liquidation date net of collection expenses paid to third parties.

                      Prepayment and Yield Considerations

Prepayment Considerations

  If so specified in the related prospectus supplement, the contracts in any contract pool may be prepaid in full or in part at any time. The prepayment experience of the contracts, including prepayments due to liquidations of defaulted contracts, will affect the average life and the maturity of the related securities. A contract pool might include contracts with contract interest rates that are generally higher or lower, in absolute terms or in comparison to prevailing rates, than the contract rates of the contracts from which are derived certain historical statistical data set forth in this prospectus or the related prospectus supplement. As a result, the prepayment performance of the contracts contained in that contract pool might be higher or lower than the prepayment performance of the contracts reflected in the historical data. In addition, GreenPoint Credit's management is aware of limited publicly available information relating to historical rates of prepayment on manufactured housing contracts. However, GreenPoint Credit's management believes that neither the prepayment experience of other pools of manufactured housing contracts nor the historical rates of prepayment for any other manufactured housing contracts will necessarily be indicative of the rate of prepayment that may be expected to be exhibited by the contracts in any other contract pool. Nevertheless, GreenPoint Credit's management anticipates that a number of contracts will be prepaid in full in each year during which any related securities are outstanding. The amount of prepayments on the contracts, including prepayments due to liquidations of defaulted contracts, during any particular year may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality, interest rates and the rate at which owners of manufactured homes sell their manufactured homes. Other factors affecting prepayments on the contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in manufactured homes. Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms of manufactured housing contracts are generally shorter than the terms for mortgage loans secured by site-built homes, and changes in interest rates have a correspondingly smaller effect on the monthly payments on manufactured housing contracts as opposed to mortgage loans secured by site-built homes, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes. Conversely, local economic conditions and certain of the other factors mentioned above are likely to play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

  Repurchases of contracts on account of certain breaches of representations and warranties as described in the applicable prospectus supplement also will have the effect of prepaying the repurchased contracts and therefore will affect the average life of and yield on the securities. See "Description of the Securities--Conveyance of Contracts." In addition, most of the contracts contain provisions that prohibit the related owner from selling the manufactured home without the prior consent of the holder of the related contract. These contract provisions are similar to "due-on-sale" clauses and may not be enforceable in all states.

See "Certain Legal Aspects of the Contracts--Transfers of Manufactured Homes; Enforceability of Restrictions on Transfer" in this prospectus. The servicer's policy is to permit most sales of manufactured homes where the proposed buyer meets the servicer's then current underwriting standards and enters into an assumption agreement.

  To the extent provided in the related prospectus supplement, the servicer, or any other party as may be designated in the related prospectus supplement, will have the option to purchase all of the contracts in the related contract pool, at the price and under the conditions specified in the related prospectus supplement, when the aggregate Pool Principal Balance of the related contract pool has been reduced to 10%, or any other percentage as may be specified in the related prospectus supplement, of its Cut-off Date Pool Principal Balance. The exercise of any option to purchase the contracts early will affect the average life of and yield on the related securities.

  To the extent provided in the related prospectus supplement, the trustee or indenture trustee, as applicable, for the related trust shall solicit bids for the purchase of the contracts remaining in the trust at a Termination Auction within ninety days following the distribution date as of which the Pool Principal Balance for a contract pool is less than 10%, or any other percentage as may be specified in the related prospectus supplement, of that contract pool's Cut-off Date Pool Principal Balance. The sale and consequent termination of the related trust pursuant to a Termination Auction will affect the average life and yield on the related securities.

  The average life and maturity of the securities of any class will also be affected by the amount and timing of any special principal distributions to the holders of the securities. In addition, if any security of a class is subject to mandatory repurchase, the occurrence of the repurchase date for the security subject to mandatory repurchase will have the same effect as the maturation of the security subject to mandatory repurchase, with the repurchase price being equivalent to the amount due at maturity. See "Description of the Securities--Distributions on Securities" and "Description of the Securities--Optional and Mandatory Repurchase of Securities; Optional Termination and Termination Auction" in this prospectus. The prospectus supplement relating to any class that is entitled to special principal distributions or is subject to mandatory repurchase will contain a description of the conditions under which special principal distributions or mandatory repurchases will take place and a description of some of the factors that might affect the rate of special principal distributions or the timing of any repurchase dates.

  Information regarding the prepayment assumption or any other rate of assumed prepayment, as applicable, will be set forth in the prospectus supplement applicable to the relevant class or classes of securities described therein.

Yield Considerations

  To the extent that any credit enhancement or any advancing obligation of the servicer described in the related prospectus supplement is insufficient to protect the holders of any class of securities from losses or delinquencies on the related contract pool, the yield to the holders from their investment in the securities will be adversely affected should losses or delinquencies occur. In the absence of losses or delinquencies which are not covered by credit enhancement or advances, respectively, on a distribution date, the effective yield on the securities will depend upon, among other things, the price at which the securities are purchased, the rate at which the contracts for the related trust liquidate or are prepaid and the amount and timing of any special principal distributions. If a purchaser of securities purchases them at a discount or premium, as applicable, and calculates its anticipated yield to maturity based on an assumed rate of distributions of principal on the purchased securities that is faster or slower, respectively, than the rate actually realized, the purchaser's actual yield to maturity will be lower than the yield so calculated by the purchaser. Losses which are covered by credit enhancement, but on later than anticipated distribution dates, will have the same effect on anticipated yield as prepayments that are made later than anticipated, as just described, depending on whether the securities were purchased at a discount or premium.

  The yield to holders of any class of securities may be below that otherwise produced by the applicable Security Rate because, while, in the absence of losses or delinquencies, one month's interest on the related contracts will be collected during each Collection Period, the portion of one month's interest to which the holders of the related securities are entitled will not be distributed until the first distribution date after the Collection Period in which the interest was collected.

  If a security is subject to mandatory repurchase, the yield to the repurchase date will be affected by, among other things, the applicable repurchase price, the ability of any liquidity facility provider to distribute the repurchase price and the date, if any, on which the repurchase date occurs. If, in connection with a mandatory repurchase, the repurchase price for a security is equal to its Percentage Interest of the then current Security Balance, and the security is purchased at a discount, and the purchaser calculates its anticipated yield to the repurchase date based on an assumed repurchase date that is earlier than the actual repurchase date, then such purchaser's actual yield to maturity will be lower than it would have been if a repurchase occurred on the assumed date.

  The payment features of the contracts comprising any contract pool, as described above under "The Contract Pools," may, under extraordinary circumstances, cause the amounts collected thereon during particular Collection Periods to be insufficient to fund all distributions of principal and interest to the holders of some or all of the securities of the related series, even in the absence of losses or delinquencies. The circumstances described in the preceding sentence could occur if a sufficiently large number of partial or full prepayments, as a percentage of the then outstanding Pool Principal Balance of the related contract pool, are received on contracts in a particular Collection Period, if those prepayments are made in advance of the related contracts' respective due dates during the particular Collection Period. In that case, a non-default collection shortfall could occur because interest that actually accrues on the related contracts is less than interest that would have accrued if the payments were paid on the contracts' respective due dates. A non-default collection shortfall could adversely affect the yield to holders of any class of securities to the extent the non-default collection shortfalls are not covered by credit enhancement or advances.

                         Description of the Securities

  The securities will be issued in series. Each series of certificates will be issued pursuant to a separate pooling and servicing agreement similar to the form of pooling and servicing agreement filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, for the certificates, of which this prospectus is a part. Each series of notes issued by GreenPoint Asset will be issued pursuant to an indenture trust agreement similar to the form of indenture filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, for the notes, of which this prospectus is a part. Each series of notes issued by GreenPoint Credit through an owner-trust structure will be issued pursuant to a trust agreement similar to the trust agreement filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, for the notes, of which this prospectus is a part together with the Indenture. In the case of each series of notes, the servicer and the issuer or related owner trust, as applicable, will enter into a separate servicing agreement. An execution copy of each pooling and servicing agreement, indenture, trust agreement and servicing agreement will be filed with the Securities and Exchange Commission as an exhibit to a Form 8-K. The following summaries describe only the material provisions expected to be common to each pooling and servicing agreement, indenture, trust agreement or servicing agreement, as applicable, and the related securities. All references to an "agreement" and any discussion of the provisions of any agreement applies to pooling and servicing agreements, indentures, trust agreements and servicing agreements, as applicable. GreenPoint Credit recommends that the investor read all of the provisions of the related pooling and servicing agreement, indenture, trust agreement and/or servicing agreement, as applicable, and the descriptions set forth in the related prospectus supplement. The prospectus supplement for each series will describe the specific material provisions of the pooling and servicing agreement, indenture trust agreement and/or servicing agreement, as applicable, relating to that series.

General

  Each series of securities may be issued in one or more classes. If the securities of a series are issued in more than one class, the securities of all or less than all of the classes for that series may be sold pursuant to this prospectus, and there may be separate prospectus supplements relating to one or more of those classes so sold. Any reference in this prospectus to the prospectus supplement relating to a series comprised of more than one class should be understood as a reference to each of the prospectus supplements relating to the classes sold hereunder. Any reference in this prospectus to the securities of a class should be understood to refer to the securities of a class within a series, the securities of a subclass within a series or all of the securities of a single-class series, as the context may require.

  The securities will be issued in the denominations specified in the related prospectus supplement. Interest-only securities will have no Percentage Interest. Securities, if issued in registered form to beneficial owners of the securities or nominees thereof, will be transferable and exchangeable at the corporate trust office of the trustee or, if it so elects, at the office of an agent in New York, New York. No service charge will be made for any registration of exchange or transfer, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

  The securities of each series will evidence an interest in or indebtedness of, as applicable, a trust or the issuer, respectively, as specified in the related prospectus supplement. Each trust will include:

  (1) a contract pool, including rights to receive payments on the contracts comprising the contract pool on and after the Cut-off Date;

  (2) the amounts held from time to time in the Payment Account as described in the applicable prospectus supplement;

  (3) any property which initially secured a contract and which is acquired in the process of realizing thereon;

  (4) the obligations of the seller, under certain conditions, to repurchase contracts sold by it with respect to which certain representations and warranties have been breached and not cured;

  (5) certain contractual servicing obligations of the servicer;

  (6) the proceeds of all insurance policies described in this prospectus;
      and

  (7) if applicable, one or more forms of credit support.

  The seller will convey the contracts to the issuer or trust related to any series of securities, as applicable. See "The Contract Pools" in this prospectus and "--Conveyance of Contracts" below. The servicer will service the contracts pursuant to the related agreement. If so specified in the related prospectus supplement, the contract documents will be held for the benefit of the trustee or the indenture trustee, as applicable, by the servicer.

Conveyance of Contracts

  On the date of initial issuance of the securities of a series, the seller will sell to the issuer or trust related to any series of securities, as applicable, without recourse, all of its right, title and interest in and to the contracts sold by it, and all rights under the standard hazard insurance policies on the related manufactured homes. The conveyance of the contracts to the issuer or trust related to any series of securities, as applicable, will include a conveyance of all rights to receive scheduled payments thereon that were due on or after the Cut-off Date, even if received prior to the Cut-off Date, as well as all rights to any payments received on or after the Cut-off Date other than late receipts of scheduled payments that were due prior to the Cut-off Date. The contracts will be described on the contract schedule attached to the related agreement. The contract schedule will include the principal balance of each contract as of the Cut-off Date, the amount of each scheduled payment due on each contract as of the Cut-off Date, the contract interest rate on each contract as of the Cut-off Date and the maturity date of each contract. The servicer will be required to complete a review of the contract files and confirm the accuracy of the contract schedule delivered to the trustee within the time period set forth in the related agreement. Any contract discovered not to agree with the contract schedule in a manner that is materially adverse to the interests of the securityholders will be repurchased by the seller, or replaced with another contract, except that if the discrepancy relates to the principal balance of a contract the seller may, under certain conditions, deposit cash in the Payment Account in an amount sufficient to offset the discrepancy. The trustee will not review the contract files.

  If so provided in the related prospectus supplement, the servicer will hold, as custodian and agent on behalf of the trustee or indenture trustee, as applicable, the original contracts and copies of documents and instruments relating to each contract and the security interest in the manufactured home, and real property, if any, relating to each contract. In order to give notice of the trustee's or indenture trustee's, as applicable, right, title and interest in and to the contracts, a UCC-1 financing statement identifying the trustee or indenture trustee, as applicable, as the secured party and identifying all the contracts as collateral will be filed in the appropriate office in the appropriate states. The contracts will be stamped or otherwise marked to reflect their assignment to the trustee or indenture trustee, as applicable. To the extent that the contracts do not constitute "chattel paper" within the meaning of the UCC as in effect in the applicable jurisdictions or to the extent that the contracts do constitute chattel paper and a subsequent purchaser is able to take physical possession of the contracts without notice of the assignment to the trustee or indenture trustee, as applicable, the trustee's or indenture trustee's, as applicable, interest in the contracts could be defeated. See "Certain Legal Aspects of the Contracts--Security Interests of the Seller in the Manufactured Homes" and "--Land Home Contracts and Land-in-Lieu Contracts" in this prospectus.

  The seller will make representations and warranties to the issuer or trust related to any series of securities, as applicable, with respect to each contract sold by it. With respect to any series of notes, the representations and warranties made by the Seller to the issuer pursuant to the related sale and servicing agreement will be assigned to the indenture trustee pursuant to the indenture. The applicable prospectus supplement will describe:

  . the representations and warranties made by the seller in connection with the contracts conveyed to the issuer or trust related to any series of securities, as applicable;

  . the terms pursuant to which the seller will be obligated to repurchase any contract sold by it if any representation and warranty has been breached, unless the breach has been cured or otherwise is not required to be cured; and

  .  the terms pursuant to which the seller may remedy any breach.

Payments on Contracts

  The applicable prospectus supplement will specify the arrangements pursuant to which contract collections are held pending distribution to securityholders. Certain contract collections will be applied to pay the servicer's servicing compensation and to reimburse it for certain expenses, as set forth in each prospectus supplement and as set forth in this prospectus under "--Servicing Compensation and Payment of Expenses; Matters Regarding the Servicer" below.

Distributions on Securities

  The securities of any class will entitle the holders thereof to distributions, on the distribution dates specified in the related prospectus supplement, from amounts collected on the underlying contracts. The securities of a class may entitle the holders thereof to:

  .  distributions of both principal and interest;

  .  distributions of principal only; or

  .  distributions of interest only.

  The distributions described in the previous sentence will be made in accordance with a formula described in the related prospectus supplement, and, if so specified in the related prospectus supplement, the distributions will be applied first to interest, if any, and second to principal, if any. To the extent specified in the related prospectus supplement, the rights of the holders of the securities of one or more classes of a multiple class series to receive distributions of principal or of interest or of both from amounts collected on the contracts may be subordinate to the rights of the holders of securities of one or more other classes. See "Credit and Liquidity Enhancement" in this prospectus.

  Distributions of Principal. If the securities of a class entitle the holders thereof to distributions of principal, the related prospectus supplement will specify an initial aggregate Security Balance for the securities of that class and a method of computing the amount of principal, if any, to be distributed to the holders of the securities of that class on each distribution date. If so specified in the related prospectus supplement, principal distributions for the securities of a class will be computed on the basis of a formula which, on each distribution date, allocates all or a portion of the Total Regular Principal Amount relating to that distribution date to the securities of the applicable class. See "The Contract Pools" and "--Servicing Compensation and Payment of Expenses; Matters Regarding the Servicer" in this prospectus. Distributions with respect to all or a portion of the Total Regular Principal Amount are sometimes referred to in this prospectus as distributions of "Regular Principal." The Total Regular Principal Amount with respect to any contract pool and any distribution date may be estimated in a manner specified in the related prospectus supplement.

  If, due to liquidation losses or other circumstances adversely affecting the collections on the underlying contract pool, the contract collections available on any distribution date to make distributions of Regular Principal to the holders of the securities of a class are less than the portion of the Total Regular Principal Amount allocable to such class, the deficiency may be made up from:

  .  Excess Interest; or

  . funds available from one or more forms of credit support referred to below, but only to the extent, if any, specified in the applicable prospectus supplement. See "Credit and Liquidity Enhancement" in this prospectus.

  If specified in the applicable prospectus supplement, the Security Balance of the securities of a class will be reduced on each distribution date by the full amount of the portion of the Total Regular Principal Amount allocable to such class even if, due to deficient contract collections, a full distribution thereof is not made.

  The applicable distribution formula for each class of a multiple-class series may allocate the Total Regular Principal Amount among the various classes on a pro rata, sequential or other basis, as specified in the related prospectus supplement. If specified in the related prospectus supplement, the applicable distribution formula may entitle the holders of securities of a particular class to receive on certain distribution dates, distributions of Regular Principal from particular sources of funds (e. g. , one or more of the forms of credit support referred to below) upon the occurrence of certain losses or delinquencies, even if the holders of the securities of that class would not have been entitled to receive principal distributions on the related distribution dates from amounts collected on the underlying contracts in the absence of losses or delinquencies.

  If so specified in the applicable prospectus supplement, the securities of a class may entitle the holders thereof to special principal distributions on particular distribution dates that are unrelated to the Total Regular Principal Amount for those distribution dates. Special principal distributions may be made, under the circumstances set forth in the applicable prospectus supplement, from interest collected on the underlying contract pool, from funds available from one or more forms of credit support or from any other source specified in the related prospectus supplement. The securities of a class having an initial Security Balance may entitle the holders thereof to distributions of Regular Principal only, to distributions of Regular Principal and to special principal distributions or to special principal distributions only. However, if so specified in the related prospectus supplement, the securities of a class will not entitle the holders thereof to aggregate principal distributions in excess of the initial Security Balance for the securities in that class.

  Distributions of Interest. The distribution formula for a class of securities having an initial Security Balance may, but need not, also specify a method of computing the interest, if any, to be distributed on specified distribution dates, which may include all or less than all of the distribution dates, to the holders of the securities of such class. The interest described in the previous sentence may be equal, subject to the adjustments as may be described in the related prospectus supplement, to a specified number of days' interest on the applicable Security Balance, before giving effect to any reduction thereof on the related distribution date, calculated at the Security Rate specified in the related prospectus supplement. The Security Rate may be fixed or variable, and, if specified in the related prospectus supplement, may shift from a variable rate to a fixed rate under the conditions specified in the related prospectus supplement. Variable Security Rates may vary from time to time based upon changes in an index or other measure of market rates, all as more fully described in the related prospectus supplement. In that case, the Rate Period and the specific basis on which the Security Rate for each Rate Period will be determined, including the particular market rates and measures thereof relevant for determining the Security Rate for each Rate Period, may remain constant or may change from time to time at the election of the servicer or otherwise, all as specified in the related prospectus supplement. Variable Security Rates may also vary from time to time, in the manner specified in the related prospectus supplement, based upon changes in the weighted average of the contract interest rates of the contracts in the related contract pool or on any other basis. To the extent set forth in the related prospectus supplement, variable Security Rates may also have floor rates and/or ceiling rates which may be fixed or subject to adjustment as set forth in the related prospectus supplement. In addition, a variable Security Rate may be converted to a fixed Security Rate at the election of the seller or upon the occurrence of certain conditions. In that event, the related prospectus supplement will set forth the conditions under which the variable Security Rate may be converted to a fixed Security Rate.

  Rather than entitling the holders thereof to receive distributions of interest based upon a Security Rate, the distribution formula for the securities of a class may entitle the holders thereof to distributions of interest on specified distribution dates, which may include all or less than all of the distribution dates, equal, in the case of those distribution dates, to all or a portion, which portion will be determined as described in the related prospectus supplement, of the interest payable on the related contracts during one or more Collection Periods occurring prior to the related distribution date. Classes of securities that do not entitle the holders thereof to receive distributions of principal may nevertheless entitle such holders to receive interest distributions calculated on this basis.

  If, due to liquidation losses or other circumstances adversely affecting the collections on the underlying contract pool, the contract collections available to make distributions of interest to the holders of the securities of a class are less than the amount of interest computed as described above, the deficiency may be made up from other sources, but only to the extent, if any, specified in the applicable prospectus supplement. See "Credit and Liquidity Enhancement" in this prospectus.

  Each prospectus supplement will contain information relating to the full amounts of principal and interest required to be distributed to the holders of the related class or classes of securities, to the extent there are sufficient contract collections available therefor, sometimes referred to in this prospectus as "full distributions," from amounts paid or payable on the underlying contracts.

  Residual Interests. If specified in the related prospectus supplement, a class of securities sold hereunder may evidence the residual interest in the related trust. Securities evidencing a residual interest will not have the features described above. Rather, if so specified in the related prospectus supplement, securities evidencing a residual interest will entitle the holders thereof to receive distributions from amounts collected on the contracts which would not be needed to make distributions to the holders of other interests in the trust or to pay expenses of the trust in the absence of liquidation losses or other events resulting in deficient contract collections. In addition, if specified in the related prospectus supplement, any securities evidencing a residual interest may also entitle the holders thereof to receive additional distributions of assets of the related trust, to the extent any assets remain after being applied to make distributions to the holders of other interests in the trust or to pay expenses of the trust. Further, if so specified in the related prospectus supplement, any amounts due to the holders of a residual interest with respect to any series may be subordinated to amounts due to holders of securities of another series to the extent described in the related prospectus supplement. The securities evidencing a residual interest may entitle the holders thereof to distributions at various times throughout the life of the related trust or only upon termination of the trust, all as more fully set forth in the related prospectus supplement. If an election is made to treat the related trust as a REMIC Fund, the holders of a residual interest in that REMIC Fund will be subject to federal income taxation with respect to their ownership of the related residual interest as described in this prospectus under "Federal Income Tax Consequences--REMIC Securities-- Taxation of Residual Securities."

Global Securities

  If so specified in the applicable prospectus supplement, the securities of a series, or of one or more classes within a series, will be issuable in the form of Global Securities.

  The Depository Trust Company, or DTC, is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its Participants and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of securities. Indirect access to the DTC system is also available to the Indirect Participants.

  Unless and until Definitive Securities are issued, beneficial owners of the securities who are not Participants but desire to purchase, sell or otherwise transfer ownership of securities may do so only through Participants. In addition, beneficial owners of the securities will receive all distributions of principal of, and interest on, the securities from the trustee through DTC and Participants. Beneficial owners of the securities will not receive or be entitled to receive securities representing their respective interests in the securities, except under the limited circumstances described below. In addition, if some or all of the securities of a series are issued in the form of one or more Global Securities, certain monthly and annual reports prepared by the servicer under the related pooling and servicing agreement will be sent on behalf of the related trust to DTC and not to the beneficial owners of the securities.

  Unless and until Definitive Securities are issued, it is anticipated that the only "securityholder" of the securities will be Cede & Co., as nominee of DTC. Beneficial owners of the securities will not be securityholders as that term is used in the pooling and servicing agreement. Beneficial owners of the securities are only permitted to exercise the rights of securityholders indirectly through Participants and DTC.

  If so specified in the related prospectus supplement, while the securities are outstanding, under DTC's rules. Participants are required to make book-entry transfers through DTC's facilities with respect to the securities, and DTC as the sole holder of the securities is required to receive and transmit distributions of principal of, and interest on, the securities. Unless and until Definitive Securities are issued, beneficial owners of the securities who are not Participants may transfer ownership of securities only through Participants by instructing its Participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of the securities, which account is maintained with their respective Participants. Under DTC's rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC, and the accounts of the respective Participants at DTC will be debited and credited.

  Definitive Securities will be issued to beneficial owners of the securities, or their nominees, rather than to DTC, only if:

  . the servicer advises the trustee in writing that DTC is no longer willing or qualified to discharge properly its responsibilities as nominee and depository with respect to the securities and the servicer or the trustee is unable to locate a qualified successor;

  . the seller at its option, elects to terminate the book-entry system through DTC; or

  . after the occurrence of an Event of Default, beneficial owners of the securities having a majority in Percentage Interests of each class of the securities advise the trustee and DTC through the Participants, in writing, that the continuation of a book-entry system through DTC or a successor thereto to the exclusion of any physical securities being issued to beneficial owners of the securities is no longer in the best interests of beneficial owners of the securities. See "--Servicing Compensation and Payment of Expenses; Matters Regarding the Servicer-- Events of Default" below.

Upon issuance of Definitive Securities to beneficial owners of the securities, the Definitive Securities will be transferable directly and not exclusively on a book-entry basis and registered holders will deal directly with the trustee with respect to transfers, notices and distributions.

  Except as otherwise specified in the related prospectus supplement, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by a securityholder under the pooling and servicing agreement only at the direction of one or more Participants to whose DTC accounts the securities are credited. DTC will take such action with respect to any Percentage Interests of the securities only at the direction of and on behalf of its Participants to whose DTC accounts the securities are credited with respect to the Percentage Interests of the securities. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

Optional and Mandatory Repurchase of Securities; Optional Termination and Termination Auction

  Repurchase of Securities. Some or all of the securities of a class may be subject to repurchase by or on behalf of the seller at the option of the holders thereof and/or at the option of the seller, but only to the extent, at the prices, on the dates and under the conditions specified in the related prospectus supplement. In addition, some or all of the securities of a class may be subject to mandatory repurchase by or on behalf of the seller, to the extent, at the prices, on the dates and under the conditions specified in the related prospectus supplement. On the date of repurchase, the holder of the security to be repurchased will cease to be entitled to any benefit of the security or the related agreement and will be entitled only to receive from the trustee the repurchase price of the security upon surrender thereof at the office or agency designated by the trustee. To the extent specified in the related prospectus supplement, the funds necessary to distribute the repurchase price of any security subject to mandatory or optional repurchase as described therein will be provided under a security purchase agreement or other liquidity facility as described in "Credit and Liquidity Enhancement" in this prospectus.

  Optional Termination. If so specified in the applicable prospectus supplement, the servicer, or other parties as designated in the related prospectus supplement, will have the option to purchase, upon giving notice mailed no later than the distribution date next preceding the month of the exercise of the option to purchase, all outstanding contracts in the related contract pool after the first distribution date on which the Pool Scheduled Principal Balance is less than 10%, or other percentage as may be specified in the related prospectus supplement, of the Cut-off Date Pool Principal Balance. The price at which the servicer may purchase the related contracts will equal, after deductions of related advances by the servicer, the greater of:

  (1) the sum of:

    (a) 100% of the Scheduled Principal Balance of each contract, other than any contract as to which the related manufactured home has been acquired and not yet disposed of and whose fair market value is included pursuant to clause (b) below, as of the final distribution date; and

    (b) the fair market value of the acquired property as determined by the servicer; and

  (2) the aggregate fair market value as determined by the servicer of all of the assets of the related trust, plus in the case of both clause (1) and clause (2), an amount sufficient to reimburse securityholders of each outstanding class for any shortfall in interest due thereto in respect of prior distribution dates and any other amounts specified in the related prospectus supplement. The servicer's option shall not be exercisable if there will not be distributed to the securityholders the Minimum Termination Amount. The related prospectus supplement will specify whether losses suffered on the contracts in the normal course will be allocated to the holders of securities when realized or upon the termination of the related trust and whether an adjustment to the Minimum Termination Amount will be made. In no event, will losses be recognized until a liquidation of the collateral securing any defaulted contract has been liquidated.

  Termination Auction. If specified in the applicable prospectus supplement, on any distribution date after the distribution date on which the Pool Scheduled Principal Balance is less than 10%, or other percentage as may be specified in the related prospectus supplement, of the Cut-off Date Pool Principal Balance, the servicer, or other parties as designated in the related prospectus supplement, will, in addition to the option to purchase the contracts discussed above, have the option to direct the trustee to solicit bids for a Termination Auction. Unless the servicer, or other party as designated in the prospectus supplement, has either exercised the option to purchase the contracts or directed the trustee to conduct a Termination Auction within 90 days of the distribution date on which the Pool Scheduled Principal Balance is less than 10%, or other percentage as may be specified in the related prospectus supplement, of the Cut-off Date Pool Principal Balance, the servicer shall, to the extent specified in the related prospectus supplement, be obligated to direct the trustee to conduct a Termination Auction. In any Termination Auction, the servicer shall give notice as specified in the applicable prospectus supplement before the date on which the Termination Auction is to occur. The trustee will solicit each securityholder, the seller and one or more active participants in the asset-backed securities or manufactured housing contract market that are not affiliated with GreenPoint Credit to make a bid to purchase the contracts at the Termination Auction. The trustee will sell all the contracts to the highest bidder, subject, among other things, to:

  . the requirement that the highest bid equal or exceed the Minimum Termination Amount; and

  . the requirement that at least one bid be tendered by an active participant in the asset-backed securities or manufactured housing contract market that is not affiliated with GreenPoint Credit.

If the foregoing requirements are satisfied, the successful bidder or bidders shall deposit the aggregate purchase price for the contracts in the Payment Account. If the foregoing requirements are not satisfied, the purchase shall not occur and distributions will continue to be made on the securities. If a REMIC election has been made with respect to the applicable trust, any sale and consequent termination of the trust as a result of a Termination Auction must constitute a "qualified liquidation" of the trust under Section 860F of the Code.

Termination

  Pooling and Servicing Agreement. The pooling and servicing agreement for any series of certificates will terminate upon the last action required to be taken by the trustee on the final distribution date following the earlier of:

  . the purchase or sale of all contracts and all property acquired in respect of any contract remaining in the related trust as described above under "--Optional and Mandatory Repurchase of Securities; Termination Auction;" or

  . the final payment or other liquidation or any advance with respect thereto of the last contract remaining in the related trust, including the disposition of all property acquired upon repossession of any manufactured home.

  In the event of the termination of any pooling and servicing agreement, the holders of securities of any class of the related series will be entitled to receive, upon presentation and surrender of their securities at the office or agency designated by the trustee, a final distribution in an amount computed as described in the related prospectus supplement.

  Indenture. The indenture will be discharged with respect to a series of notes, except with respect to continuing rights specified in the indenture, upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of that series.

  In addition to the discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust will be discharged from any and all obligations in respect of the notes of that series, except for obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of that series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of that series. In the event of any defeasance and discharge of notes of the series, holders of notes of that series would be able to look only to the money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

Collection and Other Servicing Procedures

  Except as otherwise provided in the related servicing agreement with respect to any series of securities, the servicer may rescind, cancel or make material modifications to the terms of a contract, including modifying the amounts and due dates of scheduled payments, in connection with a default or imminent default thereunder. However, if so specified in the related prospectus supplement and unless required by the applicable law or to bring contracts into conformity with the representations and warranties contained in the related servicing agreement, as appliable, the servicer may not rescind, cancel or materially modify any contract unless the servicer obtains an opinion of counsel to the effect that such action will not have certain adverse federal income tax consequences.

Servicing Compensation and Payment of Expenses; Matters Regarding the Servicer

  The servicer will be entitled to the Monthly Servicing Fee with respect to the contracts underlying any series of securities. Any additional servicing compensation with respect to the contracts underlying a series of securities will be specified in the applicable prospectus supplement.

  If so specified in the related prospectus supplement, if GreenPoint Credit is acting as servicer, the servicer may subordinate the Monthly Servicing Fee for a series with respect to all, or a portion of, the amounts due to the related securityholders on the terms and conditions set forth in the related prospectus supplement.

  The Monthly Servicing Fee provides compensation for customary manufactured housing contract third-party servicing activities to be performed by the servicer and for additional administrative services performed by the servicer. Customary servicing activities include:

  .  collecting and recording payments;

  .  communicating with obligors;

  .  investigating payment delinquencies;

  .  providing billing and tax records to obligors; and

  .  maintaining internal records with respect to each contract.

  Administrative services performed by the servicer include calculating distributions to securityholders and providing related data processing and reporting services for securityholders and on behalf of the trustee. If so specified in the applicable prospectus supplement, expenses incurred in connection with servicing the contracts and paid by the servicer from its Monthly Servicing Fee include, without limitation:

  .  payment of fees and expenses of accountants;

  . payment of all fees and expenses incurred in connection with the enforcement of contracts, except liquidation expenses and other expenses; and

  . payment of expenses incurred in connection with distributions and reports to securityholders.

The servicer will be reimbursed out of the liquidation proceeds from a defaulted contract for all reasonable, out-of-pocket liquidation expenses incurred by it in realizing upon the related manufactured home as well as for advances of taxes and insurance premiums previously made with respect to that contract, to the extent not previously recovered.

  If so specified in the related prospectus supplement, as part of its servicing fees, the servicer will also be entitled to retain, as compensation for the additional services provided in connection therewith:

  .  any fees for late payments made by obligors;

  . any fees charged in connection with checks returned for non-sufficient funds;

  .  conversion fees relating to variable rate contracts;

  . any fees associated with the enforcement of deficiency amounts on liquidated contracts if deficiency amounts are recoverable under the laws of the applicable jurisdiction;

  .  extension fees paid by obligors for the extension of scheduled payments;
     and

  . assumption fees for permitted assumptions of contracts by purchasers of the related manufactured homes.

To the extent specified in the related prospectus supplement, the servicer will also be entitled to use payments of principal and interest, including liquidation proceeds net of liquidation expenses, for its own benefit, without an obligation to pay interest or any other investment return thereon, until the related distribution date.

  If so specified in the applicable prospectus supplement, any person with which the servicer is merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor to the servicer under the related servicing agreement, so long as such successor has a net worth of at least $50 million and has serviced at least $100 million of manufactured housing contracts for at least one year. The servicer may assign its rights and delegate its duties under any servicing agreement, whereupon it will no longer be liable for the obligations of the servicer under the servicing agreement, provided that, among other conditions, any rating assigned to the securities will not be reduced because of the assignment and delegation.

  Hazard Insurance Policies. If so specified in the related prospectus supplement, the servicer will be obligated to cause to be maintained one or more hazard insurance policies with respect to each manufactured home in an amount at least equal to the lesser of its actual cash value or the principal amount due from the obligor under the related contract. The hazard insurance policies will, at a minimum, provide fire and extended coverage on terms and conditions customary in manufactured housing hazard insurance policies. If a manufactured home is located within a federally designated flood area, the servicer will, to the extent required by applicable law or regulation, also be obligated to cause flood insurance to be maintained in an amount equal to the lesser of the amounts described above or the maximum amount available for such manufactured home under the federal flood insurance programs. The hazard insurance policies may provide for customary deductible amounts. Coverage thereunder will be required to be sufficient to avoid the application of any co-insurance provisions. The hazard insurance policies will be required to contain a standard loss payee clause in favor of the servicer and its successors and assigns. In general, the servicer will not be obligated to cause to be obtained and maintained hazard insurance policies that provide earthquake coverage. If earthquake coverage is required with respect to contracts in a particular trust, that fact will be disclosed in the related prospectus supplement.

  If so specified in the related prospectus supplement, all amounts collected by the servicer under a hazard or flood insurance policy will be applied either to the restoration or repair of the manufactured home or against the remaining principal balance of the related contract upon repossession of the manufactured home, after reimbursing the servicer for amounts previously advanced by it for such purposes. The servicer may satisfy its obligation to maintain hazard and flood insurance policies with respect to each manufactured home by maintaining a blanket policy insuring against hazard and flood losses on the related obligor's interest in the manufactured home. The blanket policy may contain a deductible clause, in which case the servicer will be required to make payments to the related trust in the amount of any deductible amounts in connection with insurance claims on repossessed manufactured homes.

  If so specified in the related prospectus supplement, if the servicer repossesses a manufactured home on behalf of the trustee, the servicer is required to either maintain a hazard insurance policy with respect to the repossessed manufactured home meeting the requirements set forth above, or to indemnify the trust against any damage to the repossessed manufactured home prior to resale or other disposition.

  Evidence as to Compliance. If so specified in the related prospectus supplement, the servicer will be required to deliver to the trustee each year an officer's certificate executed by an officer of the servicer stating: (1) that a review of the activities of the servicer during the preceding calendar year and of performance under the related servicing agreement has been made under the supervision of that officer, and (2) that to the best of that officer's knowledge, the servicer has fulfilled all its obligations under the related servicing agreement throughout the applicable year, or, if there has been a default in the fulfillment of any obligation, specifying each default known to that officer and the nature and status thereof. The officer's certificate will be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of documents and records relating to servicing of the contracts under the servicing agreement, or, at the servicer's option, the contracts and other contracts being serviced by the servicer under agreements similar to the servicing agreement conducted in accordance with generally accepted auditing standards, the servicer's servicing has been conducted in compliance with the provisions of the related servicing agreement or other agreements similar to the servicing agreement except (1) such exceptions as such firm believes to be immaterial and (2) such other exceptions as may be set forth in such statement.

  Pooling and Servicing Agreement Events of Default. Servicer events of default under the pooling and servicing agreement relating to any series of certificates will consist of, among other events:

  . any failure by the servicer to make any deposit or payment required of it under the pooling and servicing agreement which continues unremedied for five days after the giving of written notice;

  . any failure by the servicer duly to observe or perform in any material respect any of its other covenants or agreements in the pooling and servicing agreement which continues unremedied for 30 days after the giving of written notice of such failure; and

  . certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or other similar proceedings regarding the servicer.

If so specified in the related prospectus supplement, "notice" as used in this paragraph means notice to the servicer by the trustee, the seller, or, if applicable, any credit enhancement provider, or to the servicer, the trustee and the seller by the holders of securities evidencing Fractional Interests that, in the aggregate, equal at least 25% of the principal balance of all outstanding certificates, excluding certificates held by the seller or any of its affiliates.

  Rights Upon Pooling and Servicing Agreement Event of Default. If so specified in the related prospectus supplement so long as a pooling and servicing agreement event of default remains unremedied, the trustee may, but only with the consent of the credit enhancement provider, if any, if the applicable credit enhancement has not expired or if the credit enhancement has expired or been terminated and the credit enhancement provider has not been reimbursed for all amounts due it, and at the written direction of the holders of certificates evidencing Fractional Interests aggregating not less than 51% shall, terminate all of the rights and obligations of the servicer under the pooling and servicing agreement and in and to the related contracts, whereupon, subject to applicable law regarding the trustee's ability to make monthly advances, the trustee or a successor servicer under the pooling and servicing agreement will succeed to all the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. If the trustee is obligated to succeed the servicer but is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction for the appointment of a servicer. Pending the appointment of a servicer, the trustee is obligated to act as servicer. The trustee and the successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than a monthly amount specified in the pooling and servicing agreement.

  If so specified in the related prospectus supplement, no certificateholder will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless the certificateholder previously has given to the trustee written notice of default and unless the holders of certificates evidencing Fractional Interests aggregating not less than 25% have requested the trustee in writing to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding. The trustee will be under no obligation to take any action or institute, conduct or defend any litigation under the pooling and servicing agreement at the request, order or direction of any of the holders of certificates, unless the requesting certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which the trustee may incur.

  Indenture Events of Default. Events of default under the indenture relating to any series of notes, in most cases, will include:

  . default for five days or more in the payment of any principal of or interest on any note of the series;

  . failure to perform any other covenant of the issuer or the trust in the indenture which continues for a period of thirty days after notice of that failure is given in accordance with the procedures described in the accompanying prospectus supplement;

  . any representation or warranty made by the issuer or the trust in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith as to our affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice of that error is given in accordance with the procedures described in the accompanying prospectus supplement; and

  . certain bankruptcy, insolvency, or similar events relating to the issuer or the trust.

  Rights Upon Indenture Events of Default. If an indenture event of default as to the notes of any series occurs and is continuing, either the indenture trustee, the provider of credit enhancement, if any, or the holders of a majority of the then aggregate outstanding amount of the notes of that series, with the written consent of the provider of credit enhancement, if any, may declare the Security Balance of all the notes of that series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

  If, following an indenture event of default for any series of notes, the notes of the series have been declared to be due and payable, the indenture trustee may, in its discretion, or, if directed in writing by the provider of credit enhancement, if any, will, regardless of that acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration.

In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless:

  . the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to that sale;

  . the proceeds of the sale or liquidation are sufficient to pay in full the principal of the accrued interest, due and unpaid, on the outstanding notes of the series, and to reimburse the provider of credit enhancement, if any, at the date of that sale; or

  . the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66-2/3% of the then aggregate outstanding amount of the notes of the series and the provider of credit enhancement, if any.

  In the event that the indenture trustee liquidates the collateral in connection with an indenture event of default, the indenture provides that the indenture trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, on the occurrence of that event of default, the amount available for payments to noteholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of noteholders after the occurrence of an indenture event of default.

  If stated in the accompanying prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described in the second preceding paragraph, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that is unamortized.

  In most cases, no noteholder will have any right under an indenture to institute any proceeding in connection with that indenture unless:

  . the holder previously has given to the indenture trustee written notice of a default and the continuance of that default;

  . the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (1) have made written request upon the indenture trustee to institute that proceeding in its own name as indenture trustee thereunder and (2) have offered to the indenture trustee reasonable indemnity;

  . the indenture trustee has neglected or refused to institute that proceeding for 60 days after receipt of that request and indemnity; and

  . no direction inconsistent with that written request has been given to the indenture trustee during that 60 day period by the holders of a majority of the Security Balances of that class, except as otherwise provided for in the related agreement regarding the provider of credit enhancement, if any.

  However, the indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of notes, unless noteholders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in or by exercise of that power.

Amendment

  In most cases, each agreement may be amended by the parties thereto without the consent of the securityholders, but only with the consent of the provider of credit enhancement, if any, if the applicable credit enhancement has not expired or if the credit enhancement has expired or been terminated and the provider of credit enhancement has not been reimbursed for all amounts due it:

  (1) to cure any ambiguity;

  (2) to correct or supplement any provision therein that may be inconsistent with any other provision therein;

  (3) to add to the duties or obligations of the servicer;

  (4) to obtain a rating from a nationally recognized rating agency or to maintain or improve the ratings of any class of the securities then given by any rating agency, it being understood that, after obtaining the rating of the securities from the rating agencies specified in the related agreement, none of the parties thereto is obligated to obtain, maintain or improve any rating assigned to the securities; or

  (5) to make any other provisions with respect to matters or questions arising under the related agreement, provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the securityholders.

In most cases, each agreement may also be amended by the parties thereto and, if so specified in the related prospectus supplement, the provider of credit enhancement, if any, with the consent of at least 51% of the holders of securities of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related agreement or of modifying in any manner the rights of the securityholders; provided, however, that no such amendment shall:

  (1) reduce in any manner the amount of, or delay the timing of, any distributions on any security, without the consent of the holder of such security as the case may be;

  (2) adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in (1), without the consent of the holders of securities of such class evidencing, as to such class, Percentage Interests aggregating 66%; or

  (3) reduce the aforesaid percentage of securities the holders of which are required to consent to any such amendment, without the consent of the holders of all securities then outstanding, and no such amendment shall adversely affect the status of the trust as a REMIC if a REMIC election has been made with respect to that trust.

  In most cases each agreement may also be amended from time to time, without the consent of any securityholders, by the parties thereto to modify, eliminate or add to the provisions of the agreement to:

  (1) maintain the qualification of the related trust as a REMIC under the Code if a REMIC election has been made with respect to that trust or avoid, or minimize the risk of, the imposition of any tax on the trust under the Code that would be a claim against the trust assets, provided that an opinion of counsel is delivered to the trustee to the effect that such action is necessary or appropriate to maintain the qualification of the trust or avoid any such tax or minimize the risk of its imposition; or

  (2) prevent the trust from entering into any "prohibited transaction" as defined in Section 860F of the Code if a REMIC election has been made with respect to that trust, provided that an opinion of counsel is delivered to the trustee to the effect that such action is necessary or appropriate to prevent the trust from entering into the prohibited transaction.

  Each agreement may otherwise be subject to amendment without the consent of any securityholders and, under some circumstances, without the consent of the trustee, if and to the extent specified in the related prospectus supplement.

The Trustee of Indenture Trustee

  The trustee or indenture trustee, as applicable, with respect to a series will be identified in the applicable prospectus supplement. If so specified therein, the trustee or indenture trustee, as applicable, may resign at any time, in which event the seller or issuer, respectively, will be obligated to appoint a successor trustee or indenture trustee, as applicable. The seller or issuer, respectively, may also remove the trustee or indenture trustee, as applicable, if the trustee or indenture trustee, as applicable, ceases to be eligible to continue as trustee or indenture trustee, as applicable, under the related agreement or if the trustee or indenture trustee, as applicable, becomes insolvent. If the seller or issuer, respectively, removes the trustee or indenture trustee, as applicable, the seller or issuer, respectively, will also be obligated to appoint a successor trustee or indenture trustee, as applicable. Any resignation or removal of the trustee or indenture trustee, as applicable, and appointment of a successor trustee or indenture trustee, as applicable, will not become effective until acceptance of the appointment by the successor trustee or indenture trustee, as applicable.

  If so specified in the related prospectus supplement, the agreement for any series will require the trustee or indenture trustee, as applicable, to maintain, at its own expense, an office or agency in New York City where the securities for such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the trustee or indenture trustee, as applicable, and the security registrar in respect of such securities pursuant to the related agreement may be served.

  If so specified in the related prospectus supplement, the trustee or indenture trustee, as applicable, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of the securities of any series with the same rights as it would have if it were not trustee or indenture trustee, as applicable.

  If so specified in the related prospectus supplement, the trustee or indenture trustee, as applicable, will act as paying agent, security registrar and authenticating agent for the related series of securities.

Indemnification

  If so specified in the applicable prospectus supplement, each agreement will provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the trustee or the securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the related agreement, or for errors in judgment; provided, however, that such provision shall not protect the servicer or any of its directors, officers, employees or agents against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence. The servicer shall not be under any obligation to appear in, prosecute or defend any legal action which arises under any agreement, other than in connection with the enforcement of any contract in accordance with any agreement, and which in its opinion may involve it in any expenses or liability; provided, however, that the servicer may in its discretion undertake any other legal action which it may deem necessary or desirable in respect of any agreement and the rights and duties of the parties thereto. In the event the servicer decides to take any other legal action, the legal expenses and costs of such other legal action and any liability resulting therefrom shall be expenses, costs and liabilities payable from the trust and the servicer shall be entitled to be reimbursed therefor from amounts collected on the contracts.

                       Credit and Liquidity Enhancement

  To the extent specified in the related prospectus supplement, a class of securities may be entitled to the benefit of one or more of the following forms of credit and liquidity enhancement:

Subordination

  The senior securities of any series may afford the holders thereof a right to receive distributions of principal or of interest or of both on each distribution date from amounts collected on the related contract pool that is prior to the right to receive distributions afforded by the subordinate securities of that series. If so specified in the related prospectus supplement, this prior right will result from one or both of the two features described in the next two succeeding paragraphs.

  The senior securities will entitle the related holders to receive on some or all distribution dates, prior to any distribution of principal or of interest or of both, as specified in the related prospectus supplement, being made to the holders of the subordinate securities on any related distribution date, a full distribution of principal or of interest or of both principal and interest, as specified in the related prospectus supplement, from amounts collected on the contracts during the related Collection Period(s). To the extent that contract collections during the related Collection Period(s) would, in the absence of liquidation losses or other circumstances adversely affecting contract collections, have been applied to make distributions to the holders of the subordinate securities, this feature will enhance the likelihood of timely receipt by the holders of the senior securities of full distributions of principal or of interest or of both in accordance with the applicable distribution formula.

  The distribution formula for the senior securities, other than interest-only securities, will entitle the holders thereof to receive, on some or all distribution dates, all or a disproportionate share of the Total Regular Principal Amount until the Security Balance of the senior securities has been reduced to zero. See "Description of Securities--Distributions on Securities-- Distributions of Principal" above. This feature, in effect, will provide the holders of the senior securities, other than holders of interest-only securities, with a prior right to receive the principal collected on the contracts until the Security Balance of the senior securities has been reduced to zero. The degree of priority will depend on the share of the Total Regular Principal Amount to which the holders of the senior securities, other than holders of interest-only securities, are entitled on particular distribution dates. If the holders of the senior securities, other than holders of interest-only securities, are entitled to receive all of the Total Regular Principal Amount on each distribution date, to the extent of the contract collections available to make distributions of Regular Principal on the related distribution date, then the holders of the senior securities, other than holders of interest-only securities, will, in effect, have a right to receive all principal collected on the contracts that is absolutely prior to the right of the holders of the subordinate securities to receive any principal collected on the contracts. If, however, the holders of the senior securities, other than holders of interest-only securities, are entitled to receive only a disproportionate share of the Total Regular Principal Amount, or are entitled to receive all or a disproportionate share of the Total Regular Principal Amount only on certain distribution dates, then the prior right of the holders of the senior securities, other than holders of interest-only securities, to receive distributions of principal collected on the contracts will, to that extent, be limited. The prior right to receive distributions of principal collections described above will enhance the likelihood that the holders of the senior securities, other than holders of interest-only securities, will ultimately receive distributions of principal in an aggregate amount equal to the initial Security Balance of the senior securities. It will not, however, enhance the likelihood of timely receipt by the holders of the senior securities of full distributions of the amounts to which they would have been entitled in the absence of liquidation losses or other circumstances adversely affecting contract collections.

  If specified in the related prospectus supplement, the features described above may be characteristic of different classes within a multiple-class series. Thus, securities which constitute senior securities under the criteria described in the second preceding paragraph may constitute subordinate securities under the criteria described in the next preceding paragraph, and securities which constitute senior securities under the criteria described in the next preceding paragraph may constitute subordinate securities under the criteria described in the second preceding paragraph. In general, the splitting of the features described above among two separate classes of a multiple-class series will undercut the protection against loss afforded by each of such features. The particular effects of any splitting as described in the previous sentence will be discussed in the applicable prospectus supplement. The following discussion is based on the assumption that the features described above will not be characteristic of different classes within a multiple-class series.

  The degree of protection against loss provided to the holders of the senior securities at any time by either of the subordination features described above will be determined primarily by the degree to which the Pool Principal Balance exceeds the Security Balance of the senior securities. The senior securities are also given a degree of protection against loss, to a lesser extent, if the holders of the senior securities also have a prior right to receive interest, by the degree to which the interest payable on the contracts, net of the portions thereof used to pay the servicing fee of the servicer, if such servicing fee is payable prior to distributions of interest to the holders of the senior securities, and other expenses of the trust, exceeds the interest distributable to the holders of the senior securities. The relative levels of the Security Balance of the senior securities and the related Pool Principal Balance, and hence the degree of protection against loss afforded by the subordination features described above, may change over time depending on, among other things, the formula by which principal is distributed to the holders of the senior securities and the level of liquidation losses on the underlying contracts. Generally, if the holders of senior securities, other than holders of interest-only securities, receive a disproportionate share of the Total Regular Principal Amount on any distribution date, the effect will be to increase, as a relative matter, the degree by which the Pool Principal Balance exceeds the Security Balance of the senior securities, thus increasing the degree of protection against loss afforded by the subordination of the subordinate securities. In addition, special principal distributions to the holders of the senior securities from sources other than principal collections on the underlying contracts generally will increase the degree of protection against loss above the protection that would have been provided if such distributions were not made, because the Security Balance of the senior securities will be reduced without a reduction in the Pool Principal Balance. On the other hand, if, due to liquidation losses or other circumstances adversely affecting contract collections, the holders of senior securities, other than holders of interest-only securities, receive less than their proportionate share of the Total Regular Principal Amount, the effect will be to decrease, as a relative matter, the degree to which the Pool Principal Balance exceeds the Security Balance of the senior securities, thus decreasing the degree of protection against loss afforded by the subordination of the subordinate securities. The effects of particular principal distribution formulae in this regard will be discussed in the applicable prospectus supplement. The description of any of the effects described in this paragraph in a particular prospectus supplement may relate the Security Balances of the senior securities to Pool Principal Balances which are estimated or adjusted as described therein.

  Where there is more than one class of subordinate securities, the rights of one or more classes of subordinate securities to receive distributions of principal, interest or principal and interest may be subordinated to the rights of one or more other classes of subordinate securities to receive distributions. Any class of subordinate securities that is entitled to receive distributions from contract pool collections prior to any other class of subordinate securities is a "mezzanine" class of subordinate securities. The subordination of any class of subordinate security to a mezzanine class of subordinate securities will enhance the likelihood of timely receipt by the holders of the mezzanine class of subordinate securities relative to any class of subordinate securities that is subordinate to the mezzanine class of subordinate securities. Subordinate securities, including any mezzanine classes of subordinate securities, may only be sold hereunder if rated in one of the four highest rating categories of a nationally recognized statistical rating organization. See "Rating" in this prospectus. The effect of any subordination on any classes of subordinate securities sold hereunder will be discussed in the applicable prospectus supplement.

Reserve Funds

  The securities of one or more classes may be entitled to the benefit of one or more reserve funds which, to the extent specified in the related prospectus supplement, will cover shortfalls created when collections on the related contract pool that are available to make distributions to the holders of those securities are not sufficient to fund full distributions of principal, interest or principal and interest to those securityholders. Any reserve fund may be available to cover all or a portion of shortfalls and may be available to cover any shortfalls, no matter what the cause, or only shortfalls due to certain causes (e.g., liquidation losses only or delinquencies only), all as specified in the related prospectus supplement. In addition, to the extent specified in the related prospectus supplement, a reserve fund may be used to make distributions of interest or Regular Principal to the holders of a class of securities on particular distribution dates upon the occurrence of certain losses, delinquencies or other events, even if such securityholders would not have been entitled to any such distributions on the related distribution dates in the absence of losses, delinquencies or other events. A reserve fund may also be used to fund special principal distributions under the circumstances set forth in the related prospectus supplement. The related prospectus supplement will specify whether any Reserve Fund will be established as part of the trust or held outside of the trust by a collateral agent or similar third party, who may be the trustee acting in a different capacity, and will contain a description of any arrangement pursuant to which the reserve fund is held outside of the trust.

  The method of funding any reserve fund, and the required levels of funding, if any, as well as the circumstances under which amounts on deposit in any reserve fund may be distributed to persons other than securityholders, will be described in the applicable prospectus supplement. To the extent that a reserve fund may be funded in whole or in part from some or all of the interest collected on the contracts in excess of the interest needed to make distributions to the holders of one or more classes of securities, such reserve fund may be referred to in the applicable prospectus supplement as a "Spread Account."

Credit Facilities

  The securities of one or more classes may be entitled to the benefit of one or more credit facilities, including but not limited to letters of credit, swap agreements, interest rate caps, surety bonds or similar credit facilities. Each credit facility may be in an amount greater than, equal to or less than the Security Balance of the securities of each class entitled to the benefits thereof, and may be subject to reduction or be limited as to duration, all as described in the applicable prospectus supplement. To the extent specified in the related prospectus supplement, amounts realized under a credit facility supporting the securities of any class may be used for the same purposes as amounts on deposit in reserve funds. See "--Reserve Funds" above. A credit facility may be held by a trustee as part of the related trust or may be held by a collateral agent or other third party, who may be the trustee acting in a different capacity. The related prospectus supplement will contain a description of the material terms of any credit facility and any arrangement pursuant to which the credit facility is held outside of the trust. The related prospectus supplement will also contain certain information concerning the provider of the credit facility, which information will have been provided to the seller by the credit facility provider for use in the related prospectus supplement. GreenPoint Credit or an affiliate of GreenPoint Credit may be a credit facility provider.

  If specified in the applicable prospectus supplement, a credit facility, rather than supporting distributions of particular amounts to the holders of securities of particular classes, may, instead, support certain collections on the related contract pool. These collections may be of all or a portion of amounts due on contracts in liquidation, all or a portion of the scheduled monthly payments due on the contracts or of other amounts. The extent to which any such collections are supported by a credit facility which functions in this manner will be described in the applicable prospectus supplement.

Liquidity Facilities

  The securities of one or more classes may be entitled to the benefit of one or more liquidity facilities, or security purchase agreements, pursuant to which the provider of such liquidity facility will provide funds to be used to purchase some or all of the securities entitled to the benefit of a liquidity facility on the repurchase dates applicable thereto. If so specified in the applicable prospectus supplement, a liquidity facility will be held outside of the trust by a third party, which may be the trustee acting in another capacity. The related prospectus supplement will contain a description of the material terms of any liquidity facility and any arrangement pursuant to which it is held outside of the trust, and will contain certain information concerning the provider of the liquidity facility, which information will have been provided to the seller by the liquidity facility provider for use in the related prospectus supplement. GreenPoint Credit or an affiliate of GreenPoint Credit may be a liquidity facility provider. If specified in the related prospectus supplement, a reserve fund or credit facility may also serve as a liquidity facility.

                        Federal Income Tax Consequences

  The following summary describes the material federal income tax consequences of the purchase, ownership and disposition of the securities of any series as of the date hereof. In connection with the issuance of each series, special counsel to GreenPoint Credit will render its opinion that this discussion of the federal income tax consequences, as supplemented by the discussion of federal income tax consequences in the related prospectus supplement accompanying that series, is accurate in all material respects. As more fully discussed below, special counsel to GreenPoint Credit is also of the opinion that:

  (A) for a series for which an election to be treated as a "real estate mortgage investment conduit," or REMIC will be made:

    (1) the REMIC Fund will qualify as a REMIC for federal income tax purposes;

    (2) the certificates of a series identified in the related prospectus supplement as "regular interests" in the REMIC ("Regular
        Certificates") will be so treated for federal income tax purposes and will be treated as debt instruments for purposes of chapter 1 of the Code (generally relating to the calculation of a certificateholder's federal income tax liability);

    (3) those certificates of a series identified in the related prospectus supplement as "residual interests" in the REMIC ("Residual Certificates") will be treated for federal income tax purposes as the sole class of "residual interests" in the REMIC;

    (4) the REMIC represented by the REMIC Fund will not be subject to federal income tax as a separate entity except for:

      (a) the tax on "prohibited transactions" imposed by Section 860F of the Code;

      (b) the tax on "contributions after startup date" imposed by Section 860G(d) of the Code; and

      (c) the tax on "income from foreclosure property" imposed by Section 860G(c) of the Code; and

    (5) those certificates, if any, identified as being comprised of a REMIC "regular interest" coupled with a swap or cap contract will be treated as representing ownership of a "regular interest" in a REMIC to the extent of the portion thereof identified as such in the related prospectus supplement;

  (B) for a series for which no election to be treated as a REMIC will be made and which is described as a "grantor trust" in the prospectus supplement, for federal income tax purposes, the trust will be classified as a grantor trust and not as a corporation or an association which is taxable as a corporation and the certificates will be treated as equity in that trust; or

  (C) for a series for which no election to be treated as a REMIC will be made and which is described in the prospectus supplement as an "owner trust:"

    (1) for federal income tax purposes, the trust will not be treated as an association, taxable mortgage pool or publicly traded partnership taxable as a corporation; and

    (2) the offered securities of that series will be treated as indebtedness for federal income tax purposes.

  Except to the extent provided in a related prospectus supplement, special counsel to GreenPoint Credit will render no other opinions on federal income taxes to a trust with respect to the securities. Special counsel to GreenPoint Credit for each series will be Orrick, Herrington & Sutcliffe LLP, and a copy of the legal opinion of Orrick, Herrington & Sutcliffe LLP rendered in connection with any series of certificates will be filed with the Securities and Exchange Commission on a Current Report on Form 8-K prior to the sale of the related series of securities. This discussion is directed primarily to securityholders that hold the securities as "capital assets" within the meaning of Section 1221 of the Code, although portions thereof also may apply to securityholders who do not hold securities as "capital assets," and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

  . is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions; and

  .  is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors are advised to consider the state, local and other tax consequences, if any, of the purchase, ownership and disposition of the securities in a series. See "Other Tax Consequences" in this prospectus.

  The following discussion addresses securities of three general types:

  (1) "REMIC certificates," which are certificates representing interests in a REMIC Fund with respect to which an election to be treated as a REMIC under the REMIC Provisions will be made;

  (2) grantor trust certificates, which are certificates representing interests in a grantor trust as to which no such election will be made; and

  (3) owner trust certificates or notes which will be treated as indebtedness for federal income tax purposes and as to which no REMIC election will be made.

  The following discussion is based in part upon the rules governing original issue discount that are set forth in the OID Regulations, and in part upon the REMIC Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, some series of securities.

  The following discussion is limited in applicability to certificates or notes. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

REMIC Elections

  Under the Code, an election may be made with respect to a REMIC Fund related to any series of certificates to treat the REMIC Fund as a REMIC, in which case the certificates of any class of a series will be either "regular interests" in the REMIC within the meaning of Section 860G(a)(1) of the Code or "residual interests" in the REMIC within the meaning of Section 860G(a)(2) of the Code. The prospectus supplement for each series of certificates will indicate whether the seller intends to cause an election to be made to treat the REMIC Fund as a REMIC, and if such an election is to be made, which certificates will be regular interests and which will be the residual interest in the REMIC. The discussion under the heading "--REMIC Certificates" discusses series with respect to which the seller will cause a REMIC election to be made and the discussion under the heading "--Non-REMIC Trusts" discusses series with respect to which the seller will not cause a REMIC election to be made.

REMIC Certificates

  General. The discussion in this section applies only to a series of certificates for which a REMIC election is to be made. Upon the issuance of each series of certificates for which a REMIC election is to be made, Orrick,

Herrington & Sutcliffe LLP, special counsel to GreenPoint Credit will deliver its opinion that, with respect to each such series of certificates, under then existing law and assuming that a REMIC election is made in accordance with the requirements of the Code and compliance by the seller, the servicer and the trustee for such series with all of the provisions of the related pooling and servicing agreement, the agreement or agreements, if any, providing for a credit facility or a liquidity facility, together with any agreement documenting the arrangement through which a credit facility or a liquidity facility is held outside the related REMIC Fund, and agreement or agreements with any underwriter, the REMIC Fund will be a REMIC, and the certificates of a series will be treated as either "regular interests" in the REMIC ("Regular Certificates") or "residual interests" in the REMIC ("Residual Certificates")
 .

  Orrick, Herrington & Sutcliffe LLP, special counsel to GreenPoint Credit, has prepared or reviewed the statements in this prospectus under the heading "Federal Income Tax Consequences--REMIC Certificates," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any REMIC Fund as a REMIC for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is urged to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

  Tax Status of REMIC Certificates. If so specified in the related prospectus supplement, the certificates of any series, in their entirety, will generally be considered:

  (1) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; and

  (2) assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or more of those sections, applying each section separately, "qualifying assets") for a calendar quarter if at least 95% of the assets of the related REMIC Fund are qualifying assets during the related calendar quarter.

In the event the percentage of the REMIC Fund's assets which are qualifying assets falls below 95% for any calendar quarter, then a corresponding percentage of the certificates will be treated as qualifying assets for the related calendar quarter. Any amount includible in gross income with respect to the certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code.

  The assets of the REMIC Fund will include, in addition to the contracts, payments on the contracts held pending distribution, and may include, among other assets, one or more reserve funds. With respect to the treatment of contracts as qualifying assets:

  . the Treasury regulations under Section 856 of the Code define a "real estate asset" under Section 856(c)(4)(A) of the Code to include a loan secured by manufactured housing that qualifies as a single family residence under the Code; and

  . the Treasury regulations under Section 7701(a)(19)(C) of the Code provide that assets described in that section include loans secured by manufactured housing that qualifies as a single family residence under the Code.

The IRS has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under Section 856(c)(4)(A) of the Code. Assets described in Section 7701(a)(19)(C) of the Code include loans secured by mobile homes not used on a transient basis. However, whether manufactured homes would be viewed as permanently installed for purposes of
Section 856 of the Code would depend on the facts and circumstances of each case, because the IRS rulings on this issue do not provide facts on which taxpayers can rely to achieve treatment as "real estate assets." No assurance can be given that the manufactured homes will be so treated. A "real estate investment trust" or REIT, will not be able to treat that portion of its investment in certificates that represents ownership of contracts on manufactured homes that are not treated as permanently attached as "real estate assets" for REIT qualification purposes. In this regard, investors should note that generally, most contracts prohibit the obligor from permanently attaching the related manufactured home to its site if it were not so attached on the date of the contract. If so specified in the related prospectus supplement, contracts in the related contract pool may permit the obligor to permanently attach the related manufactured home to its site even if not attached at the date of the contract. It is unclear whether other assets of the REMIC Fund would be treated as qualifying assets under the foregoing sections of the Code. REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(ii).

  Qualification as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. The following discussion assumes that such requirements will be satisfied by a REMIC Fund so long as any REMIC Certificates related to the REMIC Fund are outstanding. Substantially all of the assets of the REMIC must consist of "qualified mortgages" and "permitted investments" as of the Startup Day and at all times thereafter. The term "qualified mortgage" means any obligation, including a participation or certificate of beneficial ownership in such obligation, which is principally secured by an interest in real property that is transferred to the REMIC on the Startup Day in exchange for regular or residual interests in the REMIC or is purchased by the REMIC within the three-month period beginning on the Startup Day if such purchase is pursuant to a fixed price contract in effect on the Startup Day. The REMIC Regulations provide that a manufactured housing contract is principally secured by an interest in real property if the fair market value of the real property securing the contract is at least equal to either:

  . 80% of the issue price (generally, the principal balance) of the contract at the time it was originated; or

  . 80% of the adjusted issue price (the then outstanding principal balance, with certain adjustments) of the contract at the time it is contributed to a REMIC.

The fair market value of the underlying real property is to be determined after taking into account other liens encumbering that real property. Alternatively, a manufactured housing contract is principally secured by an interest in real property if substantially all of the proceeds of the contract were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the contract, other than the personal liability of the obligor. The REMIC Regulations as well as a published notice issued by the IRS provide that obligations secured by interests in manufactured housing, which qualify as "single family residences" within the meaning of Section 25(e)(10) of the Code, are to be treated as "qualified mortgages" for qualifying a REMIC Fund as a REMIC. Under Section 25(e)(10) of the Code, the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location. GreenPoint Credit will represent and warrant that each of the manufactured homes securing the contracts conveyed by it to a REMIC Fund meets this definition of a "single family residence." A qualified mortgage also includes a "qualified replacement mortgage" that is used to replace any "qualified mortgage" within three months of the Startup Day or to replace a defective mortgage within two years of the Startup Day.

  "Permitted investments" consist of:

  (1) temporary investments of cash received under qualified mortgages before distribution to holders of interests in the REMIC ("cash-flow investments");

  (2) amounts, such as a reserve fund, if any, reasonably required to provide for full payment of expenses of the REMIC, the principal and interest due on regular or residual interests in the event of defaults on qualified mortgages, lower than expected returns on cash-flow investments, prepayment interest shortfalls or certain other contingencies ("qualified reserve assets"); and

  (3) certain property acquired as a result of foreclosure of defaulted qualified mortgages ("foreclosure property").

A reserve fund will not be qualified if more than 30% of the gross income from the assets in the reserve fund is derived from the sale or other disposition of property held for three months or less, unless that sale is necessary to prevent a default in payment of principal or interest on Regular Certificates. In accordance with Section 860G(a)(7) of the Code, a reserve fund must be "promptly and appropriately" reduced as payments on contracts are received. Foreclosure property will be a permitted investment only to the extent that the property is not held for more than three years unless an extension of the holding period is obtained from the IRS.

  The Code requires that in order to qualify as a REMIC an entity must make reasonable arrangements designed to ensure that certain specified entities, generally including governmental entities or other entities that are exempt from United States tax, including the tax on unrelated business income ("Disqualified Organizations"), do not hold the residual interest in the REMIC. Consequently, it is expected that in the case of any REMIC Fund for which a REMIC election is made, the transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization will be prohibited, and the ability of a Residual Certificate to be transferred will be conditioned on the trustee's receipt of a certificate or other document representing that the proposed transferee is not a Disqualified Organization. The transferor of a Residual Certificate must not, as of the time of the transfer, have actual knowledge that such representation is false. The Code further requires that reasonable arrangements be made to enable a REMIC to provide the IRS and certain other parties, including transferors of residual interests in a REMIC, with the information needed to compute the tax imposed by Section 860E(e)(1) of the Code if, in spite of the steps taken to prevent Disqualified Organizations from holding residual interests, such an organization does, in fact, acquire a residual interest. See "Restrictions on Transfer of Residual Certificates" below.

  For certain series of certificates, two or more separate elections may be made to treat segregated portions of the assets of a single trust as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Orrick, Herrington & Sutcliffe LLP, special tax counsel to GreenPoint Credit, will have advised GreenPoint Credit, as described above, that at the initial issuance of the certificates of a series, each segregated portion qualifies as a REMIC for federal income tax purposes, and that the certificates in that series will be treated either as Regular Certificates or Residual Certificates of the appropriate REMIC. Solely for the purpose of determining whether the Regular Certificates will constitute qualifying real estate or real property assets for certain categories of financial institutions or REITs as described above under "--Tax Status of REMIC Certificates," some or all of the REMICs in a multiple-tier REMIC structure may be treated as one. See the discussion below under "--Taxation of Regular Certificates."

  If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and the following years. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and interests in the REMIC may be treated as debt or equity interests therein. If the REMIC Fund were treated as a corporation, income of the REMIC Fund would be subject to corporate tax in the hands of the REMIC Fund, and, therefore, only a reduced amount might be available for distribution to certificateholders. The Code authorizes the Treasury Department to issue Treasury regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of a REMIC would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate income tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the related REMIC Fund's status as a REMIC. It is not anticipated that the status of any REMIC Fund as a REMIC will be terminated.

Taxation of Regular Certificates

  General. The Regular Certificates in any series will constitute "regular interests" in the related REMIC. Accordingly, the Regular Certificates will be treated for purposes of calculating a certificateholder's federal income tax liability as debt instruments that are issued by the related REMIC Fund on the date of issuance of the Regular Certificates and not as ownership interests in the REMIC Fund or the REMIC Fund's assets. Interest, original issue discount, and market discount accrued on a Regular Certificate will be treated as ordinary income to the holder. Each holder must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such holder with the effect that an investor may be required to report income for federal income tax purposes despite not yet having received a cash distribution in respect of such income. Payments of interest on Regular Certificates may be based on a fixed rate or a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the Regular Certificate is outstanding. If a Regular Certificate represents an interest in a REMIC that consists of a specified portion of the interest payments on the REMIC's qualified mortgages, the stated principal amount with respect to that Regular Certificate may be zero.

  Original Issue Discount. Certain Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Any holders of Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The servicer will report annually, or more often if required to the IRS and to certificateholders such information with respect to the original issue discount accruing on the related Regular Certificates as may be required under Code Section 6049 and the regulations thereunder. See "-- Reporting Requirements" below.

  Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275 and, to some extent, in the Treasury regulations issued thereunder. Code Section 1272(a)(6) provides special original issue discount rules applicable to Regular Certificates. Regulations have not yet been proposed or adopted under Section 1272(a)(6) of the Code. Further, application of the OID Regulations to the Regular Certificates remains unclear in some respects because the OID Regulations generally purport not to apply to instruments to which section 1272(a)(6) applies such as Regular Certificates, and separately because they either do not address, or are subject to varying interpretations with regard to, several relevant issues.

  Code Section 1272(a)(6) requires that a prepayment assumption be used in computing the accrual of original issue discount on Regular Certificates and for certain other federal income tax purposes. The prepayment assumption is to be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The Conference Committee Report to the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption, if any, used with respect to a particular transaction must be the same as that used by the parties in pricing the transaction. If so specified in the applicable prospectus supplement, the servicer will use a percentage of the prepayment assumption specified in the applicable prospectus supplement in reporting original issue discount that is consistent with this standard. However, the servicer does not make any representation that the contracts will in fact prepay at a rate equal to that prepayment assumption or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Regular Certificates. The prospectus supplement with respect to a series of certificates will disclose the prepayment assumption to be used in reporting original issue discount, if any, and for certain other federal income tax purposes.

  The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." Except as discussed in the following two paragraphs, in general, the issue price of a particular class of Regular Certificates offered under this prospectus and the accompanying prospectus supplement will be the price at which a substantial amount of Regular Certificates of that class are first sold to the public, excluding bond houses and brokers.

  If a Regular Certificate is sold with accrued interest that relates to a period prior to the issue date of the Regular Certificate, the amount paid for the accrued interest will be treated instead as increasing the issue price of the Regular Certificate. In addition, that portion of the first interest payment in excess of interest accrued from the closing date to the first distribution date will be treated for federal income tax reporting purposes as includible in the stated redemption price at maturity of the Regular Certificate, and as excludible from income when received as a payment of interest on the first distribution date. The OID Regulations suggest that some or all of this pre-issuance accrued interest "may" be treated as a separate asset and hence not includible in a Regular Certificate's issue price or stated redemption price at maturity, whose cost is recovered entirely out of interest paid on the first distribution date. It is unclear how such treatment would be elected under the OID Regulations and whether an election could be made unilaterally by a certificateholder.

  The stated redemption price at maturity of a Regular Certificate is equal to the total of all payments to be made on such certificate other than "qualified stated interest." Under the OID Regulations, "qualified stated interest" is interest that is unconditionally payable at least annually during the entire term of the certificate at either:

  . a single fixed rate that appropriately takes into account the length of the interval between payments; or

  . the current values of a single "qualified floating rate" or "objective rate" (each, a "Single Variable Rate").

  A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A "qualified floating rate" is a rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the certificate is denominated. Such a rate remains qualified even though it is multiplied by a fixed, positive multiple not exceeding 1.35, increased or decreased by a fixed rate, or both.

  Certain combinations of rates constitute a single qualified floating rate, including:

  . interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate if the value of the floating rate at the closing date is intended to approximate the fixed rate; and

  . two or more qualified floating rates that can be expected to have appropriately the same values throughout the term of the certificate.

A combination of such rates is conclusively presumed to be a single qualified floating rate if the values of all rates on the closing date are within 0.25% of each other. A variable rate that is subject to an interest rate cap, floor, "governor" or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the closing date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction.

  An "objective rate" is a rate, other than a qualified floating rate, determined using a single formula fixed for the life of the certificate, which is based on objective financial information. For example, rates of the following types would generally be objective rates:

  (1) one or more qualified floating rates (including a multiple or inverse of a qualified floating rate);

  (2) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a foreign currency;

  (3) a yield based on changes in price of one or more items of "actively traded" personal property;

  (4) a combination of rates described in (1), (2) and (3); or

  (5) a rate designated by the IRS.

However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the certificate's term will differ significantly from the average value of that rate during the final half of its term or if the rate is based on financial information that is within the control of the issuer or a related party. A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate at the closing date is intended to approximate the fixed rate; such a combination of rates is conclusively presumed to be a single objective rate if the objective rate on the closing date does not differ from the fixed rate by more than 0.25%.

  The qualified stated interest payable with respect to certain variable rate debt instruments not bearing stated interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at:

  (1) more than one qualified floating rates; or

  (2) a single fixed rate; and

    (a) one or more qualified floating rates; or

    (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate").

A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds, disregarding permissible rate caps, floors, governors and similar restrictions such as are described above. Under these rules, some of the payments of interest on a certificate bearing a fixed rate of interest for an initial period followed by a qualified floating rate of interest in subsequent periods could be treated as included in the stated redemption price at maturity if the initial fixed rate were to differ sufficiently from the rate that would have been set using the formula applicable to subsequent periods. See "--Taxation of Regular Certificates--Variable Rate Certificates" below. Regular Certificates offered hereby other than certificates providing for variable rates of interest or for the accretion of interest are not anticipated to have stated interest other than "qualified stated interest," but if any Regular Certificates are so offered, appropriate disclosures will be made in the prospectus supplement. Some or all of the payments on Regular Certificates providing for the accretion of interest will be included in the stated redemption price at maturity of such certificates.

  Under a de minimis rule in the Code, as interpreted in the OID Regulations, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average life of the Regular Certificate. For this purpose, the weighted average life of the Regular Certificate is computed as the sum of the amounts determined by multiplying the amount of each payment under the instrument (other than a payment of qualified stated interest) by a fraction, whose numerator is the number of complete years from the issue date until such payment is made, and whose denominator is the stated redemption price at maturity of the Regular Certificate. The IRS may be anticipated to take the position that this rule should be applied taking into account the prepayment assumption and the effect of any anticipated investment income. Under the OID Regulations, Regular Certificates bearing only qualified stated interest except for any "teaser" rate, interest holiday or similar provision would be treated as subject to the de minimis rule if the greater of the deferred or foregone interest or the other original issue discount is less than such de minimis amount.

  The OID Regulations generally would treat de minimis original issue discount as includible in income as each principal payment is made, based on the product of the total amount of such de minimis original issue discount and a fraction, whose numerator is the amount of such principal payment and whose denominator is the stated principal amount of the Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Regular Certificates--Market Discount" and "--Premium" below.

  Each holder of a Regular Certificate must include in gross income the sum of the "daily portions" of original issue discount on its Regular Certificate for each day during its taxable year on which it held the Regular Certificate. For this purpose, in the case of an original holder of a Regular Certificate, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each accrual period, that is, if so specified in the applicable prospectus supplement, each period that begins or ends on a date that corresponds to a distribution date on the Regular Certificate and begins on the first day following the immediately preceding accrual period (beginning on the closing date in the case of the first such period). For any accrual period such portion will equal the excess, if any, of:

  (1) the sum of:

    (a) the present value of all of the distributions remaining to be made on the Regular Certificate, if any, as of the end of the accrual period; and

    (b) the distribution made on the Regular Certificate during the accrual period of amounts included in the stated redemption price at maturity; over

  (2) the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

  The present value of the remaining payments referred to in the preceding sentence will be calculated based on:

  (1) the yield to maturity of the Regular Certificate, calculated as of the settlement date, giving effect to the prepayment assumption;

  (2) events (including actual prepayments) that have occurred prior to the end of the accrual period; and

  (3) the prepayment assumption.

  The adjusted issue price of a Regular Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in prior accrual periods, and reduced by the amount of any distributions made on the Regular Certificate in prior accrual periods of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will be allocated ratably to each day during the period to determine the daily portion of original issue discount for each day. With respect to an accrual period between the settlement date and the first distribution date on the Regular Certificate, notwithstanding that no distribution is scheduled to be made on such date, that is shorter than a full accrual period, the OID Regulations permit the daily portions of original issue discount to be determined according to any reasonable method.

  A subsequent purchaser of a Regular Certificate that purchases the Regular Certificate at a cost, not including payment for accrued qualified stated interest, less than its remaining stated redemption price at maturity will also be required to include in gross income, for each day on which it holds the Regular Certificate, the daily portions of original issue discount with respect to the Regular Certificate, but reduced, if such cost exceeds the "adjusted issue price," by an amount equal to the product of:

  .  such daily portions; and

  . a constant fraction, whose numerator is such excess and whose denominator is the sum of the daily portions of original issue discount on the Regular Certificate for all days on or after the day of purchase.

The adjusted issue price of a Regular Certificate on any given day is equal to the sum of the adjusted issue price or, in the case of the first accrual period, the issue price, of the Regular Certificate at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of distributions previously made other than distributions of qualified stated interest.

  Variable Rate Certificates. Purchasers of Regular Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to such certificates. In the absence of other authority, the servicer intends to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of

Section 1272(a)(6) of the Code to such certificates for the purpose of preparing reports furnished to certificateholders. The effect of the application of such provisions generally will be to cause certificateholders holding certificates bearing interest at a Single Variable Rate to take into account for each period an amount corresponding approximately to the sum of:

  . the qualified stated interest, accruing on the outstanding face amount of the Regular Certificate as the stated interest rate for that certificate varies from time to time; and

  . the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and issue price as the Regular Certificate, having the same face amount and schedule of payments of principal as such certificate, subject to the same prepayment assumption, and bearing interest at a fixed rate equal to the value of the applicable qualified floating rate or qualified inverse floating rate in the case of a certificate providing for either such rate, or equal to the fixed rate that reflects the reasonably expected yield on the certificate in the case of a certificate providing for an objective rate other than an inverse floating rate, in each case as of the issue date.

Certificateholders holding Regular Certificates bearing interest at a Multiple Variable Rate generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to such a certificate first will be determined for an equivalent fixed rate debt instrument, the assumed fixed rates for which are:

  (1) for each qualified floating rate, the value of each such rate as of the closing date, with appropriate adjustment for any differences in intervals between interest adjustment dates;

  (2) for a qualified inverse floating rate, the value of the rate as of the closing date;

  (3) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the certificate; and

  (4) for an actual fixed rate, such hypothetical fixed rate as would result under (1) or (2) if the actual fixed rate were replaced by a hypothetical qualified floating rate or qualified inverse floating rate such that the fair market value of the certificate as of the issue date would be approximately the same as that of an otherwise identical debt instrument providing for the hypothetical variable rate rather than the actual fixed rate.

If the interest paid or accrued with respect to a Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment to the certificateholder's taxable income for the taxable period or periods to which such difference relates, treated as an adjustment to interest or original issue discount, as applicable. Additionally, purchasers of such certificates should be aware that the provisions of the OID Regulations applicable to variable rate debt instruments have been limited and may not apply to some Regular Certificates having variable rates. If such a certificate is not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, it may be subject to the provisions thereof applicable to instruments having contingent payments. The application of those provisions to instruments such as variable rate Regular Certificates is subject to differing interpretations. Prospective purchasers of variable rate Regular Certificates are urged to consult their tax advisors concerning the tax treatment of such certificates.

  Market Discount. A certificateholder that purchases a Regular Certificate at a market discount, that is, at a purchase price less than the adjusted issue price, as defined under "--Taxation of Regular Certificates--Original Issue Discount" above, of the Regular Certificate generally will recognize market discount upon receipt of each distribution of principal. In particular, such a holder will generally be required to allocate each payment of principal on a Regular Certificate first to accrued market discount, and to recognize ordinary income to the extent such principal payment does not exceed the aggregate amount of accrued market discount on the Regular Certificate not previously included in income. Such market discount must be included in income in addition to any original issue discount includible in income with respect to the Regular Certificate.

  A certificateholder may elect to include market discount in income currently as it accrues, rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If such an election were made for a Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or the following years. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium is deemed to have made an election to amortize bond premium, as described below, with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

  Under a statutory de minimis exception, market discount with respect to a Regular Certificate will be considered to be zero for purposes of Code Sections 1276 through 1278 if such market discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar de minimis rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied in determining whether market discount is de minimis. It appears that de minimis market discount on a Regular Certificate would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included using the method described above. However, Treasury regulations implementing the market discount de minimis exception have not been issued in proposed or temporary form, and the precise treatment of de minimis market discount on obligations payable in more than one installment therefore remains uncertain.

  The Tax Reform Act of 1986 grants authority to the Treasury Department to issue regulations providing for the method for accruing market discount of more than a de minimis amount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Conference Committee Report to the Tax Reform Act of 1986 will apply. Under those rules, the holder of a bond purchased with more than de minimis market discount may elect to accrue such market discount either on the basis of a constant yield method or on the basis of the appropriate proportionate method described below.

  Under the proportionate method for obligations issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of:

  (1) the total remaining market discount; multiplied by

  (2) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period.

  Under the proportionate method for obligations issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of:

  (1) the total remaining market discount; multiplied by

  (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount under any of the above methods. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Regular Certificate purchased at a discount in the secondary market.

  Further, a purchaser generally will be required to treat a portion of any gain on sale or exchange of a Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income. Such purchaser also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the Regular Certificate. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or the following years, the interest deferral rule described above will not apply.

  Premium. A Regular Certificate purchased at a cost, not including payment for accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to be purchased at a premium. The holder of such a Regular Certificate may elect to amortize such premium under the constant yield method. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally, as discussed above. The Conference Committee Report to the Tax Reform Act of 1986 indicates a Congressional intent that the same rules that will apply to accrual of market discount on installment obligations will also apply in amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates.

  Effects of Defaults or Delinquencies. Certain series of certificates may contain one or more classes of subordinate certificates. In the event there are defaults or delinquencies on contracts in the related REMIC Fund, amounts that would otherwise be distributed on the subordinate certificates may instead be distributed on the senior certificates of that series. Holders of subordinate certificates nevertheless will be required to report interest income with respect to such certificates, including original issue discount, as such income accrues without giving effect to delays or reductions in distributions on such subordinate certificates attributable to defaults and delinquencies on such contracts, except to the extent that it can be established that the undistributed amounts are not collectible. As a result, the amount of income reported by a holder of a subordinate certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss or will be allowed to report a lesser amount of income to the extent that the aggregate amount of distributions on the subordinate certificate is reduced as a result of defaults or delinquencies on the related contracts. However, the timing of such losses or reductions in income is uncertain, and in some circumstances losses could be capital losses that generally can be offset only with capital gains. Holders of subordinate certificates should consult their own tax advisors on these points.

  Sales of Certificates. If a Regular Certificate is sold or exchanged, the seller will recognize gain or loss equal to the difference, if any, between the amount realized, net of accrued interest, and its adjusted basis in the Regular Certificate. A seller's adjusted basis generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount reported by such seller with respect to the Regular Certificate and reduced, but not below zero, by distributions received by such seller, other than payments of qualified stated interest, and by any amortized premium. Except as described above under "--Market Discount" and with respect to the next three paragraphs, any such gain or loss will be capital gain or loss provided the Regular Certificate is held as a capital asset.

  Gain from the disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of:

  (1) the amount that would have been includible in the seller's gross income had income accrued at a rate equal to 110% of "the applicable Federal rate" under Section 1274(d) of the Code (generally, an average yield of United States Treasury obligations of different ranges of maturities published monthly by the IRS), determined as of the date of purchase of the Regular Certificate; over

  (2) the amount of income actually includible in the gross income of the seller with respect to the Regular Certificate.

  Regular Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, and accordingly, gain or loss recognized from a sale of a Regular Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

  If GreenPoint Credit is determined to have intended on the date of issue of the Regular Certificates to call all or any portion of the Regular Certificates prior to their stated maturity within the meaning of Section 1271(a)(2)(A) of the Code, any gain realized upon a sale, exchange, retirement, or other disposition of a Regular Certificate would be considered ordinary income to the extent it does not exceed the unrecognized portion of the original issue discount, if any, with respect to the Regular Certificate. The OID Regulations provide that the intention to call rule will not be applied to mortgage-backed securities such as the Regular Certificates. In addition, under the OID Regulations, a mandatory sinking fund or call option is not evidence of an intention to call.

  Pass-Through of Expenses Other Than Interest. If a REMIC Fund for which a REMIC election is made is considered a "single-class REMIC" (as defined below), a portion of such REMIC Fund's servicing, administrative and other non-interest expenses will be allocated as a separate item to those holders of Regular Certificates that are "pass-through interest holders" (as defined below). Such a holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. An individual would generally be allowed a deduction for such an expense item for regular tax purposes only as a miscellaneous itemized deduction subject to the limitation under Section 67 of the Code, and may not be allowed any deduction for such item for purposes of the alternative minimum tax. Section 67 of the Code allows deductions for miscellaneous itemized deductions only to the extent that in the aggregate they exceed 2% of an individual's adjusted gross income. The Revenue Reconciliation Act of 1990 further limits the itemized deductions allowed to certain individuals. If so specified in the related prospectus supplement, the applicable pooling and servicing agreement will require each holder to give the REMIC Fund written notice immediately upon becoming a holder, if it is a pass-through interest holder, or is holding a Regular Certificate on behalf of a pass-through interest holder. The REMIC Fund will report to each holder that has given the REMIC Fund such notice (and others if it is required) and to the IRS, each such holder's allocable share, if any, of the REMIC Fund's noninterest expenses.

  Generally, a "single-class REMIC" is defined as:

  . a REMIC that would be treated as an investment trust under Treasury regulations but for its qualification as a REMIC; or

  . a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding the allocation requirement imposed under Section 67 of the Code.

The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include REITs. Such investors should consult their own tax advisors regarding consequences to them of the allocation of the REMIC Fund's non-interest expenses. In addition, the amount of itemized deductions otherwise allowable for the taxable year of an individual whose adjusted gross income exceeds certain thresholds will be reduced.

  Taxation of Certain Foreign Investors. For purposes of this discussion, a "Foreign Holder" is a certificateholder who holds a Regular Certificate and who is not:

  (1) a citizen or resident of the United States;

  (2) a corporation or partnership, other than any partnership that is treated as not a United States person under any applicable Treasury regulations, organized in or under the laws of the United States, a state thereof or the District of Columbia or an entity taxable as such for U. S. federal income tax purposes;

  (3) an estate, the income of which is included in gross income for United States tax purposes regardless of its source; or

  (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

Unless the interest on a Regular Certificate is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States, the Foreign Holder is not subject to federal income or withholding tax on interest or original issue discount, if any, on a Regular Certificate, subject to possible backup withholding of tax, discussed below, provided the Foreign Holder is not a controlled foreign corporation related to GreenPoint Credit and does not own actually or constructively 10% or more of the voting stock of GreenPoint Credit. To qualify for this tax exemption, the Foreign Holder will be required to provide periodically a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years. The statement must be provided either directly or through a clearing organization or financial institution. This exemption may not apply to a Foreign Holder that owns directly or indirectly both Regular Certificates and Residual Certificates. If for any reason the exemption does not apply, interest paid to Foreign Holders will be subject to United States withholding tax at the rate of 30% or, if applicable, a reduced rate provided in a tax treaty. If the interest on a Regular Certificate is effectively connected with the conduct by a Foreign Holder of a trade or business within the United States, then the Foreign Holder will be subject to tax at regular graduated rates. Foreign Holders should consult their own advisors regarding the specific tax consequences of their owning a Regular Certificate.

  Any gain recognized by a Foreign Holder upon a sale, retirement or other taxable disposition of a Regular Certificate generally will not be subject to United States federal income tax unless either:

  . the Foreign Holder is a non-resident alien individual who holds the Regular Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and either the gain is attributable to an office or other fixed place of business maintained in the United States by the individual or the individual has a "tax home" in the United States; or

  . the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.

  A Regular Certificate will not be included in the estate of a Foreign Holder who does not own actually or constructively 10% or more of the voting stock of GreenPoint Credit. Regular certificateholders who are non-United States persons and persons related to such holders should not acquire any Residual Certificates, and holders of Residual Certificates and persons related to holders of Residual Certificates should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

  Backup Withholding. Under certain circumstances, a holder of a REMIC Certificate may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a holder of a REMIC Certificate who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the trustee. Backup withholding may apply, under certain circumstances, to a holder of a REMIC Certificate who is a foreign person if the holder of a REMIC Certificate fails to provide the trustee or the holder of a REMIC Certificate's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the REMIC Certificates. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. Each non-exempt certificateholder will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding.

Holders of REMIC Certificates should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a certificate.

  Requirements. The servicer will report annually to the IRS, to holders of record of the Regular Certificates that are not excepted from the reporting requirements and, to the extent required by the Code, to other interested parties, information with respect to the interest paid or accrued on the Regular Certificates, original issue discount, if any, accruing on the Regular Certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the Regular Certificates.

  New Withholding Regulations. The Treasury Department has issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

Treatment of Certificates Representing a REMIC Regular Interest Coupled with a Swap or Cap Agreement

  Holders of Certificates that represent ownership of a REMIC regular interest coupled with a swap or cap agreement will be treated for federal income tax purposes as owning a REMIC regular interest and a swap or cap agreement. They will be required to allocate the purchase price for their certificates between the REMIC regular interest and the swap or cap agreement represented thereby according to their respective fair market values on the date of acquisition of the certificates for purposes of computing any market discount or premium, as well as gain or loss on disposition. In making reports to the IRS, the servicer will make such an allocation with respect to the original issuance of the certificates. Such allocation will bind any holder of such a certificate who does not properly report the use of a different allocation to the IRS for purposes of determining the issue price and amount of original issue discount for the portion of the certificate representing ownership of a REMIC regular interest. The portions of such certificates representing ownership of REMIC regular interests will be accorded the treatment described above in "--REMIC Certificates--General--Tax Status of REMIC Certificates" and "--REMIC Certificates--Taxation of REMIC Regular Certificates."

  Any portion of a purchaser's investment in a certificate treated by such purchaser as representing the right to payments from a swap or cap agreement would be treated as an interest in a notional principal agreement. Any portion of a certificate allocable to the right to payments from a swap or cap contract and any payments with respect thereto will not qualify for any of the treatments described above in "--REMIC Certificates--General--Tax Status of REMIC Certificates." Treasury regulations issued under Section 446 of the Code (the "Swap Regulations") specify rules for accounting for income from and recovery of the purchase price of such investments. Under the Swap Regulations, income in respect of the right to payments from a swap or cap agreement would be taken into account for the taxable period to which it related, which generally would approximate accrual basis accounting regardless of an investor's usual method of tax accounting. Such income would be ordinary income.

  The Swap Regulations further provide that an investor in a certificate would recover any purchase price allocable to the right to payments from a swap or cap agreement over the term of that right, generally by allocating it to each period in accordance with the prices of a series of cash-settled option agreements that reflected the specified index and notional amount (i.e., any excess of the applicable Security Rate over the weighted average net contract rate and the applicable Security Balance, respectively) expiring in each period. Under the Swap Regulations, straight-line or accelerated amortization generally would be impermissible. The Swap Regulations also permit a simplified alternative allocation methodology called the "level payment method," under which the purchase price allocable to the right to payments from a swap or cap contract would be allocated to each period on the basis of the principal portion of each of a series of equal payments having a discounted present value equal to such purchase price. There is no explicit authority with respect to the character of such amortization deductions, although they are generally regarded as ordinary items. Payments made by the trust on the swap agreement and allocable to investors that are individuals may be treated as investment expenses subject to the limitations on deductibility imposed by Section 67 of the Code and described in "Federal Income Tax Consequences--Taxation of Regular Certificates--Pass-Through of Expenses Other Than Interest."

  Certificateholders should be aware that the effect of allocating a portion of their purchase price to the right to payments from a swap or cap contract would be to increase the amount of original issue discount. It is expected that an investor's amortization of any portion of its purchase price allocable to the right to payments from a swap or cap contract would offset such additional original issue discount, but the degree of offset in any given period would depend upon the applicable amortization methodology and upon the treatment of such amortization as an ordinary deduction, each as discussed above. Although dependent upon the applicable discount rate, the annual amount of offset should be relatively complete in the case of an investor amortizing purchase price allocable to the right to payments from a swap or cap agreement under the "level payment method" described above.

  On disposing of a certificate, a holder will recognize gain or loss separately with respect to the related regular interest and any right to payments from a swap or cap agreement. Gain or loss with respect to each asset will be the excess of the amount realized in respect of such asset over its adjusted basis; the amount realized will be allocated between the assets based on their relative fair market value as of the date of disposition. The holder's basis in its right to payments from a swap or cap agreement will be any initial purchase price allocable thereto as discussed above, reduced by amortization of such amount allowable through the date of disposition. Gain or loss with respect to each asset generally will be capital gain or loss, the term of which will be based on the period such holder held the certificate; gain or loss attributable to the right to payments from a swap or cap agreement may be ordinary if recognized by a bank, although the matter is uncertain.

  A purchaser of certificate who is not a United States person and is not subject to federal income tax apart from its ownership of a certificate should not be subject to United States federal income or withholding tax on payments attributable to the right to payments from a swap or cap agreement, if such purchaser complies with the identification requirements described in the prospectus. However, the inapplicability of federal income tax withholding to such payments is not completely clear, and prospective investors should consult their tax advisors. In the absence of contrary authority, income tax will not be withheld from amounts paid in respect of the right to payment from a swap or cap agreement. See "--Taxation of Regular Certificates --Taxation of Certain Foreign Investors" above.

Taxation of Residual Certificates

  The discussion under this heading applies only to a series of certificates with respect to which a REMIC election is made and to Residual Certificates. Such Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if they were treated for federal income tax purposes as direct ownership interests in the related REMIC Fund or as debt instruments issued by such REMIC Fund.

  Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to federal income tax. Rather, the taxable income of a REMIC is taken into account by the holders of REMIC residual interests.

  In general, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the "daily portion" of the taxable income of the REMIC Fund for each day during the taxable year on which such certificateholder held a Residual Certificate. The "daily portion" of the taxable income of the REMIC Fund is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC Fund for such quarter, and such certificateholder's share of the "daily portion" is based on the portion of outstanding Residual Certificates that such certificateholder owns on such day. REMIC taxable income will be taxable to the holders of Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitation on the deductibility of "passive losses." As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the contracts, or as debt instruments issued by the REMIC. Under certain circumstances, a holder of a Residual Certificate may be required to recognize for a given period income substantially in excess of distributions made on the Residual Certificates.

  A subsequent holder of a Residual Certificate also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC Fund for each day that such certificateholder held such Residual Certificate. Those daily amounts generally would equal the amounts, described above, that would have been reported for the same days by a holder of a Residual Certificate that purchased such Residual Certificate at its original issuance (an "Original Holder") and held it continuously thereafter. As discussed below, the taxable income of the REMIC Fund will be calculated based in part on the initial tax basis to the REMIC Fund of its assets, which in turn equals the sum of the issue prices of the Residual Certificates and each class of Regular Certificates. The legislative history of the Tax Reform Act of 1986 indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent certificateholder that purchased such Residual Certificate at a price greater than or less than, respectively, the adjusted basis such Residual Certificate would have in the hands of an Original Holder. For the present, however, adjustments are apparently not permitted or required.

  A holder's adjusted basis in a Residual Certificate will equal the purchase price of such Residual Certificate, increased by the amount of the related REMIC Fund's taxable income that is allocated to the holder of such Residual Certificate, and decreased, but not below zero, by the amount of distributions received thereon by such holder and the REMIC Fund's net losses allocated to such holder. Payments on a Residual Certificate, whether at their scheduled times or as a result of prepayments, will generally not result in any taxable income or loss to the holder of a Residual Certificate. If the amount of such payment exceeds a holder's adjusted basis in its Residual Certificate, however, the holder will recognize gain, treated as gain from the sale or exchange of its Residual Certificate, to the extent of such excess. See "-- Sale or Exchange" below.

  Taxable Income of the REMIC Fund. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

  (1) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply;

  (2) all bad loans will be deductible as business bad debts; and

  (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

  In general, the REMIC Fund's taxable income will reflect a netting of:

  (1) the gross income produced by the assets of the REMIC Fund, including the stated interest and any original issue discount or market discount income on the contracts in the related contract pool, net of any amortized premium on such contracts, income from the investment or reinvestment of cash flows and, if applicable, reserve assets, and amortization of any issue premium with respect to the Regular Certificates; and

  (2) deductions, including stated interest and original issue discount expense on Regular Certificates that would be permitted if the Regular Certificates were indebtedness of the REMIC Fund, servicing fees, and other administrative expenses of the REMIC Fund, except as described below under "--Expenses Other Than Interest."

Any gain or loss realized by the REMIC Fund from the disposition of any asset is treated as gain or loss from the sale or exchange of property that is not a capital asset. If there is more than one class of Regular Certificates, deductions allowed to the REMIC Fund with respect to the Regular Certificates will generally be calculated separately with respect to each class based on the yield of that class.

  For purposes of determining its taxable income, the REMIC Fund will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Certificates and the Residual Certificates. The issue price of a certificate of a class, whether Regular Certificates or Residual Certificates, that is publicly offered will be the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the certificates of that class is sold, and if not publicly offered will be the price paid by the first buyer of a certificate of such class. If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC Regulations imply that residual interest cannot have a negative basis or a negative issue price. However, the preamble to the REMIC Regulations indicates that, while existing tax rules do not accommodate such concepts, the IRS is considering the tax treatment of these types of residual interests, including the proper tax treatment of a payment made by the transferor of such a residual interest to induce the transferee to acquire that interest. Absent regulations or administrative guidance to the contrary, and unless the related prospectus supplement otherwise provides, it is not expected that any REMIC Fund as to which a REMIC election is made will treat a class of Residual Certificates as having a value of less than zero for purposes of determining the basis of the related REMIC in its assets.

  If a REMIC Fund acquires a manufactured housing contract and the principal amount of such contract or revised issue price in the case of a contract issued with original issue discount exceeds the REMIC Fund's basis in such contract by more than a de minimis amount as described above in "--Taxation of Regular Certificates--Market Discount" above, such discount would generally be includible in the REMIC Fund's income as it accrues, in advance of receipt of the cash attributable to such income, under a constant yield method, similar to the method for accruing original issue discount on Regular Certificates described above in "--Taxation of Regular Certificates--Original Issue Discount" above. The REMIC Fund's deductions for original issue discount expense with respect to Regular Certificates also will be determined under those rules, except that the de minimis rule that may apply to holders of Regular Certificates and the adjustments for holders of Regular Certificates that purchase their certificates at a price greater than the adjusted issue price described therein will not apply.

  If the REMIC Fund's basis in a contract exceeds the remaining stated redemption price at maturity of such a contract, the REMIC Fund will be considered to have acquired such contract at a premium equal to the amount of such excess. In the event that any contract in a contract pool is acquired by the related REMIC Fund at a premium, the REMIC Fund will be entitled to amortize such premium on a yield-to-maturity basis. Although the matter is not free from doubt, the REMIC Fund intends to make this calculation using a reasonable prepayment assumption.

  If a class of Regular Certificates is issued at a price in excess of the aggregate principal amount of such class (the excess, the "Issue Premium"), the portion of the Issue Premium that is considered to be amortized during a taxable year will be treated as ordinary income of the REMIC Fund for such taxable year. Although the matter is not entirely certain, it is likely that the Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Regular Certificates--Original Issue Discount."

  The taxable income recognized by a holder of a Residual Certificate in any taxable year will be affected by, among other factors, the relationship between the timing of interest, original issue discount or market discount income, or amortization of premium with respect to the contracts, on the one hand, and the timing of deductions for interest, including original issue discount, on the Regular Certificates, on the other hand. In the event that an interest in the contracts is acquired by a REMIC at a discount, and one or more of such contracts is prepaid, a holder of a Residual Certificate may recognize taxable income without being entitled to receive a corresponding cash distribution because:

  . the prepayment may be used in whole or in part to make distributions on Regular Certificates; and

  . the discount on the contracts which is included in a REMIC's income may exceed its deduction with respect to the distributions on those Regular Certificates.

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

  When there is more than one class of Regular Certificates that receive payments sequentially (i.e., a fast-pay, slow-pay structure), this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates, when distributions are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. The taxable income recognized by a holder of a Residual Certificate also may be greater in earlier years because the REMIC will use a constant yield in computing income from the contracts, while interest deductions with respect to Regular Certificates, expressed as a percentage of the outstanding principal amount of the Regular Certificates, may increase over time as earlier, lower-yielding classes or certificates are paid. The mismatching of income and deductions described in this paragraph, if present with respect to a series of Residual Certificates, could have a significant adverse effect upon the holder's after-tax rate of return. In addition, a holder of a Residual Certificate may need to have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching, or such holders must have unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below in "--Excess Inclusions."

  A holder of a Residual Certificate will not be permitted to amortize the cost of its Residual Certificate as an offset to its share of the taxable income of the REMIC Fund. However, that taxable income will not include cash received by the REMIC Fund that represents a recovery of the REMIC Fund's basis in its assets, which will include the issue price of the Residual Certificates as well as the issue price of Regular Certificates. Such recovery of basis by the REMIC Fund will have the effect of amortization of the issue price of the Residual Certificates over the life of the REMIC Fund's assets. However, in view of the possible acceleration of the income of holders of Residual Certificates described above, the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

  The method of taxation of Residual Certificates described above can produce a significantly lower after-tax yield for a Residual Certificate than would be the case if:

  . Residual Certificates were taxable in the same manner as debt instruments issued by the REMIC Fund; or

  . no portion of the taxable income on the Residual Certificates in each period were treated as "excess inclusions" (as defined below).

In certain periods, taxable income and the resulting tax liability on a Residual Certificate are likely to exceed payments received thereon. In addition, a substantial tax may be imposed on certain transferors of the Residual Certificates and certain beneficial owners of the Residual Certificates that are "pass-through" entities. Investors should consult their tax advisors before purchasing a Residual Certificate.

  Net Losses of the REMIC Fund. The REMIC Fund will have a net loss for a calendar quarter if its deductions for that calendar quarter exceed its gross income for that calendar quarter. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such Residual Certificate at the end of the calendar quarter in which such loss arises or the time of disposition of the Residual Certificate, if earlier, determined without taking into account the net loss for such quarter. Any net loss that is not currently deductible by reason of this limitation may be carried forward indefinitely, but may be used only to offset taxable income of the same REMIC Fund subsequently allocated to such certificateholder. The ability of holders of Residual Certificate that are individuals or closely-held corporations to deduct net losses may be subject to additional limitations under the Code.

  Expenses Other Than Interest. Except in the limited circumstance when the REMIC Fund is considered a "single-class REMIC" as defined above in "-- Taxation of Regular Certificates--Pass-Through of Expenses Other Than Interest," the REMIC Fund's servicing, administrative and other noninterest expenses will be allocated entirely to the holders of Residual Certificates. In the case where the REMIC Fund is considered a single-class REMIC, such expenses will be allocated proportionately among Regular and holders of

Residual Certificates. See "--Taxation of Regular Certificates--Pass-Through of Expenses Other Than Interest" above. In either case, such expenses will be allocated as a separate item to those holders that are "pass-through interest holders" as defined above in "--Taxation of Regular Certificates--Pass-Through of Expenses Other Than Interest." Such a holder would be required to add its allocable share, if any, of such expenses to its gross income and treat the same amount as an item of investment expense. Limitations on the deductibility of such expenses are described above in "--Taxation of Regular Certificates-- Pass-Through of Expenses Other Than Interest." The related pooling and servicing agreement will require each holder to give the REMIC Fund written notice upon becoming a holder if it is a pass-through interest holder, or is holding a Residual Certificate on behalf of a pass-through interest holder. The REMIC Fund will report quarterly to each holder of a Residual Certificate during any calendar quarter that has given the REMIC Fund such notice and others if it is required and to the IRS annually such holder's allocable share, if any, of the REMIC Fund's non-interest expenses. Such investors should consult their tax advisors in determining the consequences to them of the allocation of the REMIC Fund's non-interest expenses.

  Prohibited Transactions; Special Taxes. Income from certain transactions by the REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of Residual Certificates, but rather will be taxed directly to the REMIC at a 100% rate. Prohibited transactions generally include:

  (1) the disposition of qualified mortgages other than pursuant to a:

    (a) substitution for a defective mortgage within two years or for any qualified mortgage within three months of the specified Startup Date;

    (b) repurchase of a defective mortgage;

    (c) foreclosure, default, or imminent default of a qualified mortgage;

    (d) bankruptcy or insolvency of the REMIC; or

    (e) a qualified (complete) liquidation of the REMIC;

  (2) the receipt of income from assets that are not the type of mortgage loans or investments that the REMIC is permitted to hold;

  (3) the receipt of compensation for services; or

  (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified (complete) liquidation of the REMIC.

The REMIC Fund will be subject to a tax equal to 100% of the amount of any contributions of property made to the REMIC Fund after the Startup Day, except for certain cash contributions specified in Section 860G(d) of the Code. An additional tax may be imposed on the REMIC Fund, at the highest marginal federal corporate income tax rate, on certain net income from foreclosure property.

  It is anticipated that the REMIC Fund will not engage in any prohibited transactions in which it would recognize a material amount of net income or receive substantial contributions of property after the Startup Date. However, if the REMIC Fund is subject to the tax on prohibited transactions or contributions, such tax would generally be borne by the holders of Residual Certificates. It is not possible to predict the amount, if any, of net income from foreclosure property that might be received by a REMIC Fund, because such amount will depend on the particular delinquency and foreclosure experience of such REMIC Fund. Accordingly, no assurance can be given that the amount of tax on such income will not be material.

  Excess Inclusions. A portion of the income of the REMIC Fund allocable to a Holder of a Residual Certificate referred to in the Code as an "excess inclusion" (as defined below) will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

  (1) may not be offset by any unrelated losses or net operating loss carryovers of a Holder of a Residual Certificate;

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

  (2) will be treated as "unrelated business taxable income" within the meaning of Section 512 of the Code if the Holder of a Residual Certificate is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income; and

  (3) is not eligible for any reduction in the rate of withholding tax in the case of a Holder of a Residual Certificate that is a foreign investor, as further discussed in "--Foreign Investors" below.

In addition, if a REIT, regulated investment company, or certain pass-through entities own a Residual Certificate, a portion of dividends paid by such entities would be treated as excess inclusions in the hands of its shareholders with the same consequences as excess inclusions attributed directly to a Holder of a Residual Certificate.

  Except as discussed in the following paragraph, with respect to any Holder of a Residual Certificate, the excess inclusion for any calendar quarter will equal the excess, if any, of:

  (1) the amount of the REMIC Fund's taxable income for the calendar quarter allocable to the Holder of a Residual Certificate; over

  (2) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the certificateholder held such Residual Certificate.

For this purpose, daily accruals with respect to a Holder of a Residual Certificate will be calculated by allocating to each day in such calendar quarter its ratable portion of the product of:

  (1) the "adjusted issue price" (as defined below) of the Residual Certificate at the beginning of such calendar quarter; and

  (2) 120% of the "long-term Federal rate" (as defined below), calculated on the issue date of the Residual Certificate as if it were a debt instrument and based on quarterly compounding.

For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter will equal its issue price, increased by the aggregate of the daily accruals for all prior calendar quarters and the amount of any contributions made to the REMIC Fund with respect to the Residual Certificates after the Startup Date, and decreased, but not below zero, by the aggregate amount of distributions made with respect to the Residual Certificate before the beginning of such calendar quarter. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. As an exception to the general rule described above, the Treasury has authority to issue regulations that would treat 100% of the income accruing on a Residual Certificate as an excess inclusion, if the Residual Certificates, in the aggregate, are considered not to have "significant value." The REMIC Regulations, however, do not contain such a rule.

  The Small Business Act has eliminated a special rule that formerly permitted certain financial institutions utilizing the reserve method of accounting for bad debts pursuant to Section 593 of the Code to use net operating losses and other allowable deductions to offset their excess inclusions from certain REMIC residual certificates. In addition, the Small Business Act provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a holder of a REMIC residual certificate. First, alternative minimum taxable income for such a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

  Effect of Defaults and Delinquencies. The Residual Certificates of a multiple-class series may be subordinate to one or more classes of Regular Certificates, for purposes of this paragraph, "senior certificates," and, in the event there are defaults or delinquencies on the contracts in the related contract pool, amounts that would otherwise be distributed on the Residual Certificates may instead be distributed on the senior certificates. However, the REMIC Fund will generally be required to report income in respect of contracts and deductions

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

with respect to the Regular Certificates without giving effect to default and delinquencies, except to the extent it can be established that amounts due on the contracts are uncollectable. To the extent the income on a delinquent or defaulted contract is greater than the deduction allowed in respect of interest on the Regular Certificate that relates to such contract, the REMIC Fund may recognize net income without making corresponding distributions of cash on the Residual Certificates, and holders of Residual Certificates will be required to report their pro rata share of the net income of the REMIC Fund without regard to the timing and amount of cash distributed on such Residual Certificates.

  Tax on Transfers of Residual Certificates to Certain Organizations. An entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Restrictions on the transfer of the Residual Certificates that are intended to meet this requirement will be included in the related pooling and servicing agreement and are discussed more fully in "--Restrictions on Transfer of REMIC Residual Certificates" below. If, notwithstanding those restrictions, a Residual Certificate is transferred to a "disqualified organization," a tax would be imposed in an amount equal to the product of:

  (1) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer; and

  (2) the highest marginal federal income tax rate applicable to corporations.

Under the REMIC Regulations, the anticipated excess inclusions must be determined based on:

  (1) events that have occurred up to the time of the transfer; and

  (2) the projected payments based on the related mortgage prepayment assumption.

The REMIC Regulations also provide that the present value of the anticipated excess inclusions is determined by discounting the anticipated excess inclusions as of the date of the transfer using the applicable Federal rate under Section 1274(d)(1) of the Code for the month of the transfer that would apply to a hypothetical obligation with a term beginning on the date of the transfer and ending on the date the life of the REMIC is anticipated to expire as determined under rules described above in "--Excess Inclusions." Such a tax would generally be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate, or an agent for a disqualified organization, would in no event be liable for such tax with respect to a transfer if the transferee furnishes to such transferor (or such agent) an affidavit that the transferee is not a disqualified organization, and as of the time of the transfer the transferor or the agent does not have actual knowledge that such affidavit is false.

  In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of:

  (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization; and

  (2) the highest marginal federal income tax rate imposed on corporations.

However, a pass-through entity will in no event be liable for such tax with respect to a record holder if the record holder furnishes the pass-through entity with an affidavit that the record holder is not a disqualified organization, and, as of the time the record holder becomes such a holder, the pass-through entity does not have actual knowledge that such affidavit is false.

  For these purposes, the term "disqualified organization" means:

  (1) the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of the foregoing

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

      (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by an such governmental unit);

  (2) an organization (other than a cooperative described in Section 521 of the Code) which is exempt from federal income tax (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on excess inclusions; or

  (3) any organization described in Section 1381(a)(2)(C) of the Code.

For these purposes, the term "pass-through entity" means any regulated investment company, REIT, common trust, partnership, trust, estate and certain other entities described in Section 860E(e)(6) of the Code. Except as may be provided in Treasury regulations, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.

  Sale or Exchange. If a Residual Certificate is sold or exchanged, the seller will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Residual Certificate at the time of that sale or exchange, except that the recognition of a loss may be limited under the "wash sale" rules described below. In general, any such gain or loss will be capital gain or loss, provided the Residual Certificate is held as a capital asset as defined in Section 1221 of the Code. However, a Residual Certificate will be an "evidence of indebtedness" within the meaning of
Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

  Section 860F(d) of the Code and the Conference Committee Report to the Tax Reform Act of 1986 indicate that, except as provided in Treasury regulations, the wash sale rules of Section 1091 of the Code will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after that sale or disposition, acquires, or enters into any other transaction that results in the application of Section 1091 of the Code, any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

  Noneconomic Residual Interests. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a residual holder (other than a Foreign Holder, as discussed below) is disregarded for all federal income tax purposes if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of the residual interest and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of transfer:

  (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

  (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor at the time of the transfer either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

  (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had

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

      historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and

  (2) the transferee represents to the transferor that it understands that, as the holder of a non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due.

The agreement with respect to each series of REMIC Certificates will require the transferee of a Residual Certificate to certify to the statements in clause (2) of the preceding sentence as part of the affidavit described below under "--Restrictions on Transfer of REMIC Residual Certificates."

  Termination. The REMIC Fund related to a series of certificates will terminate shortly following the retirement of certificates in that series. If a holder of a Residual Certificate's adjusted basis in its Residual Certificate exceeds the amount of cash distributed to such certificateholder in final liquidation of its interest, then, although the matter is not entirely free from doubt, it would appear that the certificateholder is entitled to a loss equal to the amount of such excess.

  Foreign Investors. Unless otherwise provided in the applicable prospectus supplement, no record or beneficial ownership interest in a Residual Certificate may be transferred to a Foreign Holder. See "--Restrictions on Transfer of REMIC Residual Certificates" below. With respect to permitted transfers to Foreign Holders, any such certificateholders should assume that payments made on the Residual Certificates they hold will be subject to a 30% withholding tax, or such a lesser rate as may be provided under any applicable tax treaty, except that the rate of withholding on any payments made on Residual Certificates that are excess inclusions will not be eligible for reduction under any applicable tax treaties. See "--Excess Inclusions" above. Under the REMIC Regulations, a transfer of a residual interest that has tax avoidance potential is disregarded for all federal income tax purposes if the transferee is a Foreign Holder. The REMIC Regulations state that a residual interest has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each excess inclusion, the REMIC will distribute to the transferee residual interest holder an amount that will equal at least 30% of the excess inclusion, and that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. See "--Tax on Transfers of Residual Certificates to Certain Organizations" above for rules regarding the determination of anticipated excess inclusions. The above rules do not apply to transfers of Residual Certificates if the transferee's income from the Residual Certificate would be effectively connected with a United States trade or business of the transferee. The REMIC Regulations also provide that a transfer of a Residual Certificate from a Foreign Holder to a United States person or to a Foreign Holder in whose hands the income from the Residual Certificate would be effectively connected with a United States trade or business of the transferee will be disregarded if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions.

  Mark-to-Market Rules. Treasury regulations provided that a Residual Certificate acquired after January 3, 1995 will not be treated as a security and therefore generally cannot be marked to market.

  Additional Taxable Income of Residual Interests. Any payment received by a holder of a Residual Certificate in connection with the acquisition of such Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt or accrual as ordinary income, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

  Other Matters Relating to REMIC Certificates; Administrative Matters. Solely for the purposes of the administrative provisions of the Code, each REMIC Fund for which a REMIC election is made will be treated as

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

a partnership, and the holders of Residual Certificates will be treated as the partners thereof. The REMIC Fund must maintain its books on a calendar year basis and must file federal information returns in a manner similar to a partnership for federal income tax purposes. Certain information on such returns will be furnished to each holder of a Residual Certificate. The REMIC Fund also will be subject to the procedural and administrative rules of the Code applicable to partnerships, including rules for determining any adjustments to among other things, items of REMIC income, gain, loss, deduction or credit by the IRS in a unified administrative proceeding. The holders of Residual Certificates will generally be entitled to participate in audits of the REMIC Fund by the IRS to the same extent as general partners in an audit of a partnership. Holders of Regular Certificates will not be entitled to participate in any such audits.

  Each Holder of Residual Certificates is required to treat items on its return consistently with their treatment on the REMIC Fund's return, unless the certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Fund. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Fund level. The REMIC Fund does not intend to register as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that the REMIC Fund will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person will be required to furnish the REMIC Fund, in a manner provided in Treasury regulations, with the name and address of such person, and other information.

  Each holder of a Residual Certificate, by purchasing its Residual
Certificate:

  (1) shall be deemed to consent to the appointment of the servicer as:

    (a) the "tax matters person" (within the meaning of Section 1.860F-4(d) of the REMIC Regulations) for the REMIC Fund; and

    (b) attorney-in-fact and agent for any person that is the tax matters person if the servicer is unable to serve as the tax matters person; and

  (2) agrees to execute any documents required to give effect to (1) above.

Non-REMIC Trusts

  The discussion under this heading applies only to a series with respect to which a REMIC election is not made. A non-REMIC trust will be described in the related prospectus supplement as any of a grantor trust, an indenture trust or an owner trust.

  Characterization of the Trust. Upon the issuance of any series with respect to which no REMIC election is made and which is described in the related prospectus supplement as a grantor trust, Orrick, Herrington & Sutcliffe LLP, special counsel to GreenPoint Credit, will deliver its opinion that, with respect to each such series of certificates, under then existing law and assuming compliance by the seller, the servicer and the trustee of a series with all of the provisions of the related agreement, and the agreement or agreements, if any, providing for a credit facility or a liquidity facility, together with any agreement documenting the arrangement through which a credit facility or a liquidity facility is held outside the related trust, the agreement or agreements with any underwriter, for federal income tax purposes, the trust will be classified as a grantor trust and not as a corporation or an association which is taxable as a corporation and the certificates will be treated as equity in such trust. Accordingly, each certificateholder in a grantor trust will be treated for federal income tax purposes as the owner of an undivided interest in the contracts and other assets included in the trust. As further described below, each holder of a grantor trust certificate must therefore report on its federal income tax return the gross income from the portion of the contracts that is allocable to such grantor trust certificate and may deduct its share of the expenses paid by the trust that are allocable to such grantor trust certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the contracts and received directly its share of the payments on the contracts and paid directly its share of the expenses paid by the trust when those amounts are received and paid by the trust. A grantor trust certificateholder

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

who is an individual will be allowed deductions for such expenses only to the extent that the sum of those expenses and certain other of the grantor trust certificateholder's miscellaneous itemized deductions exceeds 2% of such individual's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year of an individual whose adjusted gross income exceeds certain thresholds will be reduced. Other potential limitations on deductibility are described above in "--REMIC Certificates--Taxation of Regular Certificates--Pass-Through of Expenses Other Than Interest." It appears that expenses paid by the related trust, and the gross income used to pay such expenses, should be allocated among the classes of grantor trust certificates in proportion to their respective fair market values at issuance, but because other reasonable methods of allocation exist and the allocation of such items has not been the subject of a controlling court decision, regulation or IRS ruling, no definitive advice concerning the allocation of such items can be given.

  Under current IRS interpretations of applicable Treasury regulations, GreenPoint Credit would be able to sell or otherwise dispose of any subordinated grantor trust certificates. Accordingly, GreenPoint Credit expects to offer subordinated grantor trust certificates for sale to investors. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior certificates, and holders of subordinated classes of certificates should be able to recognize any losses allocated to such class when and if losses are realized.

  To the extent that any of the contracts comprising a contract pool were originated on or after March 21, 1984 and under circumstances giving rise to original issue discount, certificateholders will be required to report annually an amount of additional interest income attributable to such discount in such contracts prior to receipt of cash related to such discount. See the discussion above under "--REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount." Similarly, Code provisions concerning market discount and amortizable premium will apply to the contracts comprising a contract pool to the extent that the loans were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "-- REMIC Certificates--Taxation of Regular Certificates--Market Discount" and "-- REMIC Certificates--Taxation of Regular Certificates--Premium."

  Tax Status of Grantor Trust Certificates. In general, grantor trust certificates, other than "Premium Grantor Trust Certificates" (as defined below) will be:

  . ""real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; and

  . assets described in Section 7701(a)(19)(C) of the Code to the extent the related trust's assets qualify under those Sections of the Code.

Any amount includible in gross income with respect to grantor trust certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of
Section 856(c)(3)(B) of the Code to the extent the income on the related trust's assets qualifies under that Code Section. The IRS has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under Section 856(c)(4)(A) of the Code. Assets described in Section 7701(a)(19)(C) of the Code include loans secured by mobile homes not used on a transient basis. However, whether manufactured homes would be viewed as permanently installed for purposes of Section 856 of the Code would depend on the facts and circumstances of each case, because the IRS rulings on this issue do not provide facts on which taxpayers can rely to achieve treatment as "real estate assets." No assurance can be given that the manufactured homes will be so treated. A REIT will not be able to treat that portion of its investment in certificates that represents ownership of contracts on manufactured homes that are not treated as permanently attached as a "real estate asset" for REIT qualification purposes. In this regard, investors should note that generally, most contracts prohibit the obligor from permanently attaching the related manufactured home to its site if it were not so attached on the date of the contract. If so specified in the related prospectus supplement, contracts in the related contract pool may permit the obligor to permanently attach the related manufactured home to its site even if not attached at the date of the contract. Grantor trust certificates that represent the right solely to interest payments on the contracts and grantor trust certificates that are issued at prices that substantially exceed the portion of the principal amount of the contracts allocable to such grantor trust certificates (both types of non- REMIC certificates, "Premium Grantor Trust Certificates") should qualify under the foregoing sections of the Code to the same extent as other Certificates, but the matter is not free from doubt. Prospective purchasers of certificates who may be affected by the foregoing Code provisions should consult their tax advisors regarding the status of the certificates under such provisions.

  Taxation of Grantor Trust Certificates Under Stripped Bond Rules. Certain classes of grantor trust certificates may be subject to the stripped bond rules of Section 1286 of the Code. In general, a grantor trust certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a contract from ownership of the right to receive some or all of the related interest payments. Grantor trust certificates will constitute stripped certificates and will be subject to these rules under various circumstances, including the following:

  (1) if any servicing compensation is deemed to exceed a reasonable amount;

  (2) if GreenPoint Credit or any other party retains a retained yield with respect to the contracts comprising a contract pool;

  (3) if two or more classes of grantor trust certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the contracts; or

  (4) if grantor trust certificates are issued which represent the right to interest only payments or principal only payments.

Unless the prospectus supplement indicates otherwise, the grantor trust certificates will be subject to the "stripped bond" rules of Section 1286 of the Code or, if the application of those rules to a particular series of grantor trust certificates is uncertain, the trust will take the position that they apply. There is some uncertainty as to how that section will be applied to securities such as the grantor trust certificates. Investors should consult their own tax advisors regarding the treatment of the grantor trust certificates under the stripped bond rules.

  Although the matter is not entirely clear and alternative characterizations could be imposed, it appears that each stripped grantor trust certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating original issue discount. Thus, in each month the holder of a grantor trust certificate, whether a cash or accrual method taxpayer, will be required to report interest income from the grantor trust certificate equal to the income that accrues on the grantor trust certificate in such month, calculated, in accordance with the rules of the Code relating to original issue discount, under a constant yield method. In general, the amount of such income reported in any month would equal the product of such holder's adjusted basis in such grantor trust certificate at the beginning of such month see "--Sales of Certificates" below and the yield of such grantor trust certificate to such holder. Such yield would be the monthly rate, assuming monthly compounding, determined as of the date of purchase that, if used in discounting the remaining payments on the portion of the contracts that is allocable to such grantor trust certificate, would cause the present value of those payments to equal the price at which the holder purchased the grantor trust certificate.

  With respect to certain categories of debt instruments, the Code requires the use of a reasonable prepayment assumption in accruing original issue discount and provides a method of adjusting those accruals to account for differences between the assumed prepayment rate and the actual rate. These rules apply to "regular interests" in a REMIC and are described above under "--REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount." Regulations could be adopted applying these rules to the grantor trust certificates. Although the matter is not free from doubt, it appears that the Taxpayer Relief Act of 1997 has expanded the requirement of the use of a reasonable prepayment assumption to instruments such as the grantor trust certificates. In the absence of regulations interpreting the application of this requirement to such instruments particularly where such instruments are subject to the Stripped Bond Rules, it is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust certificates or, with respect to any holder, at the time of purchase of the grantor trust certificate by that holder. Finally, if these rules were

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

applied to the grantor trust certificates, and the principles used in calculating the amount of original issue discount that accrues in any month would produce a negative amount of original issue discount, it is unclear when such loss would be allowed.

  In the case of a grantor trust certificate acquired at a price equal to the principal amount of the contracts allocable to such grantor trust certificate, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust certificate acquired at a discount or premium, that is, at a price less than or greater than such principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

  If the yield used by the holder of a grantor trust certificate in calculating the amount of interest that accrues in any month is determined based on scheduled payments on the contracts, that is, without using a reasonable prepayment assumption, and such grantor trust certificate was acquired at a discount or premium, then such holder generally will recognize a net amount of ordinary income or loss if a contract prepays in full in an amount equal to the difference between the portion of the prepaid principal amount of the contract that is allocable to the grantor trust certificate and the portion of the adjusted basis of the grantor trust certificate, see "-- Sales of Certificates" below, that is allocable to the contract. In general, basis would be allocated among the contracts in proportion to their respective principal balances determined immediately before such prepayment. It is not clear whether any other adjustments would be required or permitted to take account of prepayments of the contracts.

  Solely for purposes of reporting income on the grantor trust certificates to the IRS and to certain holders, as required under the Code, it is anticipated that, unless provided otherwise in the related prospectus supplement, the yield of the grantor trust certificates will be calculated based on:

  . a representative initial offering price of the grantor trust certificates to the public; and

  . a reasonable assumed prepayment rate, which will be the rate used in pricing the initial offering of the grantor trust certificates.

Such yield may differ significantly from the yield to any particular holder that would be used in calculating the interest income of such holder. No representation is made that the contracts will in fact prepay at the assumed prepayment rate or at any other rate.

  Sales of Certificates. Upon the sale or exchange of a grantor trust certificate, a grantor trust certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the contracts represented by the grantor trust certificate. Generally, the aggregate adjusted basis will equal the grantor trust certificateholder's cost for the grantor trust certificate increased by the amount of any previously reported gain with respect to the grantor trust certificate and decreased by the amount of any losses previously reported with respect to the grantor trust certificate and the amount of any distributions received thereon. Except as provided above with respect to the original issue discount and market discount rules, any such gain or loss would be capital gain or loss if the grantor trust certificate was held as a capital asset.

  Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a grantor trust certificateholder who is a Foreign Holder as defined above in "--REMIC Certificates--Taxation of Regular Certificates--Taxation of Certain Foreign Investors" will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such grantor trust certificateholder will be entitled to receive interest payments and original issue discount on the grantor trust certificates free of United States federal income tax, but only to the extent the contracts were originated after July 18, 1984 and provided that such grantor trust certificateholder periodically provides the trustee, or other person who would otherwise be required to withhold tax, with a statement certifying under penalty of perjury that such grantor trust certificateholder is not a United States person and providing the name and address of such grantor trust certificateholder. For additional information concerning interest or original issue discount paid to a Foreign Holder and the treatment of a sale or exchange of a grantor trust certificate by a Foreign Holder, which will generally have the same tax consequences

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as the sale of a Regular Certificate, see the discussion above under "--REMIC
Certificates--Taxation of Regular Certificates--Taxation of Certain Foreign Investors" and "--New Withholding Regulations."

Owner Trust Certificates or Notes

  Upon the issuance of any series with respect to which no REMIC election is made and which is described in the related prospectus supplement as an owner trust or an indenture trust, Orrick, Herrington & Sutcliffe LLP, special counsel to GreenPoint Credit, will deliver its opinion that with respect to each such series of certificates or notes, under then existing law and assuming compliance by the seller, the servicer and the trustee of a series with all of the provisions of the related pooling and servicing agreement or indenture, as applicable, and the agreement or agreements, if any, providing for a credit facility or a liquidity facility, together with any agreement documenting the arrangement through which a credit facility or a liquidity facility is held outside the related trust, and the agreement or agreements with any underwriter, for federal income tax purposes:

  . the trust will not be classified as a corporation or publicly traded partnership; and

  . the owner trust certificates or notes offered by the prospectus will be treated as indebtedness.

Treatment of the Owner Trust Certificates or Notes as Debt

  The Transferor will express in the related agreement the intent that for federal, state and local income and franchise tax purposes, the owner trust certificates or notes will be debt secured by the contracts. The Transferor, by entering into the Agreement, and each investor, by the acceptance of a beneficial interest in a certificate or note, will agree to treat the owner trust certificates or notes as debt for federal, state and local income and franchise tax purposes. However, the agreement may be ambiguous in characterizing the transfer of contracts, and because different criteria are used in determining the non-tax accounting treatment of the transaction, the transferor may treat the agreement for certain non-tax accounting purposes as causing a transfer of an ownership interest in the contracts and not as creating a debt obligation.

  A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form and non-tax characterization of a transaction, while relevant factors, are not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the IRS to treat a transaction in accordance with its economic substance as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

  The determination of whether the economic substance of a transfer of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished and the transferee has obtained substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the transferee had the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based on its analysis of such factors, special counsel to GreenPoint Credit is of the opinion that, under current law, although no transaction closely comparable to the ones contemplated in this prospectus has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the owner trust certificates or notes will not constitute an ownership interest in the contracts but will properly be characterized as debt.

Treatment of the Owner Trust or Indenture Trust

  The related agreement permits the issuance of owner trust certificates or notes and certain other interests in the related trust, each of which may be treated for federal income tax purposes either as debt or as equity interests in the trust. If all of the owner trust certificates or notes and other interests, other than the transferor certificate, in the trust were characterized as debt, the trust might be characterized as a security arrangement for debt collateralized by the contracts and issued directly by the transferor or other holder of the transferor certificate.

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

Under such a view, the trust would be disregarded for federal income tax purposes. Alternatively, if some of those interests were characterized as equity interests in the trust, the trust might be characterized as a separate entity owning the contracts, issuing its own debt, and jointly owned by the transferor or other holder of the transferor certificate and any other holders of equity interests in the trust. However, special counsel to GreenPoint Credit is of the opinion that, under current law, any entity constituted by the trust will not be an association, taxable mortgage pool or publicly traded partnership taxable as a corporation.

  Possible Treatment of the Trust as a Taxable Mortgage Pool. Although, as described above, special counsel to GreenPoint Credit is of the opinion that the certificates or notes will properly be treated as debt for federal income tax purposes and that the trust will not be treated as a taxable mortgage pool taxable as a corporation, such opinion will not bind the IRS and thus no assurance can be given that such treatment will prevail. If the IRS were to contend successfully that the trust were a taxable mortgage pool taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the related mortgage loans. That tax could result in reduced distributions to the holders of the certificates. No distributions from the trust would be deductible in computing the taxable income of the corporation, except to the extent that any certificates were treated as debt of the corporation and distributions to the related beneficial owners of the certificates were treated as payments of interest thereon. In addition, distributions to beneficial owners of the certificates not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation and beneficial owners of the certificates or notes may not be entitled to any dividends received deduction in respect of such income.

Treatment of the Owner Trust Certificates or Notes

  Treatment of the Owner Trust Certificates or Notes as Indebtedness. If the owner trust certificates or notes are treated as indebtedness for federal income tax purposes, the taxation of holders of such interests generally will be the same as that described, above, for holders of REMIC Regular Interests with the following exceptions: Holders not otherwise required to use the accrual method of accounting for tax purposes would not be required to adopt that method of accounting for the owner trust certificates or notes. The treatment described under "--REMIC Certificates--General--Tax Status of REMIC Certificates" would not apply. Gain on the sale of owner trust certificates or notes would not be subject to re-characterization as ordinary income solely as a result of failure of income otherwise accrued on such owner trust certificates or notes to have accrued at a rate exceeding 110% of the "applicable federal rate" as described for REMIC Regular Interests in the second paragraph of "--REMIC Certificates--Taxation of Regular Certificates-- Sales of Certificates." The discussion under "--REMIC Certificates--Taxation of Regular Certificates--Pass-Through of Expenses Other Than Interest" would not apply. See "--REMIC Certificates--Taxation of REMIC Regular Certificates" above.

  Possible Treatment of the Owner Trust Certificates or Notes as Partnership Interests. Although, as described above, special counsel to GreenPoint Credit is of the opinion that the owner trust certificates or notes will properly be treated as debt for federal income tax purposes, such opinion will not bind the IRS and thus no assurance can be given that such treatment will prevail. If the IRS were to contend successfully that some or all of the owner trust certificates or notes were equity in the trust for federal income tax purposes, the owner trust certificates or notes could be classified as partnership interests for such purposes. Because special counsel to GreenPoint Credit is of the opinion that the owner trust certificates or notes will be characterized as debt for federal income tax purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.

  If the trust were treated as a partnership, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated computing taxable income of the transferor or the holder of the transferor certificate and any certificate or note owners treated as partners in accordance with their respective partnership interests therein. The amounts, character and timing of income reportable by any certificate or note owners treated as partners would likely differ from that reportable by such certificates or note owners had they been treated as owning debt. In addition, if the trust were treated in whole or in part as a partnership, income derived from the partnership by any certificates or note owner that is a pension

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

fund or other tax-exempt entity may be treated as unrelated business taxable income. Also, any certificate or note owner that is a non-United States person could be subject to withholding at the rate of 30% on its share of the partnership's income from the contracts. Partnership characterization also may have adverse state and local income or franchise tax consequences for a certificate or note owner. If the trust were treated in whole or in part as a partnership and the number of holders of interest in the publicly offered owner trust certificates or notes and other interests in the trust treated as partners equaled or exceeded 100, the transferor may cause the trust to elect to be an "electing large partnership." The consequence of such election to investors could include the determination of certain tax items at the partnership level and the disallowance of otherwise allowable deductions. No representation is made as to whether such election will be made.

Other Tax Consequences

  No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of securities in any state or locality. Securityholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of securities.

Restrictions on Transfer of REMIC Residual Certificates

  As discussed in "Federal Income Tax Consequences--Taxation of Residual Certificates--Tax on Transfers of Residual Certificates to Certain Organizations," in order for a trust to qualify as a REMIC, there must be reasonable arrangements designed to ensure that the related Residual Certificates are not held by disqualified organizations. Further, transfers to "electing large partnerships" within the meaning of Section 775 of the Code or persons that are not United States persons raise special tax issues. Accordingly, unless the related prospectus supplement provides otherwise, no record or beneficial ownership interest in a Residual Certificate that is sold under this prospectus may be transferred unless, among other things, the trustee receives:

  (1) an affidavit from the proposed transferee to the effect that it is not a "disqualified organization" or electing large partnership and is not purchasing on behalf of a disqualified organization or electing large partnership, see "Federal Income Tax Consequences--Taxation of Residual Certificates--Tax on Transfers of Residual Certificates to Certain Organizations;"

  (2) a representation from the proposed transferee to the effect that it is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; and

  (3) a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to such Residual Certificate.

Tax-Exempt Investors

  A qualified pension plan or other entity that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of
Section 512 of the Code. All "excess inclusions" of a "REMIC" allocated to a "Residual Certificate" held by a Tax-Exempt investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Certificates as REMIC Residual Interests--Excess Inclusions."

                               Legal Investment

  The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market

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Enhancement Act of 1984, or SMMEA. Classes of securities that qualify as
"mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline.

  SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.
S. C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUAs regulation "Investment and Deposit Activities" (12 C. F. R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

  All depository institutions considering an investment in the securities, whether or not the class of securities under consideration for purchase constitutes a "mortgage related security," should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the securities Activities, to the extent adopted by their respective regulators, (the "Policy Statement"). The Policy Statement sets forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for, and restrictions on, investing in mortgage derivative products, including "mortgage related securities," which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase, and at stated intervals thereafter, whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase or retention of such a product would be consistent with the Policy Statement.

  The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

  There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for such investors.

                             ERISA Considerations

  The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes certain restrictions on employee benefit and other plans subject to ERISA and/or Section 4975 of the Code ("Plans") and on persons having certain specified relationships to a Plan ("Parties in Interest") with respect to such Plans, including, for this purpose, individual retirement arrangements described in Section 408 of the Code. Certain

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

employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Code, are not subject to the requirements of ERISA, and assets of such plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code.

  Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in securities should consider, among other factors, the sensitivity of the investments to the rate of principal payments, including prepayments, on the contracts as discussed in "Prepayment and Yield Considerations" in this prospectus.

  The United States Department of Labor, or the DOL, has issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg.
Section 2510.3-101). Under the DOL regulations, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. A beneficial interest in a trust is defined as an "equity" interest under the DOL regulations. However, the DOL regulations provide that, generally, the assets of an entity in which a Plan makes an equity investment will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly offered security. A publicly offered security, as defined in DOL Reg. Section 2510.3-101 is a security that is widely held, freely transferable and either registered under the Exchange Act or sold to the Plan as part of a public offering under the Securities Act of 1933, as amended, that then becomes so registered. There can be no assurance that any class of security will qualify for this or any other exception under the DOL regulations.

  In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving "plan assets" and Parties in Interest, and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. To the extent that the contracts may be deemed "plan assets" of each Plan that purchases securities, an investment in the securities by a Plan could result in a prohibited transaction under ERISA Sections 406 and 407 and be subject to an excise tax under Section 4975 of the Code unless a statutory or administrative exemption applies.

  In DOL Prohibited Transaction class Exemption ("PTCE") 83-1, which amended PTCE 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through securities" in their initial issuance. However, PTCE 83-1 does not apply to trusts that hold contracts.

  Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold securities must make its own determination as to the availability of any prohibited transaction exemptions under ERISA. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

  Several underwriters of asset-backed securities have applied for and obtained ERISA prohibited transaction exemptions which are in some respects broader than PTCE 83-1 and the exceptions to the DOL regulations referred to above. The exemptions referred to in the previous sentence can only apply to securities backed by certain receivables, loans and other obligations that are secured and, among other conditions, are sold in an offering with respect to which the underwriter holding the exemption serves as the sole or a managing underwriter, or as a selling or placement agent. If such an exemption might be applicable to a series of securities, the related prospectus supplement will refer to that possibility.

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

  Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with its legal advisors concerning the impact of ERISA and the Code, the applicability of any exemption under ERISA and the potential consequences in its specific circumstances, prior to making the purchase of securities. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                    Certain Legal Aspects of the Contracts

  The following discussion contains summaries of legal aspects of manufactured housing contracts, including Land Home Contracts and Land-in-Lieu Contracts, which are general in nature. Because the legal aspects discussed in the following paragraphs are governed by applicable state law, which laws may differ substantially, the summaries should be viewed only as an overview and therefore do not reflect the laws of any particular state, nor do they encompass the laws of all states in which the security for the contracts or Land Home Contracts and Land-in-Lieu Contracts are situated.

The Contracts (Other than Land Home Contracts and Land-in-Lieu Contracts)

  General. As a result of the assignment of the manufactured housing contracts in a contract pool to the trustee, the related trust will succeed collectively to all of the rights, including the right to receive payment on the contracts, and will assume the obligations of the obligee, under the contracts. Each contract evidences both (1) the obligation of the obligor to repay the loan evidenced thereby, and (2) the grant of a security interest in the manufactured home, and, in the case of a Land Home Contract or Land-in-Lieu Contract, the real estate on which the related manufactured home is located, to secure repayment of such loan. Certain aspects of both features of the contracts are described more fully below.

  The following discussion focuses on issues relating generally to the seller's or any lender's interest in manufactured housing contracts. See "Risk Factors--Security Interests of a Trust in the Manufactured Homes" in this prospectus for a discussion of certain issues relating to the transfer to a trust of contracts and the related security interests in the manufactured homes comprising the related contract pool.

  Security Interests of the Seller in the Manufactured Homes. Each contract generally will be "chattel paper" as defined in the UCC as in effect in California and the jurisdiction in which the related manufactured home was located at origination. The seller's chief executive offices are located in California. Under the UCC as in effect in California and each jurisdiction in which the related manufactured home was located at origination, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. The seller will make or cause to be made appropriate filings of UCC-1 financing statements to give notice of the trustee's ownership of the contracts sold by it. The trustee's interest in the contracts could be defeated if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trustee. If so specified in the applicable prospectus supplement, the seller will be required under the related agreement to stamp or cause to be stamped each contract sold by it to indicate its transfer to the trustee. To the extent the contracts do not constitute "chattel paper" within the meaning of the UCC as in effect in California and the jurisdictions in which the related manufactured homes were located at origination, these steps may not be sufficient to protect the trustee's interest in the contracts against the claims of the seller's or an affiliate of the seller's creditors, a trustee in bankruptcy of the seller or a receiver, conservator or trustee in bankruptcy of an affiliate thereof that sold such contracts to the seller.

  The manufactured homes securing the contracts in a contract pool may be located in all 50 states. Security interests in manufactured homes similar to the ones securing the contracts generally may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection pursuant to the provisions of the UCC is required.

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

  Generally, with respect to manufactured housing contracts individually originated or purchased by the seller, the seller effects the notation or delivery of the required documents and fees, and obtains possession of the certificate of title or a lien security, as appropriate, under the laws of the state in which any manufactured home securing a manufactured housing contract is registered. If the seller and its affiliates fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the seller, for itself, or as agent of the secured lender, may not have a first-priority security interest in the manufactured home securing a contract.

  As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

  If so specified in the related prospectus supplement, most of the contracts in any contract pool will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site if it was not so attached on the date of the contract. As long as each manufactured home was not so attached on the date of the contract and the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC. Under the certificate of title laws or the UCC, the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If any manufactured home does become attached after the date of the related contract, the related contract provides that such attachment constitutes an "event of default" that, if unremedied, gives rise to certain discrete remedies including acceleration of the unpaid principal balance of the contract plus accrued interest and repossession of the manufactured home. Regardless of whether a full recovery is obtained from an obligor whose manufactured home becomes attached, the seller will represent that, at the date of the initial issuance of securities in any series, it had obtained a perfected first-priority security interest in each of the manufactured homes securing the related contracts sold by it. The representation described in the previous sentence, however, will not be based upon an inspection of the site of any manufactured home to determine if the manufactured home had become permanently attached to its site. See "Description of the Securities-- Conveyance of Contracts" in this prospectus. The seller will not be required to make fixture filings or to file mortgages with respect to any of the manufactured homes, except in the case of Land Home Contracts and Land-in-Lieu Contracts, as described below. Consequently, if a manufactured home is deemed subject to real estate title or recording laws because the owner attaches it to its site or otherwise, the trustee's interest therein may be subordinated to the interests of others that may claim an interest therein under applicable real estate laws.

  In addition, a federal circuit court decision may adversely affect a trustee's interest in the contract pool related to a series of securities even if the related contracts constitute chattel paper. In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), the court's decision included language to the effect that accounts sold by an entity which subsequently became bankrupt remained property of the debtor's bankruptcy estate. Sales of chattel paper, like sales of accounts, are governed by Article 9 of the UCC. If the seller is subject to the federal bankruptcy code and becomes a debtor under the federal bankruptcy code, and a court were to follow the reasoning of the Tenth Circuit and apply such reasoning to chattel paper, securityholders for such series could experience a delay in, or reduction of, distributions as to the contracts that constitute chattel paper and were sold to the related trust.

  In the absence of fraud, forgery or permanent affixation of a manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the seller on the certificate of title or delivery of the required documents and fees, or if applicable, perfection under

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the UCC, will be sufficient to protect the seller against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest in favor of the seller is not perfected, the unperfected security interest would be subordinate to the claims of, among others, subsequent purchasers for value of and holders of perfected security interests in the related manufactured homes.

  In the event that the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, under the laws of most states, the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter until the owner registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and were to re-register the manufactured home in the new state, and if steps are not taken to re-perfect an existing security interest in such state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. The seller must therefore surrender possession of the certificate of title if it holds the certificate of title to a manufactured home which has been relocated to another state and re-registered or, in the case of manufactured homes registered in states which provide for notation of lien, the seller would receive notice of surrender if its security interest in the manufactured home is noted on the certificate of title. Accordingly, the seller would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat the perfection. In the ordinary course of servicing manufactured housing contracts, the seller takes steps to effect the re-perfection discussed in this paragraph upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a contract sells a manufactured home, the seller must surrender possession of the certificate of title or the seller will receive notice as a result of its lien noted thereon; accordingly, the seller will have an opportunity to require satisfaction of the related contract before release of the lien. Such protections generally would not be available in the case of security interests in manufactured homes located in non-title states where perfection of such security interest is achieved by appropriate filings under the UCC as in effect in such state. Consequently, the security interest in the manufactured home could cease to be perfected.

  Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home. The seller will warrant in the agreement with respect to each series of securities that, as of the date of initial issuance of a series of securities, no manufactured home relating to a contract it sold was, to its knowledge, subject to any such lien. However, such warranty will not be based on any lien searches or other review. The prospectus supplement related to a series of securities will contain a description of the remedies for a breach of the representations and warranties made by the seller under the related agreement. In addition, liens could arise after the date of initial issuance of the securities. Notice may not be given to the seller, the servicer, the trustee or securityholders in the event a lien arises subsequent to the date of initial issuance of the securities.

  Enforcement of Security Interests in Manufactured Homes. If so specified in the applicable prospectus supplement, the servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest with respect to contracts in default by repossession and resale of the manufactured homes securing such defaulted contracts. In general, as long as a manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract generally must give the obligor a number of days' notice prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the obligor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the obligor be given notice of any sales prior to resale of the unit so that the obligor may redeem at or before resale.

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  Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from an obligor for any deficiency on repossession and resale of the manufactured home securing the related obligor's contract. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting obligor would have no assets with which to pay a judgment.

  Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, and general equitable principles may limit or delay the seller's ability to repossess and resell any manufactured home or enforce a deficiency judgment.

Land Home Contracts and Land-in-Lieu Contracts

  General. To the extent described in the applicable prospectus supplement, the related contract pool may contain Land Home Contracts or Land-in-Lieu Contracts. The Land Home Contracts and the Land-in-Lieu Contracts will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, a lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

  Foreclosure. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendants. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and the notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

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  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. Rather, the lender generally purchases the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

  Because of certain requirements of the REMIC Provisions, a trust as to which a REMIC election has been made generally must dispose of any related manufactured homes acquired pursuant to repossession, foreclosure, or similar proceedings within three years after acquisition. Consequently, if the servicer, acting on behalf of the trust, is unable to sell a manufactured home in the course of its ordinary commercial practices within 33 months after its acquisition thereof, or a longer period as permitted by the related agreement, the servicer will auction such manufactured home to the highest bidder, which bidder may be the servicer, in an auction reasonably designed to produce a fair price. There can be no assurance that the price for any manufactured home would not be substantially lower than the unpaid principal balance of the contract relating thereto. In fact, manufactured homes, unlike site-built homes, generally depreciate in value, and it has been industry experience that, upon repossession and resale, the amount recoverable on a manufactured home securing an installment sales contract is generally lower than the principal balance of the contract.

  Rights of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienholders or other parties are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expense of ownership until the expiration of the redemption period.

  Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage relating to a single family residence. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security afforded under a deed of trust or mortgage; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

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  Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of that sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and/or enforce a deficiency judgment. For example, with respect to a Land Home Contract, in a proceeding under the federal Bankruptcy Code, the court may prevent a lender from foreclosing on the home, and when a court determines that the value of a home is less than the principal balance of the loan, the court may reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, reduce the monthly payments due under such mortgage loan, change the rate of interest and/or alter the mortgage loan repayment schedule.

  The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the contracts.

Matters Relating to Insolvency

  The seller intends that each transfer of securities to the related trust constitutes a sale, rather than a pledge of the contracts to secure indebtedness of the seller. However, if the seller were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the seller or the seller as debtor-in-possession may argue that the sale of the contracts by the seller could be recharacterized as a borrowing secured by a pledge of the contracts. Such an attempt, even if unsuccessful, could result in delays in or reductions of distributions on the securities.

Consumer Protection Laws

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction, and certain related lenders and assignees, to transfer such contract free of notice of claims by the obligor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the obligor could assert against the seller of goods. Liability under this rule is limited to amounts paid under such a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the assignee against such obligor. Generally, this rule will apply to any contracts conveyed to the trustee and to any claims made by the servicer on behalf of the trustee, as the seller's assignee. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act,

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the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code.
In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract or create liability for the trust.

  The Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act") could, under certain circumstances, cap the amount of interest that may be charged on certain contracts at 6% and may hinder the ability of the servicer to foreclose on the contracts thus capped in a timely fashion. Under the terms of the Relief Act, if so required by an obligor under a manufactured housing contract who enters military service after the origination of such obligor's contract, including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the contract and is later called to active duty, such obligor may not be charged interest above an annual rate of 6% during the period of such obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, the Relief Act imposes limitations which would impair the ability of any lender to foreclose on an affected contract during the obligor's period of active duty status and within three months thereafter. It is possible that application of the Relief Act to certain of the contracts could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest or foreclose on such contract, and could result in delays in payment or losses to the holders of the securities. The seller will not make any representation or warranty as to whether any contract is or could become subject to the Relief Act.

Transfers of Manufactured Homes; Enforceability of Restrictions on Transfer

  If so specified in the related prospectus supplement, the contracts comprising any contract pool generally will prohibit the sale or transfer of the related manufactured homes without the consent of the obligee and permit the acceleration of the maturity of the contracts by the obligee upon any sale or transfer to which the seller has not consented. If so specified in the related prospectus supplement, the seller will be required under the related agreement for a series of securities to consent to a transfer as described in the previous sentence and to permit the assumption of the related contract if:

  . the proposed buyer meets the servicer's underwriting standards and enters into an assumption agreement;

  . the servicer determines that permitting such assumption will not materially increase the risk of nonpayment of the contract;

  . and such action will not adversely affect or jeopardize any coverage under any insurance policy required by the related agreement.

  If the servicer determines that these conditions have not been fulfilled, then it will be required to withhold its consent to the transfer, but only to the extent permitted under the contract and applicable law and governmental regulations and only to the extent that such action will not adversely affect or jeopardize any coverage under any insurance policy required by the related agreement. In certain cases, a delinquent obligor may attempt to transfer a manufactured home in order to avoid a repossession proceeding with respect to such manufactured home.

  In the case of a transfer of a manufactured home after which the obligee desires to accelerate the maturity of the related contract, the obligee's ability to do so will depend on the enforceability under state law of the clause permitting acceleration on transfer. The Garn-St. Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of such clauses applicable to manufactured homes. To the extent such exceptions and conditions apply in some states, the servicer may be prohibited from enforcing such a clause in respect of certain manufactured homes.

Applicability of Usury Laws

  Title V of the Depository Institutions Deregulation and Monetary Controls Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan

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which is secured by a first lien on certain kinds of manufactured housing. The contracts related to any series of securities would be covered under Title V if, among other things, they satisfy certain conditions governing the terms of any prepayments, late charges and deferral fees and contain a requirement of a 30-day notice period prior to instituting any action leading to repossession of the related unit.

  Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejected application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The seller will represent, in the agreement for a series of securities, if so specified in the related prospectus supplement, that the contracts sold by it comply with applicable usury laws.

                                    Ratings

  It is a condition to the issuance of the securities of each series offered hereby that at the time of issuance they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

  Ratings on manufactured housing contract pass-through certificates or manufactured housing contract-backed notes address the likelihood of the receipt by securityholders of their allocable share of principal and interest on the underlying manufactured housing contract assets. These ratings address:

  .  structural and legal aspects associated with the securities;

  . the extent to which the payment stream on such underlying assets is adequate to make payments required by such securities; and

  .  the credit quality of the credit facility provider or guarantor, if any.

Ratings on the securities do not, however, constitute a statement regarding:

  . the likelihood of principal prepayments by obligors under the contracts in the related contract pool;

  . the degree by which prepayments made by such obligors might differ from those originally anticipated; or

  . whether the yield originally anticipated by investors of any series of securities may be adversely affected as a result of such prepayments.

  As a result, investors of any series of securities might suffer a lower than anticipated yield.

  A rating on any or all of the securities of any series by certain other rating agencies, if assigned at all, may be lower than the rating or ratings assigned to the securities by the rating agency or agencies specified in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

                            Method of Distribution

  The issuer or seller, as applicable, may sell securities of each series to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters, and also may sell and place securities directly to other purchasers or through agents. The issuer or seller, as applicable, intends that securities be offered through various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of methods.

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  The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If so specified in the prospectus supplement relating to a series of securities, the issuer, the seller, or any affiliate of either of them, may purchase some or all of one or more classes of securities of that series from the underwriter or underwriters at a price specified in the related prospectus supplement. The purchaser may thereafter from time to time offer and sell, pursuant to this prospectus, some or all of the securities so purchased directly, through one or more underwriters to be designated at the time of the offering of the securities or through broker-dealers acting as agent and/or principal. The offering may be restricted in the manner specified in the related prospectus supplement. Transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the securities, underwriters may receive compensation from the issuer or seller, as applicable, or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities of a series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities of a series may be deemed to be underwriters, and any discounts or commissions received by them from the seller and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended. Any such underwriters or agents will be identified, and any compensation received from the seller will be described, in the prospectus supplement.

  Under agreements which may be entered into by the seller, underwriters and agents who participate in the distribution of the securities may be entitled to indemnification by the seller against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  The underwriters may, from time to time, buy and sell securities, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

                                Use of Proceeds

  If so specified in the applicable prospectus supplement, substantially all of the net proceeds to be received from the sale of the securities will be used by the seller, for general corporate purposes, including the payment of expenses in connection with pooling the contracts and issuing the securities.

                                 Legal Matters

  Certain legal matters relating to the securities, including legal matters relating to material federal income tax consequences concerning the securities, will be passed upon for GreenPoint Credit and GreenPoint Asset by Orrick, Herrington & Sutcliffe LLP, Los Angeles, California.

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                                   Glossary

  Below are abbreviated definitions of significant capitalized terms used in this prospectus. The agreement for the related series may contain more complete definitions of the terms used herein and reference should be made to the agreement for the related series for a more complete understanding of all such terms.

  "Annual Servicing Rate" means 1.00% per annum or such other amount pursuant to the related servicing agreement.

  "Available Distribution Amount" means, with respect to each distribution date, the amount available for distribution to the securityholders as described in the related prospectus supplement.

  "Bulk Sellers" means lenders or finance companies with whom GreenPoint Credit may have or may establish referral arrangements, governmental agencies or instrumentalities or the portfolios of other entities that purchase and hold manufactured housing contracts

  "Code" means the Internal Revenue Code of 1986, as it may be modified or amended from time to time.

  "Collection Period" means, with respect to any distribution date, the calendar month preceding the month of the distribution date or such other period as may be specified in the related prospectus supplement.

  "Cut-off Date" means, the date specified in the related prospectus supplement from which principal and interest payments on the related contracts are included in the trust for the related series.

  "Cut-off Date Pool Principal Balance" means the aggregate Scheduled Principal Balances of the contracts as of the Cut-off Date.

  "Definitive Securities" means securities that are issued in registered form.

  "Determination Date" means the third business day prior to the distribution date specified in the related agreement.

  "Eligible Institution" means a depository institution acceptable to the applicable rating agency.

  "Excess Interest" means the amount, if any, by which the interest collected on non-defaulted contracts during the same Collection Period exceeds the interest distribution due to the holders of the securities for the related series and, if so specified in the related prospectus supplement and if GreenPoint Credit is acting as servicer, the Monthly Servicing Fee.

  "Formula Principal Distribution Amount" means, with respect to each distribution date, an amount that equals the sum of:

  .  the Total Regular Principal Amount for the related distribution date;
     and

  . any previously undistributed shortfalls in the distribution of the Total Regular Principal Amount in respect of prior distribution dates.

  "Fractional Interests" means, as to any security, the product of:

  .  the Percentage Interest evidenced by such security; and

  . the amount derived from dividing the security balance of the class represented by such security by the aggregate security balance of each class.

  "Global Security" means one or more global securities that are initially registered in the name of Cede & Co., as nominee of DTC, on behalf of the beneficial owners of the securities.

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  "GreenPoint Asset" means GreenPoint Asset LLC its successors and assigns.

  "GreenPoint Credit" means GreenPoint Credit, LLC its successors and assigns.

  "Indirect Participants" means banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

  "Land Home Contract" or "Land-in-Lieu Contract" means the obligor owns the real estate on which the related manufactured home is located and provides a mortgage on the real estate in lieu of all or part of any required down payment for its contract. If so specified in the related prospectus supplement, all Land-in Lieu Contracts and Land Home Contracts will have financed the purchase of the related manufactured home together with the real estate on which the manufactured home is located.

  "Minimum Termination Amount" means, for each outstanding class, an amount equal to the aggregate security balance for each outstanding class together with any shortfall in interest due to such securityholders in respect of prior distribution dates and one month's interest on the aggregate security balance for each outstanding class at the respective Security Rates for each respective class and any other amounts specified in the related prospectus supplement.

  "Monthly Servicing Fee" means, as of any distribution date, an amount equal to the product of (1) one-twelfth of the Annual Servicing Rate and (2) the aggregate Scheduled Principal Balances of the contracts in the related contract pool for that distribution date.

  "Note Rate" means the rate of interest payable on each note as described in the applicable prospectus supplement.

  "OID Regulations" means Sections 1271-1273 and 1275 of the Code and in the Treasury Regulations issued thereunder.

  "Participants" means securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations that are DTC participating organizations.

  "Pass-Through Rate" means the rate of interest payable on each certificate as described in the applicable prospectus supplement.

  "Payment Account" means the separate account created and initially maintained by the trustee at an Eligible Institution pursuant to the related agreement for the benefit of the holders of the securities.

  "Percentage Interest" means, as to any security of any class other than a residual interest, the percentage interest evidenced thereby in distributions required to be made on the securities of such class, such percentage interest being equal to the percentage, for the residual interests, the percentage set forth on the face thereof, and for all other securities, to be obtained by dividing:

  .  the original denomination of such security, by

  . the aggregate of the original denominations of all of the securities of such class.

  "Pool Principal Balance" means, with respect to any distribution date and a series, the aggregate principal balances of the contracts relating to that series.

  "Pool Scheduled Principal Balance" means, with respect to any distribution date and a series, an amount that is equal to the Cut-off Date Pool Principal Balance of that series , less the aggregate of the Total Regular Principal Amounts for that series for all prior distribution dates.

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

  "Rate Period" means the time period between Security Rate adjustments.

  "Regular Certificates" means the certificates of any series identified in the related prospectus supplement as "regular interests" in the related REMIC.

  "REMIC" means a "real estate mortgage investment conduit" within the meaning of Section 860D(a) of the Code.

  "REMIC Fund" means, with respect to a series identified in the related prospectus supplement as being subject to an election to be treated as a REMIC for federal income tax purposes, those assets of the trust related to that series with respect to which an election to be treated as a REMIC will be made, as described in the related prospectus supplement.

  "REMIC Provisions" means Sections 860A through 860G of the Code.

  "Reserve Regulations" means the REMIC Provisions and the Treasury regulations issued thereunder.

  "Residual Certificates" means the certificates of any series identified in the related prospectus supplement as "residual interests" in the related REMIC.

  "Scheduled Principal Balance" means, with respect to each contract and any distribution date, its unpaid scheduled principal balance as of the Cut-off Date reduced by all previous partial prepayments, all previous scheduled principal payments, whether or not paid, and the scheduled principal payment due on the due date in the Collection Period immediately preceding such distribution date.

  "Security Balance" means, for any class of securities as of any distribution date, the initial Security Balance of that class less all amounts previously distributed to securityholders of that class on account of principal.

  "Security Rate" means the Note Rate or Pass-Through Rate, as applicable.

  "Startup Day" means the close of business of the third month beginning after the day on which a REMIC issues all of its regular and residual interests.

  "Step-Up Rate Contracts" means actuarial or simple interest contracts bearing a contract interest rate that is fixed or variable and increases in specified increments on particular dates.

  "Termination Auction" the purchase at an auction of the contracts remaining in the trust for a particular series as described in the related prospectus supplement.

  "Total Regular Principal Amount" is the total amount by which the aggregate outstanding principal balance of the contracts in the related contract pool is reduced during one or more Collection Periods prior to the related distribution date designated in the related prospectus supplement. The reduction described in the previous sentence may occur as a result of actuarially predetermined scheduled principal reductions, receipt of principal prepayments, liquidation of contracts, repurchases of contracts under certain conditions, losses on contracts, the failure of a third party credit support provider, if any, to make a required payment, or a combination of any of the foregoing events.

  "WAC" means the weighted average contract interest rate of a particular contract pool as of the first day of the month of the sale of the contract pool.

  "WAM" means the weighted average remaining term to maturity of the contracts in a particular contract pool as of the first day of the month of the sale of the contract pool.

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                                  $190,000,000
                                 (Approximate)

                          [LOGO OF GREENPOINT CREDIT]
                              Seller and Servicer

                      Manufactured Housing Contract Trust
                   Pass-Through Certificates, Series 2000-6,

                           -------------------------

                             PROSPECTUS SUPPLEMENT

                           -------------------------

                                  Underwriters

Credit Suisse First Boston                         First Union Securities, Inc.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates will deliver a prospectus supplement and prospectus until March 6, 2001.

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